UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Human Resources
Demographics
Generation
Headcount
Turnover Rate
Performance Reviews
Indeed
PAYCHEX

The Future of Work Is Here

Proxy Statement | 2020

and Notice of Annual Meeting of Stockholders

PAYCHEX®
HR | Payroll | Benefits | Insurance

What It Means To Be Paychex

Our purpose, mission, and values are the guiding principles behind all we do for our clients, coworkers, shareholders, and communities. They’re who we are, what we work toward, and why we succeed as a company.

Our Purpose

We provide our customers the freedom to succeed.

Our Mission

We will be the leading provider of human resource, payroll, retirement, and employee benefit services by being an essential partner with businesses across the U.S. and Northern Europe.

Our Values

We act with uncompromising integrity.

We provide outstanding service and build trusted relationships.

We drive innovation in our products and services and continually improve our processes.

We work in partnership and support each other.

We’re personally accountable and deliver on our commitments.

We treat each other with respect and dignity.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WHEN

Thursday, October 15, 2020

10:00 a.m. Eastern Time

WHERE

Online at

www.virtualshareholdermeeting.com/PAYX2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO
BE HELD ON OCTOBER 15, 2020

Paychex has elected to use the Securities and Exchange Commission’s Notice and Access model, which allows us to make the proxy materials available on the Internet, as the primary means of furnishing proxy materials to stockholders. On or about September 4, 2020, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our proxy materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of proxy materials. Paychex, Inc.’s Proxy Statement and Annual Report for the year ended May 31, 2020 are available at www.proxyvote.com and www.paychex.com/investors.

The principal business of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be:

1. To elect nine nominees to the Board of Directors for a one-year term;

2. To hold an advisory vote to approve named executive officer compensation;

3. To approve and amend the Paychex, Inc. 2002 Stock Incentive Plan;

4. To ratify the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders are cordially invited to attend the Annual Meeting. Due to the public health concerns resulting from the novel coronavirus (“COVID-19”) pandemic, we are holding our Annual Meeting in a virtual format to provide a safe and consistent experience for our stockholders and employees regardless of location. You will not be able to attend the Annual Meeting at a physical location.

Our Annual Meeting will be broadcast as a live webcast accessible at: www.virtualshareholdermeeting.com/PAYX2020. Stockholders of record at the close of business on August 17, 2020 will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. With the nature of our Annual Meeting being virtual, you will be able to vote and ask questions through the webcast by using your 16-digit control number.

For more information about the virtual meeting format, please see the “Frequently Asked Questions” section beginning on page 70 of the proxy statement.

By order of the Board of Directors

Stephanie L. Schaeffer

Corporate Secretary

September 4, 2020

Welcome to the Paychex, Inc. 2020 Annual Meeting

of Stockholders

VOTE YOUR SHARES

HOW TO VOTE

Your vote is very important, and we hope that you will attend the Annual Meeting. You are eligible to vote if you were a stockholder of record at the close of business on August 17, 2020. Please read the proxy statement and vote right away using any of the following methods.

Stockholders of Record:

VOTE BY INTERNET BEFORE OR DURING THE MEETING Visit the website listed on your Notice of Internet Availability of Proxy Materials.	VOTE BY TELEPHONE Call 1-800-690-6903 to vote by phone.	VOTE BY MAIL Sign, date, and return your proxy card in the enclosed envelope (this is only available if you requested a printed copy).

Beneficial Stockholders:

If you are a beneficial stockholder, you will receive instructions from your bank, broker, or other nominee that you must follow in order for your shares to be voted.

Proxy Summary

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the performance of Paychex, Inc. (the “Company” or “Paychex”) for the fiscal year ended May 31, 2020 (“fiscal 2020”), please review the Company’s Annual Report on Form 10-K for fiscal 2020.

Paychex, Inc. 2020 Annual Meeting of Stockholders

October 15, 2020 10:00 a.m., Eastern Time	Virtual Meeting at: www.virtualshareholdermeeting.com/PAYX2020

Meeting Agenda and Voting Matters

Item	Management Proposal	Board Vote Recommendation	Page Reference (for more detail)

Proposal 1	Election of directors for a one-year term	FOR each director nominee	3

Proposal 2	Advisory vote to approve named executive officer compensation	FOR	22

Proposal 3	To approve and amend the Paychex, Inc. 2002 Stock Incentive Plan	FOR	60

Proposal 4	Ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm	FOR	67

Fiscal 2020 Business Highlights

	For the fiscal year ended May 31,

$ in millions, except per share amounts	2020	2019	% Change

Total revenue	$ 4,041	$ 3,773	7%

Operating income	$ 1,461	$ 1,371	7%

Net income	$ 1,098	$ 1,034	6%

Stock price (high/low)(1)	$90.23/$50.39	$87.15/$61.64	4%/(18)%

Stock price as of fiscal year end	$ 72.28	$ 85.79	(16)%

(1)	Based on 52-week high and low sale prices as reported on the Nasdaq Global Select Market as of May 31, 2020 and 2019.

Paychex’s annual results were solid although the fourth quarter ended May 31, 2020, (“fiscal fourth quarter”) was impacted by COVID-19. Paychex has focused on returning value to our stockholders and continued with stockholder-friendly actions during fiscal 2020. The Company currently pays a quarterly dividend of $0.62 per share. The Company continued to repurchase its common stock to offset dilution and in the first quarter of fiscal 2020 repurchased 2.0 million shares for $171.9 million.

Paychex, Inc. 2020 Proxy Statement • 1

Proxy Summary

Pay-for-Performance

Key features of our executive compensation program that tie compensation to the Company’s performance are:

•

A significant portion of annual compensation is “at risk” based on performance. For the President and Chief Executive Officer (“CEO”), 89% of total target compensation is at risk. On average, for other named executive officers (“NEOs”), 77% of their total target compensation is at risk.

•

Variable compensation is comprised of an annual cash incentive program and longer-term equity-based incentives. For the annual cash incentive for fiscal 2020, results of performance measures were below target, resulting in payouts at 51% of target for our CEO and an average of 48% of target for the other NEOs.

For more information on compensation for our NEOs and how it ties to performance, refer to the Compensation Discussion and Analysis and Named Executive Officer Compensation sections of this proxy statement.

Additional Information

Please refer to the Frequently Asked Questions section beginning on page 70 for important information about proxy materials, voting, annual meeting procedures, company documents, communications, and the deadlines to submit stockholder proposals for the 2021 Annual Meeting of Stockholders. Additionally, questions may be directed to Investor Relations at (800) 828-4411 or by written request to 911 Panorama Trail South, Rochester, NY 14625, Attention: Investor Relations. General information regarding the meeting and links to key documents can be found on our Investor Relations web page at www.paychex.com/investors.

Paychex, Inc. 2020 Proxy Statement • 2

Election of Directors

PROXY STATEMENT

Paychex, Inc.

911 Panorama Trail South

Rochester, NY 14625

Paychex, Inc. (“Paychex,” the “Company,” “we,” “our,” or “us”), a Delaware corporation, is furnishing this proxy statement to stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement summarizes information concerning the matters to be presented at the Annual Meeting and related information to help stockholders make an informed vote. Distribution of this proxy statement and a form of proxy to stockholders is scheduled to begin on or about September 4, 2020.

PROPOSAL 1:

ELECTION OF DIRECTORS FOR A ONE-YEAR TERM

What am I voting on?	Voting Recommendation

Stockholders are being asked to elect nine director nominees for a one-year term. This section includes information about the Board and each director nominee.	The Board recommends a vote FOR each of the nine director nominees.

The Board is elected by the stockholders to oversee the overall success of the Company, review its operational and financial capabilities, and periodically assess its long-term strategic objectives. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to stockholders. The Board selects and oversees the members of senior management who are charged by the Board with conducting the day-to-day business of the Company. The Board acts as an advisor to senior management and ultimately monitors management’s performance.

Election Process

The Company’s By-Laws provide for the annual election of directors. The By-Laws provide that each director is elected by a majority of the votes cast for the director at any meeting held for the election of directors at which a quorum is present, and the director is running unopposed. If a nominee that is an incumbent director does not receive a required majority of the votes cast, the director must offer to tender his or her resignation to the Board. The Governance and Compensation Committee (the “G&C Committee”) then considers such offer and will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will consider the G&C Committee’s recommendation and will determine whether to accept such offer. The Board will disclose its decision and the rationale behind it within 90 days of the certification of the election results.

2020 Nominees for Director

There are nine nominees for election as director, as listed on the following pages. Each of the nominees is a current member of the Board. The nine persons listed have been nominated for election to the Board by the Company’s G&C Committee. The nominees, except for Mr. Golisano and Mr. Mucci, are independent under the Nasdaq Stock Market (“Nasdaq”) director independence standards. If elected, each nominee will hold office until

Paychex, Inc. 2020 Proxy Statement • 3

Election of Directors

his or her successor is elected and has qualified or until his or her earlier resignation or removal. We believe that all the nominees will be available to serve as a director. However, if any nominee should become unable to serve, the named proxy holders may exercise discretionary authority to vote for substitute nominees proposed by the Board.

The Board believes that the combination of the various qualifications, skills, and experience of the 2020 director nominees will continue to contribute to an effective and well-functioning Board. We have provided biographical information on each of the nominees. Included within this information, we identify and describe the key experience, qualifications, and skills each director nominee brings to the Board that are important considering our business and structure.

The Board recommends the election of each of the director nominees identified on the following pages.

Unless otherwise directed, the named proxy holders will vote the proxy FOR the election of each of these director nominees.

Summary of Director Nominees

Our Board is composed of accomplished professionals, with diverse areas of expertise, who are well-equipped to oversee the success of the business and effectively represent the interests of stockholders. The G&C Committee believes that all directors should: possess the highest personal and professional ethics; share the values of the Company; have relevant experience; be accomplished in their field; and show innovative and sound business judgment. The Board has identified qualifications, attributes, skills, and experience that are important to be represented on the Board as a whole, in light of the Company’s business and current needs. The Board believes the combination of the various qualifications, attributes, skills, and experience of the director nominees contribute to a well-functioning and effective Board. In addition, the Board voluntarily adopted a diversity search policy to consider the diversity of Board nominees in terms of the factors previously mentioned and other demographic factors.

Paychex, Inc. 2020 Proxy Statement • 4

Election of Directors

B. Thomas Golisano Founder and Chairman of the Board of Paychex, Inc.
Age 78 Director since 1979 Board Committees: • Executive Current Public Company Directorships: • Twinlab Consolidated Holdings, Inc.

Mr. Golisano founded Paychex in 1971 and is Chairman of the Board of the Company. He served as President and CEO of the Company until October 2004. He serves on the board of trustees of the Rochester Institute of Technology. Mr. Golisano serves on the boards of Cognivue, Inc., Twinlab Consolidated Holdings, Inc., PostProcess Technologies, Inc., and Viridi Parente, Inc. and serves as a director of numerous other non-profit organizations and private companies. He is founder and member of the board of trustees of the B. Thomas Golisano Foundation.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Mr. Golisano is qualified to lead the Board due to his relevant executive leadership experience and extensive knowledge of the operations of the Company. These skills were attained through his role of founder and former CEO of Paychex.

Thomas F. Bonadio Founder and Senior Counsel of The Bonadio Group
Age 71 Director since 2017 Board Committees: • Audit • Corporate Development Advisory Current Public Company Directorships: • CurAegis Technologies, Inc.

Mr. Bonadio is the founder and senior counsel of The Bonadio Group, the largest independent provider of accounting, business advisory, and financial services in New York State outside of Manhattan. Mr. Bonadio has experience serving on community organizations and not-for-profit boards, as well as publicly traded boards. He is currently a director and chair of the audit committee for CurAegis Technologies, Inc. He also previously served as a director and audit committee chair for Conceptus, Inc., which is now a wholly owned subsidiary of Bayer AH of Germany.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Mr. Bonadio is qualified to serve as a director of the Company due to his strong background in finance and business, his entrepreneurial experience, and his knowledge of the Certified Public Accountant community. Mr. Bonadio is a successful entrepreneur whose experience building his own business is representative of many clients Paychex serves today. He also brings a high degree of financial literacy obtained from his years in the financial services industry, and his ability to assess financial performance of other companies through the review and understanding of financial statements. This financial expertise is a great benefit to the Board and its committees.

Paychex, Inc. 2020 Proxy Statement • 5

Election of Directors

Joseph G. Doody Former Vice Chairman of Staples, Inc.
Age 68 Director since 2010 Board Committees: • Audit • Investment Current Public Company Directorships: • Casella Waste Systems, Inc. • Virtusa Corporation

Mr. Doody retired from Staples, Inc., an office products company, in September 2017. He previously served as Vice Chairman of Staples, Inc. since February 2014. Prior to that, he served as President, North American Commercial, from January 2013 until February 2014, and President, North American Delivery, from March 2002 to January 2013. Mr. Doody has experience serving on other public boards, including Casella Waste Systems, Inc. and Virtusa Corporation. Mr. Doody is a member of the Foundation Board at The College at Brockport.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Mr. Doody is qualified to serve as a director of the Company due to his significant leadership and international experience. His long tenure in management of a large division of a multinational company enables him to provide our Board with important operational expertise. In addition, his deep knowledge of small- to medium-sized businesses brings a thorough understanding of the risks and opportunities affecting the Company’s clients and potential clients. Mr. Doody also has extensive experience in strategic planning and business development, which allows him to provide valuable input into the Company’s plans for market growth.

David J.S. Flaschen Investor and Advisor
Age 64 Director since 1999 Board Committees: • Audit (Chair) • Investment • Corporate Development Advisory • G&C Current Public Company Directorships: • Informa plc (London Stock Exchange)

Mr. Flaschen is an investor and advisor to a number of private companies providing business, marketing, and information services. From 2005 to 2011, he was a partner with Castanea Partners, a private equity investment firm. Mr. Flaschen is a member of the National Association of Corporate Directors Blue Ribbon Commission on Adaptive Governance for Board Oversight of Disruptive Risks. Mr. Flaschen is also a director/advisor of various private companies. He also serves as a director and member of the audit committee for Informa plc, a Financial Times Stock Exchange 100 public company which is traded on the London Stock Exchange.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Mr. Flaschen is qualified to serve as a director of the Company as a result of his extensive executive experience in information and marketing services. Over the course of his career, Mr. Flaschen has worked internationally with a number of businesses, including Thomson Financial and AC Nielsen. He also brings a high degree of financial literacy obtained from his years in the financial services industry, and his ability to assess financial performance of other companies through review and understanding of financial statements. This financial expertise is a great benefit to the Board and its committees.

Paychex, Inc. 2020 Proxy Statement • 6

Election of Directors

Pamela A. Joseph Chief Executive Officer of Clearent, LLC

Age 61

Director since 2018

(previously served from 2005-2017, reappointed in 2018)

Board Committees:

•  G&C

•  Corporate Development Advisory

•  Investment (Chair)

Current Public Company Directorships:

•  TransUnion (Chair)

•  Adyen N.V. (Euronext)

Ms. Joseph currently serves as the CEO of Clearent, LLC, and as a member of its board. Clearent is a full-service payment-solutions provider and owner-independent software vendor in select vertical markets. She previously served as President, Chief Operating Officer, and Board Member of Total System Services, Inc. (“TSYS”), from May 2016 until September 2017. She was Vice Chair of U.S. Bancorp Payment Services and Chair of Elavon (formerly NOVA Information Systems, Inc.), a wholly owned subsidiary of U.S. Bancorp, from December 2004 until her retirement in June 2015. TSYS offers issuer services and merchant payment acceptance for credit, debit, prepaid, healthcare, and business solutions. U.S. Bancorp Payment Services and Elavon manage and facilitate consumer and corporate card issuing, as well as payment processing. Ms. Joseph also serves as Board Chairperson for TransUnion and as a member of the Board of Directors of Adyen N.V.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Ms. Joseph is qualified to serve as a director of the Company due to her extensive executive experience in the financial services and payment industries. Her wealth of technology experience brings insight to the Board and its committees. In addition, her experience with major acquisitions, board experience with the healthcare services field, and international expansion provides valuable input towards the Company’s growth plans.

Martin Mucci President and Chief Executive Officer of Paychex, Inc.
Age 60 Director since 2010 Board Committees: • Executive (Chair) • Corporate Development Advisory Current Public Company Directorships: • None

Mr. Mucci has served as President and CEO of the Company since September 2010. Mr. Mucci joined the Company in 2002 as Senior Vice President (“SVP”), Operations. Prior to joining Paychex, he held senior level positions with Frontier Communications, a telecommunications company, including President of Telephone Operations and CEO of Frontier Telephone of Rochester, over the course of his 20-year career. Mr. Mucci was a member of the Board of Directors of Cbeyond, Inc. until it was purchased by Birch Communications in July 2014. He is a Trustee Emeritus of St. John Fisher College.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Mr. Mucci is qualified to serve as a director of the Company because he provides day-to-day leadership as the current President and CEO of Paychex, giving him extensive knowledge of the Company, its operations, challenges, and opportunities. In addition, Mr. Mucci’s educational background and senior leadership experience provide him with strong financial literacy.

Paychex, Inc. 2020 Proxy Statement • 7

Election of Directors

Joseph M. Tucci Co-Founder, Co-Chief Executive Officer, and Co-Chairman of GTY Technology Holdings, Inc.
Age 73 Director since 2000 Lead Independent Director Board committees: • G&C (Chair) • Executive Current Public Company Directorships: • Motorola Solutions, Inc. • GTY Technology Holdings, Inc.

Mr. Tucci is the co-founder of GTY Technology Holdings, Inc., a special purpose acquisitions company founded in September 2016, and is a member of the board of directors. He has been Chairman of Bridge Growth Partners, LLC, a private equity firm based in New York, since October 2016. Mr. Tucci was the former Chairman of the Board of Directors and CEO of EMC Corporation (“EMC”), a provider of data-storage systems. He was EMC’s Chairman from January 2006 and CEO from January 2001 until September 2016, when Dell Technologies acquired the company. He was Chairman of the Board of Directors for VMWare, Inc. from 2007 through September 2016. He serves on the Board of Directors of Motorola Solutions, Inc., and on the boards of various academic and community organizations.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Mr. Tucci is qualified to serve as a director of the Company due to his extensive executive leadership experience as CEO of EMC. Mr. Tucci has spent over 40 years in the technology industry in senior roles at large, complex, and global technology companies. His experience leading EMC through a period of dramatic revitalization, growth and market share gains, and new product introductions enables him to share knowledge of the challenges a company faces due to rapid changes in the marketplace.

Joseph M. Velli Retired Financial Services and Technology Executive

Age 62

Director since 2007

Board committees:

•  Investment

•  Executive

•  Corporate Development Advisory (Chair)

•  G&C

Current Public Company Directorships:

•  Computershare Ltd.

    (Australian Stock Exchange)

•  Cognizant Technology Solutions Corp.

•  AssetMark Financial
Holdings

Mr. Velli currently serves on the Board of Directors of Computershare Limited, a global provider of corporate trust, stock transfer, employee share plan, and mortgage servicing services. He serves on the Board of Directors of Cognizant Technology Solutions Corp., a multinational corporation that provides information technology services, including digital, technology, consulting, and operations services. He also serves on the Board of Directors of Foreside Financial Group, a private company in the investment management industry. In May 2020, Mr. Velli was also appointed to the Board of Directors of AssetMark Financial Holdings, Inc., an investment management and consulting firm serving independent financial advisors. Mr. Velli previously served as Senior Executive Vice President of The Bank of New York and as a member of the Senior Policy Committee. During his 22-year tenure with The Bank of New York, Mr. Velli’s responsibilities included heading Global Issuer Services, Global Custody and related Investor Services, Global Liquidity Services, Pension and 401(k) Services, Consumer and Retail Banking, Correspondent Clearing, and Securities Services. Most recently, he served as Chairman and CEO of ConvergEx Group, LLC, a provider of brokerage, software products, and technology services from 2006 to 2013, and continued to serve on the ConvergEx Board until 2014. Mr. Velli served on the Board of Directors of E*TRADE Financial Corporation and E*TRADE Bank until October 2014. Mr. Velli has been a member of the board of trustees for William Paterson University since June 2017. Mr. Velli acts as an advisory council member to Lovell Minnick Partners and, from time to time, he provides advisory services to other private equity firms.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Mr. Velli is qualified to serve as a director of the Company due to his extensive experience with securities servicing, capital markets, business to business, marketing, and mergers and acquisitions matters, as well as his public board experience. He plays a key role in the Board’s discussions of the Company’s investments and liquidity. Mr. Velli has extensive experience with acquisitions and business services, providing valuable insights on potential growth opportunities for the Company.

Paychex, Inc. 2020 Proxy Statement • 8

Election of Directors

Kara Wilson Senior Advisor at KKR & Co. Inc.
Age 50 Director since 2017 Board committees: • Audit • Corporate Development Advisory CurrentPublic Company Directorships: • None

Ms. Wilson currently serves as a Senior Advisor at KKR & Co. Inc., a global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic partners that manage hedge funds. She currently serves on the Board of Directors for Corel Corp, a company with a wide portfolio of software solutions that deliver best-in-class capabilities to knowledge workers worldwide, and KnowBe4, a security awareness computer-based training firm that assists companies in strengthening their security through their employees. She was formerly Chief Marketing Officer at Rubrik, Inc., a cloud data management company, a role she held from June 2017 until May 2019. She has over 20 years of experience in driving go-to-market strategies for large, medium, and hyper-growth start-ups. She has held marketing leadership roles with some of the technology industry’s most influential companies, including Cisco Systems, SAP, SuccessFactors, PeopleSoft/Oracle, Okta, and FireEye, Inc. Prior to Rubrik, from October 2016 to June 2017, Ms. Wilson was Executive Vice President and from August 2013 to June 2017, Chief Marketing Officer of cyber security company FireEye, where she helped launch FireEye’s initial public offering and was responsible for the company’s global marketing initiatives including corporate, product, and technical marketing, global communications, and field enablement.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Ms. Wilson is qualified to serve as a director of the Company due to her extensive experience in driving go-to-market strategies for enterprise technology companies. The Board can leverage Ms. Wilson’s marketing experience to help Paychex with the development and execution of go-to-market strategies to effectively differentiate the Company in a highly competitive and constantly evolving industry. Ms. Wilson has experience at global companies and can provide insight on any expansion of the Company’s global presence.

Paychex, Inc. 2020 Proxy Statement • 9

Director Compensation

DIRECTOR COMPENSATION FOR THE FISCAL YEAR ENDED MAY 31, 2020

Director compensation is recommended by the G&C Committee and approved by the Board annually in July. The Board’s authority cannot be delegated to another party. The Company’s management does not play a role in setting director compensation. The Company compensates the independent directors of the Board using a combination of cash and equity-based compensation. Martin Mucci, President and CEO, receives no compensation for his services as a director. Rather, the compensation received by Mr. Mucci in his role as President and CEO is shown in the Fiscal 2020 Summary Compensation Table, contained in the Named Executive Officer Compensation section of this proxy statement.

The table below presents the total compensation received from the Company by all directors except Mr. Mucci for fiscal year ended May 31, 2020 (“fiscal 2020”).

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards (c)	Option Awards (d)	Total
B. Thomas Golisano	$335,000	$—	$—	$335,000
Thomas F. Bonadio	$107,500	$83,197	$85,316	$276,013
Joseph G. Doody	$107,500	$83,197	$85,316	$276,013
David J.S. Flaschen	$144,250	$83,197	$85,316	$312,763
Pamela A. Joseph	$106,750	$83,197	$85,316	$275,263
Joseph M. Tucci	$122,500	$83,197	$85,316	$291,013
Joseph M. Velli	$118,500	$83,197	$85,316	$287,013
Kara Wilson	$107,500	$83,197	$85,316	$276,013

Fees Earned or Paid in Cash (Column (b))

The amounts reported in this column reflect the annual cash compensation paid to the directors during fiscal 2020, whether or not such fees were deferred. Annual cash compensation for directors is comprised solely of annual retainers, which are paid in quarterly installments. These retainers are paid for participation on the Board with separate retainers for committee membership. In addition to their committee membership retainers, committee chairs (with the exception of the Executive Committee) receive additional retainers in recognition for their time contributed in preparation for committee meetings.

Approved in July 2019 and effective in October 2019, the annual cash retainer applicable to all independent directors was increased from $85,000 to $95,000, and the annual cash retainer for the Audit Committee Chair was increased from $22,000 to $25,000. Mr. Golisano, who is not an independent director, receives an annual retainer of $335,000, for his services as Chairman of the Board, paid in quarterly installments. The Board received competitive market data on director compensation of companies in our compensation peer group (as discussed beginning on page 43, “Peer Group”) from our independent consultants. Based on the G&C Committee’s review of this market data, it increased these annual retainers to better align total compensation for directors to the median of our Peer Group.

Paychex, Inc. 2020 Proxy Statement • 10

Director Compensation

The annual retainers, applicable to all independent directors, in effect for fiscal year 2020 (effective in October 2019) and the fiscal year ended May 31, 2019 (“fiscal 2019”) are as follows:

Compensation Element	2020	2019
Annual cash retainer	$95,000	$85,000
Audit Committee member annual retainer	$10,000	$10,000
G&C Committee member annual retainer	$7,500	$7,500
Investment Committee member annual retainer	$5,000	$5,000
Executive Committee member annual retainer	$5,000	$5,000
Corporate Development Advisory Committee member annual retainer	$5,000	$5,000
Audit Committee Chair annual retainer(1)	$25,000	$22,000
G&C Committee Chair annual retainer(1)	$17,500	$17,500
Corporate Development Advisory Committee Chair annual retainer(1)	$2,000	$2,000
Investment Committee Chair annual retainer(1)	$2,000	$2,000

(1)	The committee chair receives the chair annual retainer in addition to the respective committee member retainer.

Equity Awards: Stock Awards (Column (c)) and Option Awards (Column (d))

The amounts reported in these columns reflect the grant-date fair value of restricted stock awards and stock option awards, respectively, granted to each independent director, and do not reflect whether the recipient has actually received a financial gain from these awards (such as a lapse in the restrictions on a restricted stock award or by exercising stock options). For fiscal 2020, the equity-based compensation structure for independent directors was increased from a total value of approximately $160,000 per director to a total value of approximately $170,000 per director, with approximately 50% awarded in the form of stock options and 50% in the form of restricted stock. The increase for fiscal 2020 was designed to better align total compensation for directors to the median of our Peer Group. In July 2019, all independent directors received an annual equity award under the Paychex, Inc. 2002 Stock Incentive Plan, as amended and restated October 14, 2015 (the “2002 Plan”) as follows:

	Restricted Stock Awards	Option Awards
Grant Date	July 11, 2019	July 11, 2019
Exercise Price	N/A	$85.33
Quantity	975	7,929
Fair Value(1)	$85.33	$10.76
Vesting Schedule	On the first anniversary of the date of grant.	On the first anniversary of the date of grant.
Certain Restrictions	Shares may not be sold during the director’s tenure as a member of the Board, except as necessary to satisfy tax obligations.	N/A
Other(2)	Upon the discretion of the Board, unvested shares may be accelerated in whole or in part for certain events including, but not limited to, director retirement.	Unvested options outstanding upon the retirement of a Board member will be canceled.

(1)

The fair value of restricted stock awards is determined based on the closing price of the underlying common stock on the date of grant. The fair value of stock option awards is determined using a Black-Scholes option pricing model. The assumptions used in determining the July 11, 2019 fair value of $10.76 per share for these stock options were: risk-free interest rate of 2.2%; dividend yield of 3.3%; volatility factor of 0.18; and expected option term life of 8 years.

(2)	Retirement eligibility for this purpose begins at age 55 or older with ten years of service as a member of the Board.

Paychex, Inc. 2020 Proxy Statement • 11

Director Compensation

As of May 31, 2020, each independent director had the following equity awards outstanding:

Director	Restricted Stock Outstanding (Shares)	Stock Options Outstanding (Shares)
Thomas F. Bonadio	975	30,589
Joseph G. Doody	975	36,405
David J.S. Flaschen	975	70,900
Pamela A. Joseph	975	18,730
Joseph M. Tucci	975	97,420
Joseph M. Velli	975	97,420
Kara Wilson	975	26,185

Deferred Compensation Plan

We maintain a non-qualified and unfunded deferred compensation plan in which all independent directors are eligible to participate. Directors may elect to defer up to 100% of their Board cash compensation. The Company does not contribute to this plan. Gains and losses are credited based on the participant’s selection of a variety of designated investment choices, which the participant may change at any time. We do not match any participant deferral or guarantee a certain rate of return. The interest rates earned on these investments are not above-market or preferential. Refer to the Non-Qualified Deferred Compensation table and discussion within the Named Executive Officer Compensation section of this proxy statement for a listing of investment funds available to participants and the annual rates of return on those funds. During fiscal 2020, no independent directors deferred compensation under the plan.

Benefits

We reimburse each director for expenses associated with attendance at Board and committee meetings.

Stock Ownership Guidelines

In July 2019, the G&C Committee recommended and the Board approved stock ownership guidelines for our independent directors with a value of six times his or her annual Board retainer, not including any committee or committee chair retainers. The G&C Committee received competitive market data on director compensation of companies in our Peer Group from our independent consultants and used that data to align the stock ownership guidelines for our independent directors with the median of the Peer Group. The ownership guidelines were established to provide long-term alignment with stockholders’ interests. The independent directors are expected to attain the ownership guideline within five years after the later of first becoming a director or the initial adoption of the increased guideline. Directors must hold underlying stock received through restricted stock awards until their service on the Board is complete, except for those shares sold as necessary to satisfy tax obligations. For the purpose of achieving the ownership guideline, restricted stock awarded to the directors is included. All independent directors are currently compliant with the stock ownership guidelines.

Prohibition on Hedging or Speculating in Company Stock

Directors must adhere to strict standards with regards to trading in Paychex stock. Also, we prohibit directors from hedging Paychex stock. They may not, among other things:

•	speculatively trade in Paychex stock;

•	short sell any securities of the Company; or

•	buy or sell puts or calls on the Company’s securities.

Paychex, Inc. 2020 Proxy Statement • 12

Beneficial Ownership

Pledging of Company Stock

We maintain a pledging policy for all Paychex directors, officers, and employees. Prior to January 2020, a policy was in place that allowed pledging under certain circumstances, but not all. After January 2020, this policy was amended to prohibit new pledging of Company securities for any purpose. Our pledging policy is posted on our website at www.paychex.com/investors.

Subsequent Events

The COVID-19 pandemic began affecting our operations and employees, our clients’ businesses, and the markets we serve during the fourth quarter of fiscal 2020. In conjunction with other cost containment measures taken in response to the adverse impacts on our business, on July 8, 2020, our Board elected to temporarily take a 20% reduction in annual cash retainer fees, not including committee and chair retainers, from July 1, 2020 through December 31, 2020.

BENEFICIAL OWNERSHIP OF PAYCHEX COMMON STOCK

The following table contains information, as of July 31, 2020, on the beneficial ownership of the Company’s common stock by:

•

each principal stockholder known to be a beneficial owner of more than 5% of the Company’s common stock. This includes any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	each director and nominee for director;

•	each of the Company’s NEOs; and

•	all directors, NEOs, and executive officers of the Company as a group.

Under the rules of the Securities and Exchange Commission (“SEC”), “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or disposition power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days by exercise of options. This information is based upon reports filed by such persons with the SEC.

Paychex, Inc. 2020 Proxy Statement • 13

Beneficial Ownership

Name	Amount of Shares Owned(1)	Non-vested Shares of Restricted Stock(2)	Stock Options Exercisable by September 29, 2020(3)	Total Shares Beneficially Owned	Percent of Class
Principal Stockholders:
B. Thomas Golisano(4),(5),(6)
1 Fishers Road
Pittsford, NY 14534	37,843,028	—	—	37,843,028	10.4%
BlackRock Inc.(9)
55 East 52nd Street
New York, NY 10055	34,574,913	—	—	34,574,913	9.5%
Vanguard Group Inc.(10)
PO Box 2600 V26
Valley Forge, PA 19482-2600	27,679,243	—	—	27,679,243	7.6%
Directors:
B. Thomas Golisano(4),(5),(6)	37,843,028	—	—	37,843,028	10.4%
Thomas F. Bonadio	15,242	1,082	30,589	46,913	*	*
Joseph G. Doody(7)	19,614	1,082	36,405	57,101	*	*
David J.S. Flaschen(8)	45,219	1,082	70,900	117,201	*	*
Pamela A. Joseph	6,737	1,082	18,730	26,549	*	*
Martin Mucci	371,710	52,030	1,699,072	2,122,812	*	*
Joseph M. Tucci	50,842	1,082	97,420	149,344	*	*
Joseph M. Velli	40,069	1,082	97,420	138,571	*	*
Kara Wilson	3,221	1,082	26,185	30,488	*	*
Named Executive Officers:
Martin Mucci	371,710	52,030	1,699,072	2,122,812	*	*
Efrain Rivera	95,302	—	259,596	354,898	*	*
Mark A. Bottini	76,756	9,191	434,686	520,633	*	*
John B. Gibson	23,313	21,852	373,354	418,519	*	*
Michael E. Gioja	81,739	9,191	240,016	330,946	*	*
All directors, NEOs, and executive officers of the Company as a group (16 persons)	38,776,446	127,532	3,795,502	42,699,480	11.7%

**	Indicates that percentage is less than 1%.

(1)

This column reflects shares held of record and Company shares owned through a bank, broker, or other holder of record. For executive officers, this also includes shares owned through the Paychex, Inc. 401(k) Incentive Retirement Plan (the “401(k) Plan”).

(2)

This column includes restricted stock awards to independent directors and executive officers that have not yet vested. These non-vested restricted stock awards have voting and dividend rights, and thus are included in beneficial ownership.

(3)

This column includes shares that may be acquired upon exercise of options, which are exercisable on or prior to September 29, 2020. Under SEC rules, shares that may be acquired within 60 days are included in beneficial ownership.

(4)

Included in shares beneficially owned for Mr. Golisano are 278,068 shares owned by the B. Thomas Golisano Foundation, of which Mr. Golisano is a member of the foundation’s eight-member board of trustees. Mr. Golisano disclaims beneficial ownership of these shares, but does share voting and investment power.

(5)

Mr. Golisano has 7,671,875 shares pledged as security. Mr. Golisano’s pledge of these shares has been disclosed since 2007 and, as such, occurred well before the enactment of our new pledging policy in January 2020.

(6)	Included in shares beneficially owned are 56,108 shares held in the name of family members, trusts, or other entities of Mr. Golisano. Mr. Golisano shares voting and investment power of these shares.

(7)	Included in shares beneficially owned are 12,639 shares held in the name of a trust for which Mr. Doody is the trustee and beneficiary. Mr. Doody has sole voting and investment power of these shares.

(8)	Included in shares beneficially owned are 14,707 shares held in the name of family members, trusts, or other entities of Mr. Flaschen. Mr. Flaschen shares voting and investment power of these shares.

(9)

Beneficial ownership is based on information as of June 30, 2020, contained in the Form 13F filed with the SEC on August 14, 2020 by BlackRock, Inc., including notice that it has, along with certain institutional investment managers for which it is the parent holding company, sole voting power as to 30,907,925 shares and sole dispositive power as to 34,574,913 shares.

(10)

Beneficial ownership is based on information as of June 30, 2020, contained in the Form 13F filed with the SEC on August 14, 2020 by Vanguard Group Inc., including notice that it has sole dispositive power as to 26,049,639 shares, shared voting power as to 641,366 shares, and shared dispositive power as to 1,629,604 shares.

Paychex, Inc. 2020 Proxy Statement • 14

Corporate Governance

CORPORATE GOVERNANCE

The Board recognizes the fundamental principle that good corporate governance is critical to organizational success and the protection of stockholder value. As such, the Board has adopted a set of Corporate Governance Guidelines as a statement of principles guiding the Board’s conduct. These principles are intended to be interpreted in the context of all applicable laws and the Company’s Restated Certificate of Incorporation, By-Laws, as amended, and other governing documents. A copy of these guidelines can be found on our website at www.paychex.com/investors.

Board Leadership Structure

The Board’s current leadership structure is comprised of:

•	Chairman of the Board and non-independent director (Mr. Golisano);

•	the President and CEO as a non-independent director (Mr. Mucci);

•	an independent director serving as Lead Independent Director (Mr. Tucci); and

•	Audit, G&C, Corporate Development Advisory, and Investment committees led by independent directors.

The Board believes this structure provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. The Board currently separates the role of Chairman of the Board from the CEO. We believe that the Company is best served by having a Chairman who has in-depth knowledge of the Company’s operations and the industry but is not involved in the day-to-day operations of the Company. Mr. Golisano’s extensive experience as our founder and former CEO qualifies him to lead the Board, particularly as it focuses on strategic risks and opportunities facing the Company.

Our Lead Independent Director has responsibility for conducting regularly scheduled executive sessions of the non-management or independent directors and such other responsibilities as the independent directors may assign. Regularly scheduled executive sessions of the members of the Board, without members of management present, are held at each regularly-scheduled Board meeting. As appropriate, matters presented to the Board by the G&C Committee are reviewed and discussed in executive session by the independent directors.

The Board and its standing committees that meet regularly conduct performance self-evaluations at least annually to assess the qualifications, attributes, skills, and experience represented on the Board and to determine whether the Board and its committees are functioning effectively. The Board has also determined that individual Board member assessments will be conducted annually.

Board Oversight of Risk

One of the most important functions of the Board is oversight of risks inherent in the operation of the Company’s business. Senior management is responsible for the day-to-day management of risks facing the Company. The Board implements its risk oversight function both as a whole and through delegation to Board committees. The Board is responsible for ensuring an appropriate culture of risk management exists within the Company, overseeing the Company’s aggregate risk profile, and monitoring how the Company addresses specific risks. The Board receives regular reports from officers on particular risks to the Company, reviews the Company’s strategic plan, and regularly communicates with its committees.

Paychex, Inc. 2020 Proxy Statement • 15

Corporate Governance

The Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out the risk management function. In general, the committees oversee the following risks:

Committee	Primary Risk Oversight Area

Audit Committee

•  Risk related to financial statement accuracy and reporting;

•  Internal controls;

•  Legal, regulatory, and compliance risks;

•  Information security, technology, privacy and data protection; and

•  Other operational and fraud risks.

Investment Committee	• Risk related to investing activities.

G&C Committee

•  Risks arising from the Company’s compensation policies and practices for all employees and non-employee directors; and

•  Risk related to the governance structure and processes including succession planning, director independence, and related person transactions.

Corporate Development Advisory Committee	• Risk related to the Company’s acquisition opportunities.

The Audit Committee receives quarterly updates from the Company’s Chief Information Security Officer regarding the Company’s cybersecurity risk management program. These updates include a status of current capabilities, ongoing initiatives, as well as the evolving cybersecurity threat landscape.

The G&C Committee regularly reviews the risks and rewards associated with our compensation programs. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. As part of its risk oversight, the G&C Committee conducts an annual assessment of risks arising from the Company’s compensation programs. The G&C Committee reviewed such programs with its independent compensation consultant. The G&C Committee’s assessment included identification of risk with the various forms of compensation, the inherent risk in performance-based compensation metrics, and existing risk mitigation controls. Risk mitigation includes, but is not limited to, the balance of fixed and variable compensation, the balance of short- and long-term compensation, stock ownership guidelines, level of oversight, and controls over financial reporting. Based on this review, the G&C Committee concluded that the Company’s compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Board Meetings and Committees

Our Corporate Governance Guidelines require that our Board meet at least four times per year. The Board held seven meetings in fiscal 2020. To the extent practicable, directors are expected to attend all Board meetings and meetings of the committees on which they serve. During fiscal 2020, the average attendance for the Board and committee meetings was approximately 97%. Each director attended at least 75% or more of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served, where applicable, during fiscal 2020. Directors are expected to attend the Company’s Annual Meetings of Stockholders. All but one of our directors attended the 2019 Annual Meeting of Stockholders. All directors are independent within the meaning of applicable SEC and Nasdaq director independence standards, with the exception of Mr. Golisano and Mr. Mucci.

Paychex, Inc. 2020 Proxy Statement • 16

Corporate Governance

The Board has established five standing committees with the following responsibilities and director assignments:

Audit Committee
Committee Members:(1) David J.S. Flaschen (Chair)(2) Thomas F. Bonadio(2) Joseph G. Doody Kara Wilson 6 Meetings in fiscal 2020

•  Serve as an independent and objective party to monitor the Company’s financial reporting process, internal control system, and financial risk management processes.

•  Review the performance and independence of the Company’s independent accountants and internal audit department.

•  Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditors, and the Board.

•  Review significant risk exposures and processes to monitor, control, and report such exposures, periodically reporting on such information to the Board.

Executive Committee
Committee Members: Martin Mucci (Chair) B. Thomas Golisano Joseph M. Tucci Joseph M. Velli 0 Meetings in fiscal 2020	• Exercise all the powers and authority of the Board, except as limited by law, between Board meetings and when the Board is not in session.

Investment Committee
Committee Members: Pamela A. Joseph (Chair) David J.S. Flaschen Joseph G. Doody Joseph M. Velli 2 Meetings in fiscal 2020

•  Review the Company’s investment policies and strategies, and the performance of the Company’s investment portfolios.

•  Determine that the investment portfolios are managed in compliance with the Company’s established investment policy.

Paychex, Inc. 2020 Proxy Statement • 17

Corporate Governance

Governance and Compensation Committee
Committee Members:(3) Joseph M. Tucci (Chair) David J.S. Flaschen Pamela A. Joseph Joseph M. Velli 3 Meetings in fiscal 2020

•  Evaluate and determine compensation for the CEO and senior executive officers and recommend director compensation to the Board.

•  Provide general oversight with respect to governance of the Board, including periodic review and assessment of corporate governance policies.

•  Evaluate compensation policies to determine if they incentivize risks that are reasonably likely to have a material adverse effect on the Company.

•  Identify, evaluate, and recommend candidates to be nominated for election to the Board.

•  Review annually the independence of directors.

Corporate Development Advisory Committee
Committee Members: Joseph M. Velli (Chair) Thomas F. Bonadio David J.S. Flaschen Pamela A. Joseph Martin Mucci Kara Wilson 2 Meetings in fiscal 2020

•  Review and provide guidance to management and the Board with respect to the Company’s acquisition or divestiture opportunities, as appropriate, and review related strategy.

•  Authority to approve acquisitions or divestitures in accordance with the parameters set by the Board, to the extent permitted by law and the Company’s By-Laws.

(1)

All members of the Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, meet the independence, experience, and other applicable Nasdaq listing requirements and applicable SEC rules regarding independence.

(2)	Mr. Flaschen and Mr. Bonadio each qualify as an “Audit Committee Financial Expert,” as defined by applicable SEC rules.

(3)	All members of the G&C Committee meet the Nasdaq independence criteria for compensation committee members and directors overseeing director nominations.

The Audit, Investment, G&C, and Corporate Development Advisory Committees’ responsibilities are more fully described in each committee’s charter adopted by the Board, which are accessible on the Company’s website at www.paychex.com/investors.

Nomination Process

The G&C Committee is responsible for recommending candidates to the full Board to either fill vacancies or stand for election at each annual meeting of stockholders. The committee follows the Board’s Nomination Policy, which is included in the G&C Committee Charter. The Board has determined that it is necessary for the continued success of the Company to ensure that the Board is composed of individuals having a variety of complementary experience, education, training, and relationships relevant to the then-current needs of the Board and the Company. The Board voluntarily adopted a Board and CEO diversity search policy to ensure the G&C committee considers the diversity of nominees in terms of the factors previously mentioned and other demographic factors. In July 2020, the Board amended the G&C Committee Charter and Nomination Policy to require that initial lists of independent director candidates to fill vacancies on the Board include racially/ethnically and gender diverse candidates and that any third-party search firm will be instructed to include such candidates in the initial lists they prepare.

Paychex, Inc. 2020 Proxy Statement • 18

Corporate Governance

In evaluating candidates for nomination to the Board, including candidates for nomination recommended by a stockholder, the Nomination Policy requires G&C Committee members to consider the contribution that a candidate for nomination would be expected to make to the Board and the Company. This is based upon the current composition and needs of the Board, and the candidate’s demonstrated business judgment, leadership abilities, integrity, prior experience, education, training, relationships, and other factors that the Board determines relevant. When identifying candidates for nomination to fill vacancies created by the expiration of the term of any incumbent director, the Nomination Policy requires G&C Committee members to determine whether such incumbent director is willing to stand for re-election and, if so, to take into consideration the value to the Board and to the Company of their continuity and familiarity with the Company’s business. The Board previously used a third-party search firm to identify director candidates and the G&C Committee is authorized by its charter to continue this practice.

The Nomination Policy requires the G&C Committee to consider candidates for nomination to the Board recommended by any reasonable source, including stockholders. Stockholders who wish to nominate candidates for director must comply with the procedures set forth in the By-Laws, including sending timely notice in writing to the Secretary of the Company that includes the information and disclosure required by the By-Laws. For more information, please see the subheading entitled “How do I submit a proposal for next year’s Annual Meeting?” in the Frequently Asked Questions section beginning on page 70.

Corporate Social Responsibility

Paychex is committed to good corporate citizenship, which is reflected in our company culture and guided by our Paychex values of integrity, service, innovation, partnership, accountability, and respect. Our Board is focused on the long-term sustainability of our business and in July 2020, the G&C Committee added oversight of the Company’s Corporate Social Responsibility (“CSR”) policies and programs to its charter. Our CSR efforts are focused on the following pillars:

Employees	Community	Environment	Ethics
Empowering employees through well-being, inclusion and diversity.	Making a positive impact in our community.	Being good stewards of the earth in everything we do.	Doing business the right way – for ourselves and our customers.
• Total well-being of employees (physical, emotional, and financial health) • Training and development • Inclusion and diversity	• Corporate giving • Employee grass-roots fundraising • Volunteerism	• Improving energy efficiency • Reducing greenhouse gas emissions and carbon footprint • Recycling and eliminating waste	• Good corporate governance practices • Cybersecurity • Physical Security • Code of Ethics • Vendor Code of Conduct

To learn more about our CSR efforts, including additional data and progress toward our goals, please see our CSR report at www.paychex.com/corporate/corporate-responsibility. The inclusion of any website address in this proxy statement does not incorporate by reference the information on or accessible through the website into this proxy statement.

Policy on Transactions with Related Persons

Related persons include our executive officers, directors, director nominees, and holders of more than 5% of the Company’s common stock, as well as their immediate family members. It is generally the Company’s practice to avoid transactions with related persons. However, there may be occasions when a transaction with a related person is in the best interest of the Company. The Company’s policies and procedures for review and approval of related-person transactions appear in the Company’s Standards of Conduct, Conflict of Interest, and Employment of Relatives Standards, which are internally distributed, and in the Company’s Code of Business Ethics and Conduct, which is posted at www.paychex.com/investors.

Paychex, Inc. 2020 Proxy Statement • 19

Corporate Governance

Officers are required to disclose any potential conflicts of interest or related person transactions, which include: certain financial interests in or relationships with any supplier, customer, partner, subcontractor, or competitor; and engaging in any activity that could create the appearance of a conflict of interest, including financial involvement or dealings with employees or representatives of the types of entities listed above. Annually, officers and directors complete a Director’s and Officer’s Questionnaire, within which they provide information regarding whether they or any member of their immediate family had any interest in any actual or proposed transaction with the Company or any of its subsidiaries where the amount involved exceeded $120,000. The individuals are also asked about any other economic relationships that might be conflicts of interest. The responses are reviewed by our Financial Reporting and Legal Departments to determine if a conflict of interest exists related to any such transaction. For officers, the Company’s Chief Financial Officer (“CFO”) oversees the review of such transactions.

Members of the Board are required to disclose to the Chairman of the Board or the Chair of the G&C Committee any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company. This includes engaging in any conduct or activities that would impair the Company’s relationship with any person or entity with which the Company has or proposes to enter into a business or contractual relationship.

The Financial Reporting department annually reviews the Company’s listing of related persons for determination of potential related-person transactions that should be disclosed in the Company’s periodic reports to the SEC or under U.S. generally accepted accounting principles (“GAAP”) and SEC rules or proxy materials under SEC rules. The G&C Committee is required to consider all questions of possible conflicts of interest of Board members and executive officers, including review and approval of transactions of the Company in excess of $120,000 in which a director, executive officer, or an immediate family member of a director or executive officer has an interest. The factors considered by the G&C Committee in their review include: the business objective of the transaction; the individual’s involvement in the transaction; whether the transaction would impact the judgment of the officer or director to act in the best interest of the Company; and any other matters the G&C Committee deems appropriate. For fiscal 2020, no instances of conflict or non-compliance have occurred, and the Company did not identify any transactions with related persons in excess of $120,000. Should a conflict of interest be identified, relevant information and circumstances would be reviewed to determine if action is required relative to continuing the arrangement.

Governance and Compensation Committee Interlocks and Insider Participation

None of the members of the G&C Committee were at any time during fiscal 2020, or at any other time, an officer or employee of the Company. During fiscal 2020, none of the Company’s executive officers served on the board of directors or compensation committee of any other entity that had an executive officer that serves on the Company’s Board or G&C Committee.

No G&C Committee “interlocks,” generally means that no executive officer of our Company:

•

served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity which had an executive officer serving as a member of our G&C Committee;

•	served as a director of another entity which had an executive officer serving as a member of our G&C Committee; or

•

served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity which had an executive officer serving as a director of our Company.

Paychex, Inc. 2020 Proxy Statement • 20

Corporate Governance

Communications with the Board of Directors

The Board has established procedures to enable stockholders and other interested parties to communicate in writing with the Board, including the chair of any standing committee of the Board. Written communications should be clearly marked and mailed to:

Stockholder and Other Interested Parties — Board Communication

Paychex, Inc.

911 Panorama Trail South

Rochester, New York 14625-2396

Attention: Corporate Secretary

In the case of communications intended for committee chairs, the specific committee must be identified. Any such communications that do not identify a standing committee will be forwarded to the Board. The Corporate Secretary will promptly forward all stockholder and other interested party communications to the Board or to the appropriate standing committee of the Board, as the case may be.

CODE OF BUSINESS ETHICS AND CONDUCT

The Company has a Code of Business Ethics and Conduct that applies to all of its directors, officers, and employees. The Company requires all of its directors, officers, and employees to adhere to this code in addressing legal and ethical issues that they encounter in the course of doing their work. This code requires our directors, officers, and employees to avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest. All newly hired employees are required to certify that they have reviewed and understand this code. In addition, each year all employees are reminded of and asked to affirmatively acknowledge their obligation to follow the code. The Code of Business Ethics and Conduct is available for review on the Company’s website at www.paychex.com/investors. The Company intends to disclose any amendment to, or waiver from, a provision of its Code of Business Ethics and Conduct that relates to any element of the code of ethics definition enumerated in Item 406 of Regulation S-K by posting such information on its website at the address specified above.

Paychex, Inc. 2020 Proxy Statement • 21

Say-on-Pay Vote

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

What am I voting on?	Voting Recommendation

Stockholders are being asked to approve, on an advisory basis, the compensation of our NEOs as described in the Compensation Discussion and Analysis (“CD&A”) and the Named Executive Officer Compensation sections of this proxy statement. At the 2019 Annual Meeting of Stockholders, approximately 95% of the total stockholder votes cast were in favor of the Company’s NEO compensation as presented in our 2019 proxy statement.	The Board of Directors recommends a vote FOR the advisory vote approving the NEO compensation, as disclosed in this proxy statement.

We are asking our stockholders to provide advisory approval of the compensation of our NEOs as required by Section 14A of the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders an opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies, and practices as described in this proxy statement. Our stockholders are currently given the opportunity to vote, on a non-binding, advisory basis, on say-on-pay proposals annually, with the next opportunity to vote on such a proposal being the 2021 Annual Meeting of Stockholders. Before you vote, we encourage you to read the CD&A and Named Executive Officer Compensation sections of this proxy statement, which provide detailed information on the Company’s compensation policies and practices, and overall compensation of our NEOs.

Compensation Programs Highlights

Our executive compensation programs are designed to attract, motivate, and retain highly qualified NEOs, who are critical to our success. We strongly believe that our executive compensation — both pay opportunities and pay actually realized — should be tied to Company performance. Under our compensation programs, the NEOs are rewarded for the achievement of specific annual and longer-term strategic and financial goals of the Company. Some key aspects of our compensation programs that you should consider are:

•

NEO compensation is evaluated and determined by our G&C Committee, which is entirely comprised of independent directors. This committee utilizes the services of an independent consultant to advise them on matters of executive compensation.

•

Our executive compensation program is designed to implement core compensation principles, including alignment with stockholders’ interests, long-term value creation, and pay-for-performance. A significant portion of pay is at risk where the amount realized will be dependent on achievement of financial targets or, in the case of certain time-vested equity awards, the value of the Company’s stock.

•	A mix of annual and long-term incentive programs creates a balance between short-term and long-term focus, reducing risk in the compensation programs.

•	Our equity-based, long-term incentive awards include a combination of options, time-based restricted stock awards, and performance-based awards.

In addition, we have responsible compensation practices that ensure consistent leadership and decision-making, certain of which are intended to mitigate risk. These include:

•	Stock ownership guidelines designed to align the directors’ and executives’ long-term financial interests with those of our stockholders.

Paychex, Inc. 2020 Proxy Statement • 22

Say-on-Pay Vote

•	Prohibition of hedging of the Company’s stock for both directors and executive officers.

•	Prohibition of pledging Company stock as collateral.

•	A long-standing insider trading policy.

•

Certain recoupment, non-compete, and other forfeiture provisions within our Annual Officer Performance Incentive Program (the “annual incentive program”) and equity-based compensation agreements. These allow the Company to cancel all or any outstanding portion of equity awards and recoup the gross value of any payouts under the annual incentive program, vested restricted shares, vested performance shares, or profits from exercises of options.

Results of the 2019 Say-on-Pay Vote

At the 2019 Annual Meeting of Stockholders held on October 17, 2019, approximately 95% of the total stockholder votes cast were in favor of the Company’s NEO compensation as presented in our 2019 proxy statement. The G&C Committee considered this favorable outcome and believed it conveyed our stockholders’ support of the committee’s decisions and the existing executive compensation programs. As we evaluated our compensation practices and talent needs throughout fiscal 2020, we remained mindful of the strong support for our compensation policies and practices communicated by our stockholders at the last annual meeting. As a result, the G&C Committee retained the core design of our executive compensation programs as it believes the program continues to attract, retain, and provide appropriate incentive for senior management.

Advisory Vote

The G&C Committee, along with the Board, believe that the policies, procedures, and amounts of compensation discussed here, and described further in this proxy statement, are effective in achieving the desired goals of aligning our executive compensation structure with the interests of our stockholders. To indicate approval of our NEO compensation, a majority of the shares entitled to vote on the proposal must be voted for the proposal in presence or by proxy at the Annual Meeting.

This say-on-pay vote is advisory and therefore is not binding on the Company, the G&C Committee, or our Board. Our Board values the opinions of our stockholders and, to the extent that there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the G&C Committee will evaluate whether actions are necessary to address these concerns.

The Board recommends a vote FOR the proposal to approve the NEO compensation on an advisory basis, as disclosed in this proxy statement.

Paychex, Inc. 2020 Proxy Statement • 23

CD&A

COMPENSATION DISCUSSION AND ANALYSIS

The CD&A provides you with a description of our executive compensation policies and programs, the decisions made by the G&C Committee regarding executive compensation, and the factors contributing to those decisions. This discussion focuses on the compensation of our NEOs for fiscal 2020, who were:

Name	Title

Martin Mucci	President and Chief Executive Officer (principal executive officer)

Efrain Rivera	Senior Vice President, Chief Financial Officer, and Treasurer (principal financial officer)

Mark A. Bottini	Senior Vice President of Sales

John B. Gibson	Senior Vice President of Service

Michael E. Gioja	Senior Vice President of Information Technology and Product Development

Executive Summary

Business and Financial Highlights

Our mission is to be the leading provider of human resource (“HR”), payroll, benefits, and insurance solutions by being an essential partner to small and medium-sized businesses across the U.S. and parts of Europe. We believe that success in this mission will lead to strong, long-term financial performance.

Our executive compensation is tied to financial and operational performance and is intended to drive sustained, long-term increases in stockholder value. Fiscal 2020 was on track to be a solid year, reflecting growth across our business. As we began our fiscal fourth quarter, COVID-19 caused worldwide business shutdowns directly affecting small and medium-sized businesses, which impacted our business sales and financial performance. Since the end of April, we have seen sequential improvement in our key business metrics across our lines of business. Reported financial results for fiscal 2020 and the respective growth percentages compared to fiscal 2019 were as follows:

	For the fiscal year ended May 31,

$ in millions, except per share amounts	2020	2019	% Change(3)

Management Solutions	$2,963	$2,878	3%

PEO and Insurance Solutions(1)	991	814	22%

Total service revenue	3,954	3,692	7%

Interest on funds held for clients	87	81	8%

Total revenue	$4,041	$3,773	7%

Operating income	$1,461	$1,371	7%

Operating income, net of certain items(2)	$1,374	$1,290	7%

Net income	$1,098	$1,034	6%

Adjusted net income(2)	$1,083	$1,028	5%

Diluted earnings per share	$3.04	$2.86	6%

Adjusted diluted earnings per share(2)	$3.00	$2.84	6%

Earnings before interest, taxes, depreciation and amortization (“EBITDA”)(2)	$1,673	$1,554	8%

Operating cash flows	$1,441	$1,272	13%

Paychex, Inc. 2020 Proxy Statement • 24

CD&A

(1)

Professional employer organization (“PEO”) and Insurance Solutions revenue for fiscal 2019 includes the results of Oasis Outsourcing Group Holdings, L.P. (“Oasis”) since its acquisition in December 2018.

(2)

Operating income, net of certain items, adjusted net income, adjusted diluted earnings per share, and EBITDA are not U.S. GAAP measures. Please refer to “Paychex, Inc. Non-GAAP Financial Measures” in Appendix B of this proxy statement for a discussion of these non-GAAP measures and a reconciliation to the most comparable GAAP measures of operating income, net income, and diluted earnings per share. Operating income, net of certain items, is a non-GAAP measure used as one of the performance metrics in the Company’s executive compensation program.

(3)	Percentage changes are calculated based on unrounded numbers.

Fiscal 2020 Actions Related to Long-Term Strategy: The table below discusses fiscal 2020 performance as it relates to the key areas of focus that comprise the Company’s long-term strategy.

Strategy Focus	Fiscal 2020 Summary of Accomplishments

Providing Industry-leading Integrated Technology

We continue to invest significantly in our award-winning Paychex Flex® platform and mobility applications to increase efficiency and functionality for our clients and their employees. In fiscal 2020, we introduced the following new offerings and enhancements to Paychex Flex:

•  Paychex Integrations, which enables users to connect Paychex Flex with some of the world’s leading HR, accounting, point-of-sale, and productivity applications on the market;

•  Smartwatch Solution, which enables users to track time worked via their smartwatch;

•  Pay-on-Demand, which provides participating client employees the option to request access to a portion of earned pay before the scheduled pay date;

•  Real-Time Payments, which provides employers an efficient way to instantly pay their employees for time worked;

•  Help Center, which provides users access to training resources and how-to tutorials in written, video, and tour-like deliverables;

•  Enhancements to Flex Assistant, that provides a user with an in-app learning journey that aligns with their preferences as a verbal, visual, or physical learner and offers written how-to documents, tutorial-style video vignettes, or a guided interactive tour from in-app step-by-step messaging;

•  Document Management was enhanced to add electronic signature capabilities and the ability for customers to run on-demand reports that show the entire process, from initial log-in through signature event;

•  HR Conversations, a new tool that enables managers, employees, and HR staff to collaborate and capture day-to-day interactions; and

•  Other enhancements including, grid entry view capabilities and the ability for employees and administrative users to create a custom dashboard.

Paychex, Inc. 2020 Proxy Statement • 25

CD&A

Strategy Focus	Fiscal 2020 Summary of Accomplishments

Increasing Client Satisfaction

Our flexible service model and technology-enabled service allows us to provide a personalized service experience for our clients and their employees.

During fiscal 2020, we continued to invest in artificial intelligence and machine learning and self-service capabilities to allow clients and their employees easy, intuitive, and flexible service how, when, and where they want it. Within Paychex Flex there is embedded technology to assist clients. The Paychex Flex Intelligence Engine includes the Flex Assistant, a client service chatbot that can answer over 200 commonly asked questions. During fiscal 2020, we continued to expand the questions answered by Flex Assistant. We also introduced enhancements to our Flex Intelligence Engine that allow clients to elect their preference for learning – via written how-to-documents, tutorial-style video vignettes, or a guided interactive tour. At any time, a live Paychex agent is just a click away, with the entire chat conversation available real-time to provide a better, more personalized service experience.

The platform embeds self-service capabilities that empower client employees to manage their HR and benefits information from any location, on any device. These self-service capabilities allow for greater access and convenience for client employees and greater productivity for clients.

During the fourth quarter of fiscal 2020, the economic impacts of COVID-19 and resulting legislation had a significant impact on small businesses. Throughout this challenging time, we provided information, webinars, and tools to help businesses navigate this environment. We issued a comprehensive Paycheck Protection Program payroll report to help small businesses apply for loans under the Coronavirus Aid, Relief, and Economic Security Act. Our HR professionals were proactive in helping clients. Our customer support interactions increased significantly. Through this, our client satisfaction and net promotor scores continued to increase. We ended fiscal 2020 with record levels of client retention exceeding 83% of the client base as of the beginning of the fiscal year.

Expanding our Leadership of HR

We have a comprehensive suite of value-added HR Solutions for our clients and their employees. During fiscal 2020, we continued to expand our offerings with tools such as Document Management and HR Conversations that have allowed clients easier management of a remote workforce. Greater than half of our revenues are from HR and benefits solutions beyond payroll. We are currently the second largest provider of PEO services in the nation.

During COVID-19, our HR and compliance expertise was essential to helping our clients. Our 600+ HR professionals provided HR best practices and recommendations to our clients as they navigated challenging business conditions. In addition, our 200 compliance professionals were in real-time contact with tax agencies and regulators to understand newly enacted laws and regulations, and advocated for our clients’ interests.

Growing our Client Base

We believe there is significant potential to grow within our current target markets. We have invested significantly in new demand generation and sales tools and expanding certain areas of our sales force. We continue to focus on sales productivity with the intent of expanding our market share across all our product lines.

During fiscal 2020, prior to COVID-19, we were showing solid results in both sales and client retention. While COVID-19 did impact sales in the fourth quarter, we still had year-to-date double-digit growth in the mid-market and SurePayroll areas. Through strong retention, our client base has grown from approximately 670,000 clients to greater than 680,000 clients during fiscal 2020.

Engaging in Strategic Acquisitions	In the past, we utilized acquisitions as a means to expand our portfolio, enter new markets or increase our scale. We continue to evaluate and monitor potential acquisitions and will utilize this when the acquisitions are in alignment with our overall strategy. During fiscal 2020, we progressed with the integration of the Oasis acquisition into our business. By the end of fiscal 2020, leadership, sales, and service teams were in place and fully staffed.

Paychex, Inc. 2020 Proxy Statement • 26

CD&A

Return to Stockholders: The value we return to our stockholders is very important to us. During fiscal 2020, we returned over $1 billion to our stockholders through dividends and repurchases of outstanding shares of our common stock.

The Company has returned over $4 billion to stockholders over the past 5 years.

Dividend Payments: We continue to pay substantial dividends to our stockholders. The increase in the quarterly dividend to stockholders in the last three fiscal years was as follows:

	Increase in Quarterly Dividend	Quarterly Dividend Amount	% Change
May 2019	$0.06	$0.62	11%
April 2018	$0.06	$0.56	12%
July 2017	$0.04	$0.50	9%

Share Repurchases: The Board has authorized the repurchase of common stock as follows:

•	$350 million authorized in July 2016, which expired on May 31, 2019; and

•	$400 million authorized in May 2019, which will expire on May 31, 2022.

Shares repurchased over the past three fiscal years were as follows:

(In millions)	Shares Repurchased	Amount
Fiscal 2020	2.0	$171.9
Fiscal 2019	0.7	$ 56.9
Fiscal 2018	2.5	$143.1

Paychex, Inc. 2020 Proxy Statement • 27

CD&A

The following graph shows how a $100 investment in our common stock on May 31, 2015 would have grown to $172 as of May 31, 2020, with dividends reinvested quarterly. The chart also compares the total stockholder return on our common stock to the same investment in the S&P 500 Index over the same period, with dividends reinvested quarterly. For us, this represents a cumulative return of 72%, or approximately 11% on an annualized basis.

For more information about our fiscal 2020 business results, see the section of our fiscal 2020 Annual Report on Form 10-K (“Form 10-K”) titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

How Pay is Tied to Company Performance

Our executive compensation programs are designed to ensure that the interests of our senior leaders are appropriately aligned with those of its stockholders by rewarding performance that meets established business and individual goals. Key features of the program that tie to Company performance are:

•

A significant portion of our NEOs annual compensation is “at risk” based on performance. For fiscal 2020, variable pay represented 89% of total target compensation for our CEO, and 77% of total target compensation on average for our other NEOs.

•

Variable compensation is comprised of an annual cash incentive program and longer-term equity-based incentives. Annual grants of performance shares provide the opportunity for restricted stock to be awarded if pre-established financial goals are met for a two-year performance period. Time-vested stock options and restricted stock awards provide value based on our stock price performance.

•

Target compensation for the annual incentive program and annual grants of performance shares is generally established at the beginning of the performance period by the G&C Committee. NEOs have an opportunity to earn actual compensation that varies from target based on achievement against pre-established performance metrics.

•

Performance targets incorporated into our executive compensation programs include the metrics of new business revenue and service revenue (our measures of business growth) and operating income, net of certain items (our measure of profitability) for our annual performance-based compensation. Operating income, net of certain items is a non-GAAP measure. Refer to Appendix B for a discussion of this measure and a reconciliation to the most comparable GAAP measure of operating income.

•	The financial measures used as performance targets are linked directly to our annual and longer-term strategic business plans that are reviewed and approved by the Board.

Paychex, Inc. 2020 Proxy Statement • 28

CD&A

•

In July 2016, the G&C Committee implemented special Long-Term Incentive Plan (“LTIP”) awards in the form of non-qualified performance-based stock options and performance-based restricted stock. These awards were made to reward the executives for achieving long-term financial goals. The stock options and restricted stock vest after four years based on achievement against goals established for fiscal 2020. These are special awards geared toward this long-term achievement and are not part of the annually recurring awards of long-term, equity-based compensation. The performance metrics for these LTIP awards are service revenue, operating income, net of certain items, and diluted earnings per share.

The pay mix at target for our CEO and the average for other NEOs for fiscal 2020 is displayed below.

The following illustrates the trend in Company performance, based on two of our key financial metrics utilized in performance-based compensation plans, and the total reported compensation of our CEO (excluding the LTIP awards) over the last three years.

(1)

Operating income, net of certain items, is a non-GAAP measure. Refer to the discussion regarding this non-GAAP measure and a reconciliation to the most comparable GAAP measure of operating income in Appendix B.

(2)

CEO total compensation as reflected in this chart is equal to the amounts reported in the Fiscal 2020 Summary Compensation Table included in the Named Executive Officer section of this and prior years’ proxy statements.

Amounts realized in fiscal 2020 related to performance-based compensation programs for fiscal 2020 and prior years included the following:

•

Payouts under the annual incentive program for fiscal 2020 were earned at 51% of target for the CEO and an average of 48% of target for the SVPs. Achievement was measured against financial targets established at the beginning of fiscal 2020.

Paychex, Inc. 2020 Proxy Statement • 29

CD&A

•

The two-year performance period for the annual grants of performance shares granted in July 2018 ended on May 31, 2020. The financial targets were set at the beginning of this two-year period. Achievement against these targets resulted in restricted shares earned at 117% of target.

•

The three-year performance period for Mr. Rivera’s special performance share award granted in September 2017 ended on May 31, 2020. The performance condition specified in the award was achieved and the shares vested in full in July 2020.

•

The four-year performance period for the LTIP performance-based restricted stock awards and non-qualified performance-based stock options granted in July 2016 ended on May 31, 2020. The financial targets were set at the beginning of this four-year period. Achievement against these targets resulted in performance-based restricted stock awards and non-qualified performance-based stock options earned at 115% of target. Board discretion was exercised in determining the achievement pursuant to terms of the 2002 Plan to account for the uncontrollable impacts of COVID-19 on the business during the fiscal fourth quarter. This discretion utilized an approach to exclude the period of COVID-19 and pro rate the payment. See further discussion under the discussion of “Elements of Compensation”, sub-section “Equity-Based Compensation”.

Refer to the section entitled “Elements of Compensation” and the subsections of “Annual Incentive Program” and “Equity-Based Compensation” within this CD&A for a more detailed discussion of variable compensation, performance targets established, and actual results against those targets.

A significant portion of reported compensation is an incentive for future performance and realizable only if the Company meets or exceeds the applicable performance measures or is based on the Company’s stock price performance. Long-term equity-based incentives make up the largest component of pay for the NEOs. For the CEO, Mr. Mucci, this accounts for 72% of his target compensation for fiscal 2020. The main difference between reported compensation in the Fiscal 2020 Summary Compensation Table and compensation realized is in the value of equity awards. In reported compensation, equity awards are included in the year granted at grant-date fair value. The amount that can be realized upon exercise of stock options or vesting of restricted stock awards can differ significantly from the amounts initially reported in the year of grant.

Paychex, Inc. 2020 Proxy Statement • 30

CD&A

The following table illustrates how the equity awards granted to Mr. Mucci in the last three fiscal years were tracking as of May 31, 2020. Values below reflect the impact to the stock price resulting from market volatility associated with COVID-19.

				Intrinsic Value as of May 31, 2020(3)			Increase in Realized and Unrealized Value Since Grant Date
Fiscal Year	Award Type	Value Reported at Grant Date(1)	Value Realized Through May 31, 2020(2)	Vested Shares	Unvested Shares(4)	Total Intrinsic Value Not Yet Realized
2018
	Stock Options	$1,372,685	$—	$2,150,540	$1,075,270	$3,225,809	135%
	Restricted Stock	$940,453	$854,819	$—	$395,878	$395,878	33%
	Performance Shares	$2,353,659	$—	$—	$3,128,543	$3,128,543	33%
2019
	Stock Options	$1,582,257	$—	$163,663	$327,320	$490,983	-69%
	Restricted Stock	$1,046,229	$427,930	$—	$724,968	$724,968	10%
	Performance Shares	$2,618,791	$—	$—	$3,398,264	$3,398,264	30%
2020
	Stock Options	$1,891,759	$—	$—	$—	$—	-100%
	Restricted Stock	$1,249,853	$—	$—	$1,057,095	$1,057,095	-15%
	Performance Shares	$3,148,087	$—	$—	$1,694,084	$1,694,084	-46%

(1)

The value reported at grant date represents the amounts reported in the Fiscal 2020 Summary Compensation Table for the respective fiscal year. These values were reported at grant-date fair value of the award.

(2)

The value realized through May 31, 2020 represents the value realized on stock option exercises or vesting of restricted stock and performance shares. Mr. Mucci has not exercised any stock options granted in fiscal 2018, fiscal 2019, and fiscal 2020. The value reflected for restricted stock is the stock price on the date shares vested multiplied by the number of shares that vested during the period between date of grant and May 31, 2020.

(3)

Intrinsic value not yet realized for stock options is based on the closing stock price of $72.28 per share as of May 31, 2020 less the exercise price for the respective grants. When the option exercise price is greater than the stock closing price, no value is reported. Intrinsic value for restricted stock and performance shares is based on the closing stock price of $72.28 per share as of May 31, 2020 multiplied by the number of shares not yet vested.

(4)	The intrinsic value of unvested shares remains at risk as these awards are currently not exercisable.

Paychex, Inc. 2020 Proxy Statement • 31

CD&A

Highlights of Executive Compensation Practices

The Board maintains governance standards and oversight of our executive compensation policies and practices. The following governance practices were in place during fiscal 2020, and these practices, among other elements of our compensation programs, aid in mitigating risk associated with our compensation programs.

WHAT WE DO	WHAT WE DON’T DO
✓ Pay for performance. A significant portion of executive pay is not guaranteed, but rather tied to key financial metrics that are disclosed to our stockholders.	× No employment agreements. We do not have employment contracts for our NEOs. Employment of all of our executive officers is “at will.”

✓  Mitigate undue risk in compensation programs. The executive compensation program includes features that reduce the possibility of the NEOs, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of longer-term value.

×   No significant perquisites. The benefits our NEOs receive in the form of health insurance, life insurance, and Company matching contributions to the 401(k) Plan are the same benefits generally available to all of our employees.

✓ Balance of short-term and long-term incentives. Our incentive programs are designed to provide an appropriate balance of annual and longer-term incentives.

×   No hedging, pledging, or short sales transactions permitted. Our executive officers, including NEOs, and directors are prohibited from engaging in any hedging, pledging, or other similar types of transactions with respect to the Company’s common stock.

✓  Capped award payouts. Amounts or shares that can be earned under the annual incentive program, as well as under the longer-term performance share and LTIP performance-based stock option and restricted stock awards, are capped.

×   No dividends or dividend equivalents on unearned performance-based awards. Performance share awards and LTIP performance-based restricted stock awards do not earn or pay dividends until the shares are earned.

✓  Stock ownership guidelines. There are restrictions on sales of vested awards until a NEO has attained ownership of the Company’s stock as follows: CEO — six times base salary; SVPs — three times base salary; and Vice Presidents (“VPs”) — two times base salary.

✓  Include double-trigger change in control provisions. Our Change in Control Plan for officers is a “double-trigger” arrangement, requiring change in control and a subsequent termination of employment.

✓  Include recoupment, non-compete, and other forfeiture provisions in our annual incentive program and equity-based compensation agreements. Our annual incentive program and equity-based compensation agreements contain certain recoupment, non-compete, and other forfeiture provisions that will allow the Company to cancel all or any outstanding portion of equity awards and recover the payouts under the annual incentive program, gross value of any vested restricted shares, vested performance shares, or profits from exercises of options.

✓ Utilize an independent compensation consulting firm. The G&C Committee benefits from its utilization of an independent compensation consulting firm, which provides no other services to the Company.

Paychex, Inc. 2020 Proxy Statement • 32

CD&A

Refer to the remainder of this CD&A for a detailed discussion of the overall compensation philosophy, practice, and analysis of elements of the compensation awarded to our NEOs as provided in the Fiscal 2020 Summary Compensation Table, included in the Named Executive Officer Compensation section of this proxy statement.

Elements of Compensation

We use a combination of compensation elements, including base salary, annual incentive program, and equity awards delivered under our 2002 Plan. Each element and the related compensation decisions and results for fiscal 2020 are discussed below.

Summary of Fiscal 2020 Elements of Compensation

Compensation Elements	Salary	Annual Incentive Program	Stock Options	Restricted Stock Awards	Performance Shares(1)
	Fixed	Variable, At-Risk

Recipients	All NEOs

When Granted	Reviewed annually	Annually

Form of Delivery	Cash		Equity

Type of Performance	Short-Term		Long-Term

Performance Period	Ongoing	1 year	Vest ratably over 3 years		2-year performance period followed by 1- year service period(2)

How Payout is Determined	G&C Committee judgment	Quantitative based on achievement against targets; small portion qualitative	Based on stock price on exercise/vest date		Quantitative based on achievement against targets

Performance Metrics	N/A	Service revenue; operating income, net of certain items(3); and annualized new business revenue	N/A		Service revenue; and operating income, net of certain items(3)

(1)	The details for performance shares reflect the terms of the annual performance share awards.

(2)	Mr. Rivera received an award in fiscal 2019 that will vest immediately following the two-year performance period.

(3)	Operating income, net of certain items, is a non-GAAP measure. Refer to Appendix B for a discussion of this measure and a reconciliation to the most comparable U.S. GAAP measure of operating income.

Paychex, Inc. 2020 Proxy Statement • 33

CD&A

Fiscal 2020 Compensation Results

Base Salary

We pay base salary to attract talented executives and to provide a fixed base of cash compensation. Base salaries are reviewed annually. Our practice is to make targeted base salary increases as determined necessary based on performance, market information, and scope of responsibilities. For fiscal 2020, all NEO’s received a base salary increase based on these factors, bringing them closer to the median of our Peer Group.

Annual Incentive Program

The annual incentive program was established to motivate NEOs to meet the financial goals set by the Company as presented to its stockholders, while maintaining alignment with stockholders’ interests. Upon achievement of the minimum eligible performance, payouts under our annual incentive program are determined based upon the satisfaction of certain quantitative and qualitative components.

The quantitative component consists of certain predetermined performance targets, which are established at the beginning of each fiscal year and are typically based on the Board-approved fiscal year financial plan. The targets for payout are established by the G&C Committee with consultation of management. The performance targets established are intended to provide a balance between growing revenue and managing expenses. Once a target is determined, it is set for the year and is normally not changed. For extraordinary circumstances, the G&C Committee reserves the right to apply discretion and make changes.

The qualitative component of the annual incentive program consists of individual-specific qualitative goals established at the beginning of the fiscal year based on functions and responsibilities unique to the individual. The CEO can potentially receive up to 20% of base salary and all other NEOs can potentially receive up to 10% of base salary. The assessment of these goals is subjective and is not always based on quantifiable financial measurements. The G&C Committee may determine, at its sole discretion, whether satisfactory achievement has occurred, regardless of achievement against the pre-established individual goals. At its discretion for fiscal 2020, the G&C Committee individually evaluated each NEO and determined the specific percentage of the qualitative portion to award each NEO as presented on the following page.

The weight given each quantitative performance target is determined by the G&C Committee when the targets are established, and this weight varies for each NEO based on the individual’s position. Each of the performance targets applicable to a NEO’s annual incentive program provide the NEO an opportunity to earn a percentage of their annualized base salary based on achievement at threshold, target, and maximum. The total percentage of base salary for all performance measures that the NEOs have the opportunity to earn are as follows:

	Quantitative Component			Qualitative Component
Position	Threshold	Target	Maximum
CEO	55.0%	130.0%	205.0%	20.0%
SVP-Sales	47.5%	105.0%	162.5%	10.0%
SVP-Other	40.0%	90.0%	140.0%	10.0%

Thresholds are set as the floor with any achievement below threshold resulting in no payout for the respective performance metric. Maximums are set as a ceiling on the amount of payout a NEO can receive for each performance metric. For fiscal 2020, some of the quantitative component percentages of base pay for the CEO and SVPs were changed to better align with our strategic goals. For the CEO, the component percentages of base pay at threshold, target, and maximum increased from 50.0%, 120.0%, and 190.0% to 55.0%, 130.0%, and 205.0%, respectively. For the SVP-Sales, the component percentages of base pay at threshold, target and maximum increased from 45.0%, 100.0%, and 155.0% to 47.5%, 105.0%, and 162.5%, respectively. These changes were based on benchmarking analysis against our Peer Group and made to better align internal pay equity and adjust the compensation to market.

Paychex, Inc. 2020 Proxy Statement • 34

CD&A

The performance metrics for the fiscal 2020 annual incentive program for the NEOs were established as follows:

	Fiscal 2020 Year-over-Year Growth Rates			% of Plan Dollars

Bonus Objectives(1)	Threshold	Target	Maximum	Threshold	Target	Maximum	Achievement as a % of Target
Service revenue	6.1%	10.5%	12.7%	96.0%	100.0%	102.0%	96.9%
Operating income, net of certain items(2)	4.5%	8.9%	11.1%	96.0%	100.0%	102.0%	97.7%
Annualized new business revenue(3)	2.2%	8.8%	11.8%	94.0%	100.0%	102.8%	(4)

(1)

The annual incentive program allows for certain adjustments to metrics as reported in our consolidated financial statements. The acquisition component of service revenue is included up to a maximum of 2% of service revenue at target.

(2)	Operating income, net of certain items, is a non-GAAP measure. Refer to Appendix B for a discussion of this measure and a reconciliation to the most comparable U.S. GAAP measure of operating income.

(3)

Annualized new business revenue is the approximate amount of revenue to be earned over the first twelve-month period, from the sale in the current fiscal year, of certain HR, payroll, and insurance services to new clients and new product sales to existing clients. This measure is not directly calculated from our audited financial statements, as reported service revenue also includes recurring revenue from pre-existing clients. This metric is set to provide incentive for executives to strive to exceed the target, given the relationship to recurring revenue.

(4)	Achievement was below threshold due to impacts of COVID-19 on the business during the fourth quarter.

Each performance objective, along with the target percentage of base salary that can be earned for that metric, and the actual payout percentage is set forth below, in accordance with calculations per the program.

	Mr. Mucci		Mr. Rivera, Mr. Gibson, and Mr. Gioja		Mr. Bottini

Bonus Objectives	% of Base Salary at Target	% of Base Salary Achieved(1)	% of Base Salary at Target	% of Base Salary Achieved(1)	% of Base Salary at Target	% of Base Salary Achieved(1)
Service revenue	37.5%	22.0%	30.0%	18.4%	25.0%	14.3%
Operating income, net of certain items(2)	55.0%	34.9%	35.0%	23.5%	25.0%	17.1%
Annualized new business revenue(3)	37.5%	—%	25.0%	—%	55.0%	—%
Total quantitative annual incentive	130.0%	56.9%	90.0%	41.9%	105.0%	31.4%
Qualitative(4)	20.0%	20.0%	10.0%	10.0%	10.0%	10.0%
Total	150.0%	76.9%	100.0%	51.9%	115.0%	41.4%

(1)

If the actual achievement under a given performance metric is between two thresholds (e.g. between threshold and target or between target and maximum), then the percentage of base salary achieved would be calculated based on a straight-line interpolation of the achievement level above threshold or target, as appropriate, for such performance metric.

(2)	Operating income, net of certain items, is a non-GAAP measure. Refer to Appendix B for a discussion of this measure and a reconciliation to the most comparable U.S. GAAP measure of operating income.

(3)

Annualized new business revenue is the approximate amount of revenue to be earned over the first twelve-month period, from the sale in the current fiscal year, of certain HR, payroll, and insurance services to new clients and new product sales to existing clients. This measure is not directly calculated from our audited financial statements, as reported service revenue also includes recurring revenue from pre-existing clients. This metric is set to provide incentive for executives to strive to exceed the target, given the relationship to recurring revenue.

(4)

The NEOs have an opportunity to earn a percentage of base salary based on individual-specific qualitative goals related to the functions and responsibilities unique to the individual. The G&C Committee may determine, at its sole discretion, whether satisfactory achievement has occurred, regardless of achievement against the pre-established individual goals.

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The actual achievement translated to the incentive payments for our NEOs is as follows:

	Annualized Base Salary(1)	Minimum Potential Payout(2)	Maximum Potential Payout(2)	% of Base Salary Achieved	Actual Incentive Compensation Earned(3)
Martin Mucci	$1,000,000	$—	$2,250,000	76.9%	$768,800
Efrain Rivera	$525,000	$—	$787,500	51.9%	$272,370
Mark A. Bottini	$475,000	$—	$819,375	41.4%	$196,840
John B. Gibson	$500,000	$—	$750,000	51.9%	$259,400
Michael E. Gioja	$500,000	$—	$750,000	51.9%	$259,400

(1)

This represents the NEO’s annualized base salary as of May 31, 2020. It may differ from base salary paid for fiscal 2020 reflected in the Fiscal 2020 Summary Compensation Table, contained in the Named Executive Officer Compensation section of this proxy statement, due to timing of salary increases, start dates, etc.

(2)

These columns represent the range of payout that each NEO has the opportunity to earn. The minimum potential payout indicates that no payout is earned if achievement is below threshold. The maximum potential payout is based on the percentage of base salary that each NEO can earn for maximum achievement.

(3)

Actual incentive compensation earned is calculated as annualized base salary multiplied by the percentage of base salary achieved and is provided in the Fiscal 2020 Summary Compensation Table, contained in the Named Executive Officer Compensation section of this proxy statement.

Equity-Based Compensation

To align our NEOs’ interests with the long-term interests of our stockholders, we grant equity awards under the 2002 Plan. Annual grants of equity awards to the NEOs are approved during the regularly scheduled meeting of the G&C Committee in July after the release of our fiscal year-end earnings and upcoming fiscal year financial guidance. Our trading black-out period normally lifts on the third business day following such release of information. The G&C Committee anticipates continuing its granting practice. The G&C Committee may also grant equity awards to individuals upon hire or promotion to executive officer positions. These equity awards are not granted during any trading black-out periods. Recipients are notified shortly after G&C Committee approval of their grant, noting the number of stock options, shares of restricted stock, target performance shares and goals, the vesting schedule, and exercise price. Any sales restrictions or other terms of the award are also communicated at that time.

Annually, the G&C Committee reviews the NEO compensation of our Peer Group to determine the desired pay range for our officers. See the Compensation Decision Process section later in this CD&A for further information on the Committee’s process for determining total compensation, including equity awards. This review, along with each officer’s individual performance and potential, determine the total compensation. The quantity of equity awards is based on an estimated total value as determined by the G&C Committee in conjunction with their total compensation review and evaluation.

In July 2019, the G&C Committee made an annual equity grant to our NEOs that was a blend of stock options, time-vested restricted stock awards (restricted shares or restricted stock units), and performance stock awards (performance shares or performance stock units). The award value generally was split as follows:

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This annual distribution provides for 80% of the total equity-based compensation value to be performance-based, consistent with the G&C Committee’s total compensation determination. The value delivered may be adjusted by the G&C Committee at its discretion for individual performance and future potential considerations. For our July 2019 annual grants, the G&C Committee determined the estimated total value to be approximately: $6,000,000 for the CEO; $1,350,000 for the CFO; and $1,050,000 for the SVPs. The estimated total value of the equity-based compensation was increased in fiscal 2020 based on benchmarking analysis against our Peer Group and made to better align internal pay equity and adjust the compensation to market.

The following equity-based compensation was granted in July 2019 for all NEOs:

NEO	Performance Shares or Performance Stock Units (at Target)(1)	Stock Option Awards(2)	Time-Based Restricted Shares Awards or Restricted Stock Units(3)
Martin Mucci	39,063	195,228	14,625
Efrain Rivera	8,789	43,926	3,291
Mark A. Bottini	6,836	34,165	2,559
John B. Gibson	6,836	34,165	2,559
Michael E. Gioja	6,836	34,165	2,559

(1)

Performance shares are subject to a two-year performance period and vest in full on the vesting date indicated on the award notice. Retirement eligible executives receive performance share units, which are also subject to a two-year performance period, and upon retirement these units will remain outstanding and vest in accordance with the terms of the award agreement. Retirement eligible means the executive is age 60 or older with 10 or more years of service.

(2)

Stock option awards vest one-third per year over three years and have a term of 10 years. For retirement eligible executives, in the event of retirement on or after the one-year anniversary of the grant date, the next installment scheduled to vest will vest in accordance with the terms of the award agreement. Retirement eligible means the executive is age 60 or older with 10 or more years of service.

(3)

Time-based restricted shares vest one-third per year over three years. Retirement eligible executives receive restricted stock units which also vest one-third per year over three years and upon retirement on or after the one-year anniversary of the grant date, the next installment scheduled to vest will vest in accordance with the terms of the award agreement. Retirement eligible means the executive is age 60 or older with 10 or more years of service.

Performance Stock Awards

Performance stock awards (performance shares or performance stock units) are designed to provide variable compensation that is focused on longer-term results. Annual performance stock awards have a two-year performance period to determine the number of restricted stock awards (restricted shares or restricted stock units) to be issued. The NEO generally must serve for one additional year for the restrictions to lapse. We began using performance stock units and restricted stock units in fiscal 2020 for NEOs who are retirement eligible, which means the NEO is age 60 or older with 10 or more years of service.

The performance targets as approved by the Board are based on service revenue and operating income, net of certain items, as projected in the strategic planning process. The G&C Committee established performance targets intended to be appropriately challenging at all levels, including the threshold level, but attainable with increasing difficulty for each level beyond threshold. The threshold level was expected to be appropriately challenging but achievable under normal circumstances. The target level would be achieved if the Company performed as expected under our strategic plan for the two-year period. The maximum level would be achievable only with exceptional performance.

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The two-year performance period for performance shares granted in July 2018 was completed at the end of fiscal 2020. The shares earned were based on achievement against pre-established targets for the performance period as follows:

Performance Goal ($ In Millions)	Two-Year Performance Targets Established			Actual Achievement
	Threshold	Target	Maximum	($)	% of Target
Service revenue(1)	$6,919	$7,283	$7,502	$7,305	100%
Operating income, net of certain items(2)	$2,452	$2,581	$2,659	$2,626	102%
Percent of plan	95%	100%	103%
Payout as a percent of target	60%	100%	150%		117%

(1)

Service revenue as calculated under the performance share agreement allows for 2% of total service revenue to be delivered from acquisitions during the grant period. Refer to Appendix C for a reconciliation of service revenue as calculated for the performance period to service revenue reported in our consolidated financial statements.

(2)

Operating income, net of certain items, is a non-GAAP measure. In addition, this measure as calculated under the performance share agreement excludes the impact of business acquisitions and other unusual items during the performance period. Refer to Appendix C for a description of this non-GAAP measure and a reconciliation of the amount for the performance period to the most comparable GAAP measure of operating income.

Achievement for service revenue was in line with target, while achievement for operating income, net of certain items, was slightly above target. As a result of their performance against these pre-established goals, in July 2020 our NEOs received restricted shares at a quantity of 117% of the target level. The restrictions on these shares will lapse after an additional one-year service period, with the exception of Mr. Rivera’s whose shares vest upon completion of the performance period. These performance shares, granted in July 2018, were reflected at grant-date fair value in the NEO compensation for fiscal 2019 in the Fiscal 2020 Summary Compensation Table, contained in the Named Executive Officer Compensation section of this proxy statement.

In September 2017, Mr. Rivera was granted a special performance share award with a performance condition that net income exceeded $500 million for each of the fiscal years 2018, 2019, and 2020. This performance condition was met and Mr. Rivera’s award for 21,089 shares vested in full in July 2020.

LTIP Non-Qualified Performance Stock Options and Performance-Based Restricted Stock

In July 2016, the NEOs, received a LTIP award in the form of non-qualified performance stock options and performance-based restricted shares. These stock options and restricted shares vested in July 2020 dependent on achievement against pre-established targets for fiscal 2020. The LTIP was granted to incentivize the executives to work toward achievement of longer-term strategic goals. The performance metrics were service revenue, operating income, net of certain items, and diluted earnings per share and were established based on our long-term strategic plan.

The options and shares earned were based on achievement against pre-established targets for the performance period as follows:

Performance Goal ($ In Millions)	Fiscal 2020 Performance Targets Established			Actual Achievement
	Threshold	Target	Maximum	($)	% of Target
Service revenue	$3,690	$3,844	$4,000	$3,954	103%
Operating income, net of certain items(1)	$1,385	$1,443	$1,480	$1,374	95%
Diluted EPS	$ 2.62	$ 2.72	$ 2.82	$ 3.04	112%
Performance % of Target—Revenue	96%	100%	104%
Performance % of Target—Operating income, net of certain items(1)	96%	100%	103%
Performance % of Target—Diluted EPS	96%	100%	104%
Payout as a percent of target	60%	100%	150%

(1)

Operating income, net of certain items, is a non-GAAP measure. Refer to Appendix B for a description of this non-GAAP measure and a reconciliation of the amount for the performance period to the most comparable U.S. GAAP measure of operating income.

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The LTIP provided for rewards based on our long-term financial performance over the four years ended May 31, 2020. Based on strong operating results through the first 45 months of the performance period ended February 29, 2020, the payout was tracking at 123% of target. In March 2020, the impact of COVID-19 on the U.S. economy, widespread corporate layoffs, and furloughs all negatively impacted the number of client paychecks processed. The result was that both our revenue and profit were negatively impacted beyond the ability of management to respond, causing plan performance to be impacted.

The Company’s 2002 Plan allows for the G&C Committee to exercise discretion to adjust payouts where deemed appropriate for extraordinary, unusual, or non-recurring items and make adjustments to the determination of achievement for performance-based awards. In light of the nature of the negative impact on performance and the strong performance for the first 45 months of the performance period, the G&C Committee, after careful and full deliberation, elected to apply discretion to recognize the success of management prior to February 29, 2020.

The G&C Committee determined it would be appropriate to pro-rate the award and performance period of the LTIP and base achievement on pro-rated results through February 29, 2020. In this manner, the Committee believes that the realized pay of participating executives aligned with our performance up through the start of the COVID-19 pandemic. The payout as a percent of target was pro-rated as follows:

	Fiscal 2020 Forecasted Achievement—Prior to COVID-19

Performance Goal—Prorated Calculation ($ In Millions)	($)	% of Target	Payout %	Weighted Average	Payout Composition
Service revenue	$4,062	106%	150%	40%	60%
Operating income, net of certain items(1)	$1,418	98%	83%	40%	33%
Diluted EPS	$3.13	115%	150%	20%	30%
Subtotal of payout composition					123%
Proration(2)					94%
Payout as a percent of target					115%

(1)

Operating income, net of certain items, is a non-GAAP measure. In addition, this measure as calculated under the performance share agreement excludes the impact of business acquisitions and other unusual items during the performance period. Refer to Appendix B for a description of this non-GAAP measure and a reconciliation of the actual fiscal 2020 amount for the performance period to the most comparable U.S. GAAP measure of operating income.

(2)	Percentage of the performance period up through February 29, 2020 (45 months divided by 48 months = .9375).

Stock Ownership Guidelines

The G&C Committee has established stock ownership guidelines, as follows:

Position	Requirement
CEO	6X base salary
SVPs	3X base salary
VPs	2X base salary

For any awards granted after July 2011, there are restrictions on sales of such vested awards until the officer has attained the applicable stock ownership level. The ownership guidelines were established to provide long-term alignment with stockholders’ interests. For the purposes of achieving the ownership guidelines, unvested restricted stock awarded to the executive officers is included. All officers are currently compliant with the guidelines.

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Prohibition on Hedging or Speculating in Company Stock

NEOs, along with all employees, of the Company must also adhere to strict standards with regards to trading in Paychex stock. Also, we prohibit executive officers from hedging Paychex stock. They may not, among other things:

•	speculatively trade in the Company’s stock;

•	short sell any securities of the Company; or

•	buy or sell puts or calls on the Company’s securities.

Pledging of Company Stock

We maintain a pledging policy for all Paychex directors, officers, and employees. Prior to January 2020, a policy was in place that allowed pledging under certain circumstances, but not all. After January 2020, this policy was amended to prohibit new pledging of Company securities for any purpose. Our pledging policy is posted on our website at www.paychex.com/investors.

Recoupment, Non-Compete, and Other Forfeiture Provisions

We retain the right to claw back any incentive payment or award under any policy adopted by the Company implementing Section 10D of the Exchange Act and any regulations promulgated or national securities exchange listing conditions adopted with respect thereto. In the annual incentive program, we retain the right to recoup all or a portion of the payouts made under the annual incentive program if those payouts were based on financial statements that are subsequently subject to restatement and where fraud or misconduct was involved. We will, to the extent permitted by governing law, require reimbursement of a portion of any compensation received where:

•	the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement;

•	the participant engaged in fraud or misconduct that caused or partially caused the need for the substantial restatement; and

•	a lower payment would have been made based upon the restated financial results.

In each such instance, we will, to the extent practicable, seek to recover the amount by which the individual participant’s compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results, plus a reasonable rate of interest.

Our equity-based compensation agreements state that following termination of employment, certain benefits (including equity-based compensation) will be forfeited if the NEO engages in activities adverse to the Company. These activities include:

•	competition with the Company during a specified period after termination of employment;

•	solicitation of the Company’s clients or employees during a specified period after termination of employment;

•	breach of confidentiality either during or after employment; or

•	engaging in conduct which is detrimental to the Company during the NEO’s employment with the Company.

Should any of these activities occur, we may cancel all or any outstanding portion of the equity awards subject to this provision and recover the gross value of any vested restricted stock awards and vested performance stock awards, including all dividends and dividend equivalents. In the case of non-qualified stock options, we may suspend the NEO’s right to exercise the option and/or may declare the option forfeited. In addition, we may seek to recover all profits from certain prior exercises as liquidated damages and pursue other available legal remedies.

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Perquisites

Our NEOs receive benefits in the form of vacation, health insurance, life insurance, Company matching contributions to the 401(k) Plan when such contributions are in effect, and other benefits, which are generally available to all our employees. We do not provide our NEOs with pension arrangements, post-retirement health coverage, or other similar benefits, with the exception of access to a non-qualified and unfunded deferred compensation plan.

Deferred Compensation

We offer a non-qualified and unfunded deferred compensation plan to our NEOs. The deferred compensation plan is intended to supplement the NEO’s 401(k) Plan account. Due to limitations on the 401(k) Plan accounts placed by the Internal Revenue Service, this plan allows for further savings toward retirement for the NEOs and functions similarly to the 401(k) Plan account. Refer to the Non-Qualified Deferred Compensation discussion included in the Named Executive Officer Compensation section of this proxy statement for more information on how our deferred compensation plan functions.

Change in Control Plan

Executives of the Company are covered by a Change in Control Plan. Upon involuntary termination by the Company without cause or a voluntary termination by the participant for good reason, within 12 months following a change in control, the executive becomes entitled to certain severance benefits. Such severance benefits are conditioned upon the execution of a general release in favor of the Company.

Cause means the participant’s dereliction of duty to the Company, conviction for a felony, or willful misconduct that has a substantial adverse effect on the Company. Good reason means a significant change to the duties, authority, or position that were assigned immediately before the change in control including: the reduction in or removal of any material duties, authority, or position within the Company; assignment of duties inconsistent with the participant’s position, authorities, or responsibilities; material reduction to base salary, annual incentive, or other elements of total compensation; relocation of the participant’s principal workplace to an area outside of a 50-mile-radius, or the failure of a successor company to assume or adopt the Change in Control Plan. Refer to the Potential Payments upon Termination or Change in Control discussion within the Named Executive Office Compensation section of this proxy statement for further information.

Compensation Decision Process

Role of the Compensation Consultant

As outlined in its charter, the G&C Committee has the authority to retain consultants and advisers, at the Company’s expense, to assist in the discharge of the committee’s duties. The G&C Committee can retain and dismiss such consultants and advisers at any time. The consultants report directly to the committee and have direct access to the committee through the G&C Committee’s Chair. The G&C Committee requires that any consultant it retains cannot be utilized by management for other purposes. Although management, particularly the VP of Human Resources and Organizational Development, may work closely with the consultant, the consultant is ultimately accountable to the G&C Committee on matters related to executive compensation.

The G&C Committee retains the services of Steven Hall & Partners (“Steven Hall”) as its independent compensation consultant. Steven Hall has not provided any other services to the Company prior to or subsequent to being retained as the compensation consultant to the G&C Committee. The G&C Committee was solely responsible for the decision to retain Steven Hall as its consultant. Steven Hall advises the G&C Committee on matters of NEO compensation, assists with analysis and research, and provides updates on evolving best practices in compensation. While Steven Hall may express an opinion on compensation matters, the G&C Committee is solely responsible for setting the type and amount of compensation for NEOs.

The G&C Committee recognizes that it is essential to receive objective advice from its compensation consultant. The G&C Committee closely examines the procedures and safeguards that Steven Hall takes to ensure that the compensation consulting services are objective. The G&C Committee has assessed the independence of Steven

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Hall pursuant to SEC rules and concluded that Steven Hall’s work for the G&C Committee does not raise any conflict of interest. In making this assessment, the following factors were taken into consideration:

•	that the compensation consultant reports directly to the G&C Committee, and the G&C Committee has the sole power to terminate or replace its compensation consultant at any time;

•	the compensation consultant does not provide any other services to the Company;

•	whether aggregate fees paid by the Company to the compensation consultant, as a percentage of the total revenue of the compensation consultant, are material to the compensation consultant;

•	the compensation consultant’s policies and procedures designed to prevent conflicts of interest;

•	any business or personal relationships between the compensation consultant, on one hand, and any member of the G&C Committee or executive officer, on the other hand; and

•	whether the compensation consultant owns any shares of the Company’s stock.

Role of Governance and Compensation Committee and Management

As part of the G&C Committee’s responsibility to evaluate and determine NEO compensation, on an annual basis the G&C Committee:

•	reviews the companies in our Peer Group for any changes;

•	reviews base salaries for adjustments, if any;

•	establishes and approves the performance targets and payouts under incentive-based programs and awards; and

•	grants equity awards under our 2002 Plan.

The G&C Committee continues to review each of the elements of compensation annually to ensure that compensation is appropriate and competitive to attract and retain a high-performing executive team. The G&C Committee targets to maintain performance-based pay as a percentage of total target compensation of over 70% for the CEO and over 60% for the other NEOs. Additionally, the G&C Committee targets the value of long-term compensation to be approximately 70% for the CEO and 50% for the other NEOs.

The G&C Committee, in making its decisions, targets an equitable mix of compensation. It utilizes various sources of information to evaluate our NEO compensation, including, but not limited to:

•	compensation consultant reports and analysis;

•	benchmarking information with NEOs at Peer Group companies for all compensation elements; and

•

internal management reports including a three-year history of total compensation for all officers and a summary for the upcoming fiscal year of total cash compensation and equity awards for all officers.

The G&C Committee strives for our NEOs’ compensation to be in line with our Peer Group. The information provided by the compensation consultant indicates whether our compensation package, if target performance is achieved, is comparable to the median compensation of our Peer Group, given current competitive practices, overall best practices, and other compensation and benefit trends.

Management reports are used to evaluate compensation recommendations and the impact to total compensation for each individual. They are also used to view a complete picture of the trend of compensation to executive officers, both as a team and as individuals. This facilitates discussion that more accurately details individual officer compensation, noting differences that reflect officer tenure, performance, and position in the management structure.

The G&C Committee uses these management updates along with peer information, where available, as tools to evaluate executive compensation. This information is reviewed in a subjective manner. There is no implied direct or formulaic linkage between peer information and the G&C Committee’s compensation decisions.

Our CEO and our VP of Human Resources and Organizational Development provide recommendations to the G&C Committee on design elements for compensation. These individuals, and from time to time invited guests including

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other officers, will attend the meetings of the G&C Committee to present and respond to questions on current or proposed plan design. Annually, our CEO reviews achievement of the recently completed fiscal year’s plan and presents recommendations regarding: salary for each of the NEOs (other than himself), the upcoming fiscal year’s annual incentive program structure, and equity awards. Management is excluded from executive sessions of the G&C Committee where final decisions on compensation are made, particularly those on our CEO’s performance and compensation. Executive sessions occur at each meeting of the G&C Committee.

Peer Group

In addition to many other factors that affect compensation decisions, the G&C Committee takes into account the compensation practices of our Peer Group, where available, in formulating our compensation program. The G&C Committee assesses total compensation at the median of the Peer Group, even though Paychex performs above the median of its Peer Group in certain financial categories as shown in the charts that follow. Peer Group comparisons were available for the positions of CEO and CFO, and both Mr. Mucci and Mr. Rivera have total compensation that falls below the median total compensation of the Peer Group. For the remaining NEOs, compensation was compared to the average NEO compensation, excluding the CEO and CFO positions, for the Peer Group. These results were below the median total compensation of our Peer Group. Peer Group benchmarking is not the sole determining factor in the G&C Committee’s decisions on compensation, and the G&C Committee reserves the discretion to adjust compensation based on other factors as previously discussed. The Peer Group companies are not necessarily limited to the markets in which Paychex does business. The Peer Group companies were selected based upon the following criteria: comparable business model, company size including revenues and earnings, executive talent sources, competition for investor capital, companies considered by our investors to be our peers, and overall reasonableness. The Peer Group is comprised of the following industries or segments: a direct competitor in the HCM industry, financial transaction management companies, and business services and outsourcing companies.

Our Peer Group used for evaluating executive compensation for fiscal 2020 consisted of the following companies:

Peer Group
Alliance Data Systems Corporation	IHS Markit, Ltd.
Automatic Data Processing, Inc.	Intuit Inc.
Broadridge Financial Solutions, Inc.	Moody’s Corporation
The Dun & Bradstreet Corporation	TD AMERITRADE Holding Corporation
Equifax, Inc.	Total System Services, Inc.
Fiserv, Inc.	The Western Union Company
Global Payments Inc.	Worldpay, Inc.
H&R Block, Inc.

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(1)	Based on the most recent completed fiscal year for each company in the Peer Group.

The G&C Committee annually reviews and approves the selection of Peer Group companies, adjusting the group from year to year based upon our business and changes in the Peer Group companies’ business or the comparability of their metrics. The Peer Group may also be adjusted in the event of mergers, acquisitions, or other significant economic changes. The Peer Group was adjusted for fiscal 2020. DST Systems, Inc. and Robert Half International, Inc. were removed and replaced with IHS Markit Ltd. and Worldpay, Inc., as they are more closely aligned with our business.

CEO Compensation

It is the responsibility of the G&C Committee to evaluate Mr. Mucci’s performance annually and determine his total compensation. Mr. Mucci receives compensation based on his leadership role and the overall performance of the Company. Mr. Mucci’s compensation for fiscal 2020 as reflected in the Fiscal 2020 Summary Compensation Table, included in the Named Executive Officer Compensation section of this proxy statement, is as follows:

•	Base salary of $1,000,000. The increase in base salary was based on benchmarking analysis performed to bring him more in line with the median of our Peer Group;

•	Payout under the annual incentive program at 51% of target; and

•

Annual equity award grants comprised of 39,063 performance stock units at target, 195,228 stock options with vesting pro-rata over three years, and 14,625 shares of time-based restricted stock units with vesting pro-rata over three years.

Mr. Mucci’s total compensation for fiscal 2020 remained below the median when compared to that of the CEOs within our Peer Group.

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Mr. Mucci, our CEO, to the annual total compensation of our median employee. These rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. Taking into consideration our acquisition of Oasis in December 2018 and due to a job promotion, we did not use the same median employee for fiscal 2020 as we did for fiscal 2019 and fiscal 2018.

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To identify the median employee for fiscal 2020, we took the following steps:

•	We identified the median employee by examining the previous 12-month period of total cash compensation for all U.S. employees, excluding our CEO, who were employed by us on March 1, 2020.

•

We included all U.S. employees, whether employed on a full-time, part-time or seasonal basis. As of March 1, 2020, the Company had approximately 15,300 employees, not including the CEO. This also excludes 174 employees located in Germany, 147 employees located in Denmark, and 218 employees located in India, as permitted by the SEC’s de minimis exemption. We did not make any assumptions, adjustments, or estimates with respect to the total cash compensation, and we did annualize the compensation for any full-time employees that were not employed by us for all of the previous 12-month period. We believe the use of total cash compensation for all U.S. employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to U.S. employees. Approximately 14% of our employees received annual equity awards as of March 1, 2020.

•

We calculated annual total compensation for fiscal 2020 for the median employee using the same methodology we use for our NEOs as set forth in the Fiscal 2020 Summary Compensation Table later in this proxy statement.

The table below sets forth comparative information regarding: (A) the total compensation of our CEO for fiscal 2020; (B) the median of the total annual compensation of all other employees of the Company, excluding our non-U.S. employees and CEO, for fiscal 2020; and (C) the ratio of the CEO total annual compensation to the median of the total annual compensation of all other employees, excluding the non-U.S. employees and CEO:

Mr. Mucci, our CEO, total annual compensation (A)	$8,068,717

Median employee total annual compensation, excluding non-U.S. employees and CEO (B)	$ 59,642

Ratio of CEO to median employee compensation (C)	135:1

Subsequent Events

The COVID-19 pandemic began affecting our operations and employees, our clients’ businesses, and the markets we serve during our fourth quarter of fiscal 2020. In conjunction with other cost containment measures taken in response to the adverse impacts on our business, on June 18, 2020, our CEO and other NEOs elected to reduce their salaries for the fiscal year ending May 31, 2021 (“fiscal 2021”) by 20% from July 1, 2020 through December 31, 2020.

Impact of the Internal Revenue Code

Section 162(m) generally limits the deductibility of compensation for “covered employees,” which include our NEOs, to $1,000,000 per year. The G&C Committee reserves the right to award compensation that is not fully deductible under Section  162(m).

The Governance and Compensation Committee Report

The G&C Committee has reviewed and discussed the Compensation Discussion and Analysis included in the proxy statement with management. Based on such review and discussion, the G&C Committee recommends to the Board that the Compensation Discussion and Analysis be included in the proxy statement and the Company’s Form 10-K for fiscal 2020.

The Governance and Compensation Committee:

        Joseph M. Tucci, Chair

        David J. S. Flaschen

        Pamela A. Joseph

        Joseph M. Velli

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NEO Compensation

NAMED EXECUTIVE OFFICER COMPENSATION

FISCAL 2020 SUMMARY COMPENSATION TABLE

The table below presents the total compensation for each of the NEOs.

Name and Principal Position (a)	Fiscal Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)	Option Awards (f)	Non-Equity Incentive Plan Compensation (g)	All Other Compensation (h)	Total (i)
Martin Mucci President and CEO	2020	$992,885	$ —	$4,397,940	$1,891,759	$ 768,800	$17,333	$8,068,717
	2019	$950,000	$ —	$3,665,020	$1,582,257	$1,716,175	$17,068	$7,930,520
	2018	$950,000	$ —	$3,294,113	$1,372,685	$1,106,750	$12,616	$6,736,164
Efrain Rivera Senior Vice President, CFO, and Treasurer	2020	$521,442	$ —	$989,555	$425,643	$ 272,370	$12,797	$2,221,807
	2019	$500,000	$ —	$863,503	$372,661	$ 655,650	$12,722	$2,404,536
	2018	$500,000	$ —	$1,935,277	$351,219	$ 441,900	$ 9,020	$3,237,416
Mark A. Bottini Senior Vice President of Sales	2020	$471,442	$62,560	$769,605	$331,059	$ 196,840	$14,054	$1,845,560
	2019	$450,000	$ —	$647,414	$279,496	$ 573,660	$13,712	$1,964,282
	2018	$450,000	$ —	$632,164	$263,418	$ 321,480	$11,592	$1,678,654
John B. Gibson Senior Vice President of Service	2020	$492,885	$ —	$769,605	$331,059	$ 259,400	$12,481	$1,865,430
	2019	$450,000	$ —	$647,414	$279,496	$ 590,085	$13,135	$1,980,130
	2018	$446,154	$ —	$632,164	$263,418	$ 397,710	$10,798	$1,750,244
Michael E. Gioja Senior Vice President of Information Technology and Product Development	2020	$496,442	$ —	$769,605	$331,059	$ 259,400	$10,150	$1,866,656
	2019	$471,442	$ —	$647,414	$279,496	$ 622,868	$11,231	$2,032,451
	2018	$450,000	$ —	$632,164	$263,418	$ 397,710	$10,108	$1,753,400

Salary (Column (c))

The amounts reported in this column reflect the base salary paid to the NEOs during the fiscal year.

Bonus (Column (d))

The amount reported in this column reflects a discretionary bonus of $62,560 paid to Mr. Bottini for fiscal 2020 to align his total payout with other SVPs due to the significant impact of COVID-19 on sales results in the fourth quarter which impacted his non-equity incentive compensation. Refer to the discussion in the CD&A “Elements of Compensation” subsection “Annual Incentive Program” for additional information.

Stock Awards (Column (e))

The amounts in this column include the grant date fair value of time-based restricted stock awards, restricted stock units, and performance stock awards granted during the respective fiscal year, and do not reflect whether the recipient has actually realized a financial gain from such awards (such as lapse in the restrictions on a restricted stock award).

Paychex, Inc. 2020 Proxy Statement • 46

NEO Compensation

Time-Based Restricted Stock Awards

The fair value of the time-based restricted stock awards (restricted shares or restricted stock units) is determined based on the closing price of the underlying common stock on the date of grant. The resulting fair values were $85.46 per share, $69.54 per share, and $57.24 per share for the restricted stock awards granted annually in July of fiscal 2020, 2019, and 2018, respectively. Refer to the Grants of Plan-Based Awards for Fiscal 2020 table included in this proxy statement for further information on restricted stock awards granted in fiscal 2020.

Performance Stock Awards

Performance stock awards (performance shares and performance stock units) are reflected in the Fiscal 2020 Summary Compensation Table assuming target achievement. The grant date fair value of these awards at target achievement and at maximum achievement is as follows:

	Fiscal 2020		Fiscal 2019		Fiscal 2018

	Target	Maximum	Target	Maximum	Target	Maximum
Martin Mucci	$3,148,087	$4,722,131	$2,618,791	$3,928,187	$2,353,659	$3,530,489
Efrain Rivera(1)	$708,306	$1,062,458	$863,503	$1,295,254	$602,230	$903,345
Mark A. Bottini	$550,913	$826,370	$462,577	$693,865	$451,686	$677,529
John B. Gibson	$550,913	$826,370	$462,577	$693,865	$451,686	$677,529
Michael E. Gioja	$550,913	$826,370	$462,577	$693,865	$451,686	$677,529

(1)

For Mr. Rivera, the fiscal 2018 amounts reflect his annual performance share grant in July 2017. It does not include his one-time performance share grant in September 2017 as target achievement is equal to maximum achievement for that award, which allows for 21,089 shares to be earned upon target achievement.

The annual performance stock awards have a two-year performance period, followed by an additional year of service required. The fair value of these awards is determined based on the closing price of the underlying common stock on the date of grant, adjusted for the present value of expected dividends over the performance period, as dividends are not earned during the two-year performance period. The resulting fair values were $80.59 per share, $65.17 per share, and $53.29 per share for performance stock awards granted in fiscal 2020, 2019, and 2018, respectively.

In addition to his annual award of performance shares in July 2017, Mr. Rivera received a special, one-time award of performance shares in September 2017 with a three-year performance period. The fair value for this one-time award was determined in the same manner as the annual award of performance shares and had a resulting fair value of $51.80 per share.

Paychex, Inc. 2020 Proxy Statement • 47

NEO Compensation

Option Awards (Column (f))

The amounts in this column reflect the grant date fair value for stock options granted during the respective fiscal years and do not reflect whether the recipient has actually realized a financial gain from such awards (such as by exercising stock options).

The fair values for the annual grants of time-vested stock options were determined using a Black-Scholes option pricing model. The assumptions and resulting per share fair value for option grants included in the amounts disclosed are as follows:

	July	July	July

	2019	2018	2017

Risk-Free Interest Rate	2.0%	2.9%	2.1%

Dividend Yield	3.3%	3.5%	3.4%

Volatility Factor	0.18	0.18	0.17

Expected Option Term Life in Years	6.0	6.0	6.0

Fair Value	$9.69	$8.83	$6.40

Non-Equity Incentive Plan Compensation (Column (g))

The amounts in this column are the amounts earned under the annual incentive program. These amounts were paid in July following the applicable fiscal year end. Refer to the discussion in the CD&A “Elements of Compensation” subsection “Annual Incentive Program” for information on performance targets and achievement against those targets to determine the amount earned under this program for fiscal 2020.

All Other Compensation (Column (h))

The amounts reported in this column reflect the Company matching contributions under the 401(k) Plan.

Paychex, Inc. 2020 Proxy Statement • 48

NEO Compensation

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2020

The table below presents estimated possible payouts under the Company’s annual incentive program for fiscal 2020 based on achievement of performance objectives at various levels for the Company and individual NEOs. It also summarizes equity awards granted during fiscal 2020 to each of the NEOs. This information does not set forth the actual payout awarded to the NEOs for fiscal 2020.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (j)	All Other Option Awards: Number of Securities Underlying Options (#) (k)	Exercise or Base Price of Option Awards ($/Sh) (l)	Grant- Date Fair Value of Stock and Option Awards ($) (m)
Name (a)	Grant Type (b)	Grant Date (c)	Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)
Martin Mucci(1)	Annual Incentive Program	7/10/2019	$750,000	$1,500,000	$2,250,000
	Restricted Stock	7/10/2019							14,625			$1,249,853
	Performance Stock	7/10/2019				23,438	39,063	58,595				$3,148,087
	Stock Options	7/10/2019								195,228	$85.46	$1,891,759
Efrain Rivera(1)	Annual Incentive Program	7/10/2019	$262,500	$525,000	$787,500
	Restricted Stock	7/10/2019							3,291			$281,249
	Performance Stock	7/10/2019				5,273	8,789	13,184				$708,306
	Stock Options	7/10/2019								43,926	$85.46	$425,643
Mark A. Bottini(1)	Annual Incentive Program	7/10/2019	$273,125	$546,250	$819,375
	Restricted Stock	7/10/2019							2,559			$218,692
	Performance Stock	7/10/2019				4,102	6,836	10,254				$550,913
	Stock Options	7/10/2019								34,165	$85.46	$331,059
John B. Gibson	Annual Incentive Program	7/10/2019	$250,000	$500,000	$750,000
	Restricted Stock	7/10/2019							2,559			$218,692
	Performance Stock	7/10/2019				4,102	6,836	10,254				$550,913
	Stock Options	7/10/2019								34,165	$85.46	$331,059
Michael E. Gioja(1)	Annual Incentive Program	7/10/2019	$250,000	$500,000	$750,000
	Restricted Stock	7/10/2019							2,559			$218,692
	Performance Stock	7/10/2019				4,102	6,836	10,254				$550,913
	Stock Options	7/10/2019								34,165	$85.46	$331,059

(1)	NEOs deemed retirement eligible with respect to July 2019 grants, subject to the Company’s age and service requirements.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

(Columns (d), (e), and (f))

The amounts in these columns consist of possible payouts under our annual incentive program for fiscal 2020. The actual amounts earned by each NEO for fiscal 2020 are reported as Non-Equity Incentive Plan Compensation in the Fiscal 2020 Summary Compensation Table. Additional information regarding how the payout amounts under our annual incentive program are determined begins on page 34.

Estimated Future Payouts Under Equity Incentive Plan Awards

(Columns (g), (h), and (i))

The amounts in these columns consist of performance stock awards (performance shares or performance stock units) granted during fiscal 2020 under the 2002 Plan. The performance stock awards granted in July 2019 have a two-year performance period. For performance shares, at the end of the performance period actual shares earned will be determined and will be restricted with an additional one-year service requirement. For performance stock

Paychex, Inc. 2020 Proxy Statement • 49

NEO Compensation

units, at the end of the performance period, restricted stock earned will be determined and will be subject to an additional one-year service requirement. Mr. Mucci, Mr. Rivera, Mr. Bottini, and Mr. Gioja were deemed retirement eligible with respect to the July 2019 awards, subject to the Company’s age and service requirements. Upon retirement after the performance period, a retirement eligible NEO would earn the shares on their normal vest date without having to fulfill the one-year service requirement. Once the performance period is completed for performance shares, the NEOs will have voting rights and earn dividends on the underlying restricted shares earned. Dividends earned during the one-year service period on restricted shares are paid at the time of vesting. Once the performance period is completed for performance stock units, the NEOs will not have voting rights on the restricted stock units earned, but will receive dividend equivalents on the restricted stock units during the one-year service period which are paid at the time of vesting. Upon death or disability, a pro-rata portion of actual performance stock awards earned for the performance period will be received based on the number of days from the beginning of the performance period until the date of death or disability out of the total number of days in the performance period.

All Other Stock Awards: Number of Shares of Stock or Units (Column (j))

The amounts in this column consist of time-based restricted stock awards (restricted shares or restricted stock units) granted in fiscal 2020 under the 2002 Plan. All shares underlying awards of restricted shares are restricted in that they are not transferable until they vest. One-third of restricted shares vest annually over a three-year period from the date of grant, provided the NEO is an employee of the Company on the vest date. Upon death or disability, restricted shares fully vest. The NEOs have voting rights and earn dividends on the underlying restricted shares. Dividends are paid at the time of vesting. One-third of restricted stock units also vest annually over a three-year period from the date of grant, provided the NEO is an employee of the Company on the vest date; provided, however, upon retirement after the first anniversary of the grant date, retirement eligible NEOs may receive their next scheduled vesting that occurs after the retirement date. Upon death or disability, restricted stock units fully vest. The NEOs do not have voting rights for restricted stock units, but they do accrue dividend equivalents on the restricted stock units. Shares of stock underlying restricted stock units and the accrued dividend equivalents are paid at the time of vesting.

All Other Option Awards: Number of Securities Underlying Options (Column (k))

The amounts in this column consist of time-based stock options granted in fiscal 2020 under the 2002 Plan. These stock options have an exercise price equal to the closing stock price on the date of grant and have a term of ten years. These stock options vest one-third per annum over a three-year period from the date of grant, provided the NEO is an employee of the Company on the vesting date. However, upon retirement after the first anniversary of the grant date, retirement eligible NEOs may receive their next scheduled vesting that occurs after the retirement date. Upon death or disability, all unvested options fully vest.

Grant-Date Fair Value of Stock and Option Awards (Column (m))

The amounts in this column represent the aggregate grant date fair value of restricted stock awards, performance stock awards, and stock options granted in fiscal 2020 under the 2002 Plan as follows:

•	The fair value of the time-based restricted stock awards was $85.46 per share and was equal to the closing price of the underlying common stock on the date of grant.

•

The fair value of the annual grant of performance stock awards in July 2019 was based on achievement at target and was $80.59 per share. This was equal to the closing price of the underlying common stock on the date of grant less the present value of expected dividends or dividend equivalents over the performance period as dividends or dividend equivalents are not earned during the performance period.

•	The fair value of the annual stock option grant was $9.69 per share and was determined using a Black-Scholes option pricing model.

Paychex, Inc. 2020 Proxy Statement • 50

NEO Compensation

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2020

The following table provides information about the value realized by the NEOs upon the exercise of options and the lapsing of the restrictions on restricted stock awards during fiscal 2020. Certain columns in this table and the presentation of information on an award-by-award basis are not required by the rules relating to executive compensation disclosures and are not a substitute for the information required by Item 402 of SEC Regulation S-K, but rather are intended to provide additional information that stockholders may find useful.

	Option Awards			Stock Awards

Name (a)	Date of Grant (b)	Number of Shares Acquired on Exercise (#) (c)	Value Realized on Exercise ($) (d)	Date of Grant (e)	Number of Shares Acquired on Lapsing (#) (f)	Value Realized on Lapse ($) (g)
Martin Mucci	7/7/2011	315,000	$16,644,638	7/6/2016	40,347	$3,442,003
				7/12/2017	5,476	$469,403
				7/11/2018	5,015	$427,930
Efrain Rivera	—	—	$—	7/6/2016	9,405	$802,341
				7/12/2017	1,401	$120,094
Mark A. Bottini	10/17/2011	68,813	$4,098,157	7/6/2016	8,464	$722,064
				7/12/2017	1,051	$90,092
				7/11/2018	886	$75,602
John B. Gibson	—	—	$—	7/6/2016	7,994	$681,968
				7/12/2017	1,051	$90,092
				7/11/2018	886	$75,602
Michael E. Gioja	7/7/2010	4,468	$266,819	7/6/2016	7,994	$681,968
	7/6/2011	16,001	$870,418	7/12/2017	1,051	$90,092
	7/7/2011	47,500	$2,572,150	7/11/2018	886	$75,602
	7/9/2014	44,271	$1,883,066
	7/8/2015	35,156	$1,297,783

Value Realized on Exercise (Column (d))

The amounts in this column represent the difference between the market price of a share of the Company’s common stock as of the date of exercise and the exercise price of the option for all options exercised.

Value Realized on Lapse (Column (g))

The amounts in this column are based on the closing stock price of the Company’s common stock on the date of lapse.

Paychex, Inc. 2020 Proxy Statement • 51

NEO Compensation

OUTSTANDING EQUITY AWARDS AS OF MAY 31, 2020

The following table presents the equity awards made to NEOs which were outstanding as of May 31, 2020.

	Option Awards							Stock Awards

Name (a)	Option Grant Date (b)	Number of Securities Underlying Unexercised Options (Exercisable) (#) (c)	Number of Securities Underlying Unexercised Options (Unexercisable) (#) (d)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (e)	Option Exercise Price ($) (f)	Option Expiration Date (g)	Total Potential Current Value of Outstanding Options ($) (h)	Number of Shares or Units of Stock That Have Not Vested (#) (i)	Market Value of Shares or Units of Stock That Have Not Vested ($) (j)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (k)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (l)
Martin Mucci	7/10/2019	—	195,228	—	$85.46	7/10/2029
	7/11/2018	59,731	119,460	—	$69.54	7/10/2028
	7/12/2017	142,988	71,494	—	$57.24	7/11/2027
	7/6/2016	156,442	52,148	—	$60.84	7/5/2026
	7/6/2016	—	226,636	—	$60.84	7/5/2026
	7/8/2015	206,801	—	—	$47.32	7/8/2025
	7/9/2014	195,313	—	—	$41.70	7/9/2024
	7/10/2013	237,844	—	—	$38.48	7/9/2023
	7/11/2012	274,869	—	—	$31.65	7/10/2022
	7/6/2011	56,422	—	—	$31.34	7/5/2021	$41,347,174
								148,192	$10,711,318	23,438	$1,694,099
Efrain Rivera	7/10/2019	—	43,926	—	$85.46	7/10/2029
	7/11/2018	14,068	28,136	—	$69.54	7/10/2028
	7/12/2017	36,585	18,293	—	$57.24	7/11/2027
	7/6/2016	36,466	12,156	—	$60.84	7/5/2026
	7/6/2016	—	113,318	—	$60.84	7/5/2026
	7/8/2015	46,875	—	—	$47.32	7/8/2025
	7/9/2014	44,271	—	—	$41.70	7/9/2024
	7/10/2013	53,911	—	—	$38.48	7/9/2023
	7/11/2012	58,901	—	—	$31.65	7/10/2022
	7/7/2011	157,500	—	—	$31.63	7/6/2021
	7/6/2011	44,381	—	—	$31.34	7/5/2021	$17,752,077
								66,239	$4,787,755	5,273	$381,132
Mark A. Bottini	7/10/2019	—	34,165	—	$85.46	7/10/2029
	7/11/2018	10,551	21,102	—	$69.54	7/10/2028
	7/12/2017	27,439	13,720	—	$57.24	7/11/2027
	7/6/2016	32,820	10,940	—	$60.84	7/5/2026
	7/6/2016	—	113,318	—	$60.84	7/5/2026
	7/8/2015	46,875	—	—	$47.32	7/8/2025
	7/9/2014	44,271	—	—	$41.70	7/9/2024
	7/10/2013	53,911	—	—	$38.48	7/9/2023
	7/11/2012	58,901	—	—	$31.65	7/10/2022	$9,241,880
								35,873	$2,592,900	4,102	$296,493

Paychex, Inc. 2020 Proxy Statement • 52

NEO Compensation

	Option Awards							Stock Awards

Name (a)	Option Grant Date (b)	Number of Securities Underlying Unexercised Options (Exercisable) (#) (c)	Number of Securities Underlying Unexercised Options (Unexercisable) (#) (d)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (e)	Option Exercise Price ($) (f)	Option Expiration Date (g)	Total Potential Current Value of Outstanding Options ($) (h)	Number of Shares or Units of Stock That Have Not Vested (#) (i)	Market Value of Shares or Units of Stock That Have Not Vested ($) (j)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (k)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (l)
John B. Gibson	7/10/2019	—	34,165	—	$85.46	7/10/2029
	7/11/2018	10,551	21,102	—	$69.54	7/10/2028
	7/12/2017	27,439	13,720	—	$57.24	7/11/2027
	7/6/2016	30,996	10,333	—	$60.84	7/5/2026
	7/6/2016	—	113,318	—	$60.84	7/5/2026
	7/8/2015	46,875	—	—	$47.32	7/8/2025
	7/9/2014	44,271	—	—	$41.70	7/9/2024
	7/10/2013	53,911	—	—	$38.48	7/9/2023	$6,820,921
								35,873	$2,592,900	4,102	$296,493
Michael E. Gioja	7/10/2019	—	34,165	—	$85.46	7/10/2029
	7/11/2018	10,551	21,102	—	$69.54	7/10/2028
	7/12/2017	27,439	13,720	—	$57.24	7/11/2027
	7/6/2016	30,996	10,333	—	$60.84	7/5/2026
	7/6/2016	—	113,318	—	$60.84	7/5/2026
	7/8/2015	11,719	—	—	$47.32	7/8/2025	$2,767,429
								35,873	$2,592,900	4,102	$296,493

Number of Securities Underlying Unexercised Options (Column (d))

The options displayed in this column vest as follows: (1) grants prior to July 2017 vest one-fourth per annum over a four-year period; and (2) the July 2017 and subsequent grants vest one-third per annum over a three-year period from the date of grant.

The following table provides information with respect to the future vesting of each NEO’s outstanding options.

	Number of Securities Vesting (#)

	July 2020	July 2021	July 2022
Martin Mucci	475,084	124,806	65,076
Efrain Rivera	172,477	28,710	14,642
Mark A. Bottini	159,918	21,939	11,388
John B. Gibson	159,311	21,939	11,388
Michael E. Gioja	159,311	21,939	11,388

Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (Column (e))

We do not have any unearned options.

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NEO Compensation

Total Potential Current Value of Outstanding Options (Column (h))

The total potential current value of options outstanding is based on the difference between $72.28, the closing price of the Company’s common stock as of May 31, 2020, and the exercise price, multiplied by all outstanding options, whether exercisable or unexercisable. This column is not required by the rules relating to executive compensation disclosures and is not a substitute for information required by Item 402 of SEC Regulation S-K, but rather is intended to provide additional information that stockholders may find useful.

Number of Shares or Units and Market Value of Shares or Units That Have Not Vested (Columns (i) and (j))

The stock awards in this column include awards granted on July 12, 2017, July 11, 2018, and July 10, 2019 that are subject to time-based vesting pro rata over three years. The performance shares granted on July 12, 2017 and July 11, 2018 are also included in this column, since their performance conditions have been satisfied. These performance shares are now restricted with a one-year service requirement before the restrictions lapse in July 2020 and July 2021, respectively. Additionally, the July 6, 2016 LTIP performance shares and Mr. Rivera’s special one-time award of performance shares granted September 6, 2017 are included, since their performance conditions have been satisfied. Restrictions for these awards will lapse in July 2020.

The following table provides information with respect to the future vesting of each NEO’s outstanding restricted stock awards:

	Number of Securities Vesting (#)

	July 2020	July 2021	July 2022
Martin Mucci	86,412	56,905	4,875
Efrain Rivera	64,045	1,097	1,097
Mark A. Bottini	24,976	10,044	853
John B. Gibson	24,976	10,044	853
Michael E. Gioja	24,976	10,044	853

The market value displayed is based on the number of shares or units that have not vested multiplied by $72.28, the closing price of the Company’s common stock as of May 31, 2020.

Total dividends or dividend equivalents and interest accrued on the restricted stock awards that have not vested as of May 31, 2020 were as follows: Mr. Mucci—$230,983; Mr. Rivera—$45,548; Mr. Bottini, Mr. Gibson, and Mr. Gioja—$42,969 each. The grant-date fair value for restricted stock awards incorporates expected dividends or dividend equivalents.

Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (Columns (k) and (l))

The stock awards in these columns represent the annual grant of performance stock awards. The annual performance stock awards are presented at threshold performance and have pre-established performance goals that can be achieved over a two-year period. Shares or restricted stock units earned will be determined at the end of the performance period, and then will be restricted with a one-year service requirement before the restrictions lapse. As discussed previously, upon retirement after the performance period, a retirement eligible NEO would still receive the shares at the normal scheduled lapse date without the additional one-year of service. The market value displayed is based on the number of shares at threshold multiplied by $72.28, the closing price of the Company’s common stock as of May 31, 2020.

Paychex, Inc. 2020 Proxy Statement • 54

NEO Compensation

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FISCAL 2020

Change in Control Plan

The Company has a Change in Control Plan covering the officers of the Company. Upon involuntary termination by the Company without cause or a voluntary termination by the participant for good reason, within 12 months following a change in control, as defined in the Change in Control Plan, the officer becomes entitled to certain severance benefits. “Cause” means the participant’s dereliction of duty to the Company, conviction for a felony, or willful misconduct that has a substantial adverse effect on the Company. “Good reason” means a significant change to the duties, authority, or position that were assigned immediately before the change in control including: the reduction in or removal of any material duties, authority, or position within the Company; assignment of duties inconsistent with the participant’s position, authorities, or responsibilities; material reduction to base salary, annual incentive, or other elements of total compensation; relocation of the participant’s principal workplace to an area outside of a 50-mile radius; or the failure of a successor company to assume or adopt this plan.

The severance benefits, which are conditioned upon the execution of a general release in favor of the Company, are as follows:

•

Cash compensation in the form of a lump-sum payment equal to a multiple of annual cash compensation (base salary and annual incentive program award at target) as determined by position within the Company (CEO—2.0; SVP—1.5);

•	Lump-sum cash payment for pro-rated portion of current year annual incentive program award at target;

•	Immediate vesting of all outstanding time-based equity awards. Performance-based equity awards will vest at target performance levels on a pro-rated basis; and

•

Lump-sum payment for the cost to continue basic life insurance, medical, dental, vision, and hospitalization benefits for the applicable continuation period, which is determined as the number of years equal to the participant’s multiplier (CEO—2.0; SVP—1.5).

The plan does not provide for tax gross-ups. The summary of the terms of the foregoing plan is qualified in its entirety by reference to the text of the plan document. For more information, refer to the Paychex, Inc. Change in Control Plan, incorporated by reference from Exhibit 10.24 to the Company’s Form 10-K filed with the SEC on July 15, 2011.

Other Separation Benefits

With the exception of the Change in Control Plan, NEOs are not entitled to severance benefits. However, for all NEOs, upon death or disability all unvested time-based stock options and restricted stock awards become fully vested according to the terms of the award agreements under the 2002 Plan. Upon death or disability, a NEO shall be entitled to a prorated portion of actual shares earned under a performance share award, based on the number of days in the performance period until the date of death or disability as a percentage of the total number of days in the performance period. The LTIP award agreement does not have a provision allowing vesting of a portion of the award at death, disability, or retirement.

Upon death, disability, or retirement, NEOs may be eligible to receive an annual incentive program award payout based on actual fiscal year results and calculated using the base pay received by the NEO during the performance period.

Paychex, Inc. 2020 Proxy Statement • 55

NEO Compensation

Potential Benefits Upon Separation from Company

The following table presents, as of May 31, 2020, the compensation and benefits to the NEOs upon separation from employment from the Company for the various reasons specified.

		Potential Payments Upon Separation

	Annual Compensation per the Summary Compensation Table(1)	Voluntary Resignation/ Termination	Death or Disability	Retirement	Termination Other Than For Cause/ Resignation For Good Reason within One Year of Change of Control
Martin Mucci
Base Salary(2)		$—	$—	$—	$2,000,000
Annual Incentive(3)		—	768,800	768,800	3,000,000
Stock Option Awards(4)		—	1,999,163	—	1,999,163
Restricted Stock Awards(5)		—	8,704,753	—	8,704,753
Performance Share Awards(6)		—	1,411,737	—	1,411,737
LTIP-Performance Options(7)		—	—	—	2,592,716
LTIP Performance Shares(8)		—	—	—	2,006,565
Benefits(9)		—	—	—	27,528
Total	$8,068,717	$—	$12,884,453	$768,800	$21,742,462
Efrain Rivera
Base Salary(2)		$—	$—	$—	$787,500
Annual Incentive(3)		—	272,370	272,370	787,500
Stock Option Awards(4)		—	491,284	—	491,284
Restricted Stock Awards(5)		—	3,784,509	—	3,784,509
Performance Share Awards(6)		—	317,634	—	317,634
LTIP-Performance Options(7)		—	—	—	1,296,358
LTIP Performance Shares(8)		—	—	—	1,003,246
Benefits(9)		—	—	—	29,144
Total	$2,221,807	$—	$4,865,797	$272,370	$8,497,175
Mark A. Bottini
Base Salary(2)		$—	$—	$—	$712,500
Annual Incentive(3)		—	196,840	196,840	819,375
Stock Option Awards(4)		—	389,322	—	389,322
Restricted Stock Awards(5)		—	1,589,654	—	1,589,654
Performance Share Awards(6)		—	247,053	—	247,053
LTIP-Performance Options(7)		—	—	—	1,296,358
LTIP Performance Shares(8)		—	—	—	1,003,246
Benefits(9)		—	—	—	40,876
Total	$1,845,560	$—	$2,422,869	$196,840	$6,098,384

Paychex, Inc. 2020 Proxy Statement • 56

NEO Compensation

		Potential Payments Upon Separation

	Annual Compensation per the Summary Compensation Table(1)	Voluntary Resignation/ Termination	Death or Disability	Retirement	Termination Other Than For Cause/ Resignation For Good Reason within One Year of Change of Control
John B. Gibson
Base Salary(2)		$—	$—	$—	$750,000
Annual Incentive(3)		—	259,400	259,400	$750,000
Stock Option Awards(4)		—	382,378	—	$382,378
Restricted Stock Awards(5)		—	1,589,654	—	$1,589,654
Performance Share Awards(6)		—	247,053	—	$247,053
LTIP-Performance Options(7)		—	—	—	$1,296,358
LTIP Performance Shares(8)		—	—	—	$1,003,246
Benefits(9)		—	—	—	$29,228
Total	$1,865,430	$—	$2,478,485	$259,400	$6,047,917
Michael E. Gioja
Base Salary(2)		$—	$—	—	750,000
Annual Incentive(3)		—	259,400	259,400	750,000
Stock Option Awards(4)		—	382,378	—	382,378
Restricted Stock Awards(5)		—	1,589,654	—	1,589,654
Performance Share Awards(6)		—	247,053	—	247,053
LTIP-Performance Options(7)		—	—	—	1,296,358
LTIP Performance Shares(8)		—	—	—	1,003,246
Benefits(9)		—	—	—	21,597
Total	$1,866,656	$—	$2,478,485	$259,400	$6,040,286
Total for all NEOs	$15,868,170	$—	$25,130,089	$1,756,810	$48,426,224

(1)

The amounts in this column are the total reported compensation for fiscal 2020 per the Fiscal 2020 Summary Compensation Table presented earlier in this proxy statement. These amounts are provided for comparative purposes only.

(2)	Base salary is the annual salary at a multiple as outlined in the Change in Control Plan; 2.0 for CEO and 1.5 for SVPs.

(3)

For death or disability and retirement, the value for the annual incentive is the amount earned as of May 31, 2020. For termination other than for cause or resignation for good reason within one year of a change in control, the value for the annual incentive is the incentive at target at a multiple as outlined in the Change in Control Plan; 2.0 for CEO and 1.5 for SVPs.

(4)

The value of the unvested stock option awards is determined by the difference in the closing price of the Company’s common stock of $72.28 per share as of May 31, 2020 and the exercise price multiplied by the number of unvested options.

(5)	The value of unvested time-based restricted stock awards is based upon the closing price of the Company’s common stock of $72.28 as of May 31, 2020.

(6)

The value of the performance stock awards is based upon the closing price of the Company’s common stock of $72.28 as of May 31, 2020, assuming achievement at target, and prorated for one-half of the performance period completed as of May 31, 2020.

(7)

The value of the LTIP performance stock options is determined by the difference in the closing price of the Company’s common stock of $72.28 per share as of May 31, 2020, and the exercise price multiplied by the number of unearned options.

(8)	The value of the LTIP performance restricted stock is based upon the closing price of the Company’s common stock of $72.28 as of May 31, 2020.

(9)

The value of the cost to continue basic life insurance, medical, dental, vision, and hospitalization benefits for the applicable Continuation Period, which is equal to the number of years as outlined in the Change in Control Plan: 2.0 for CEO, and 1.5 for SVPs.

Paychex, Inc. 2020 Proxy Statement • 57

NEO Compensation

NON-QUALIFIED DEFERRED COMPENSATION FISCAL 2020

We offer a non-qualified and unfunded deferred compensation plan to our NEOs. Eligible employees can defer up to 50% of their base salary and annual incentive program award. The Company does not contribute to this plan. Gains and losses are credited based on the participant’s selection of a variety of designated investment choices. The NEO has sole control as to which of the designated funds to invest in and earns the resulting return on such investment. We do not match any participant deferral or guarantee a certain rate of return. Distributions are paid at one of the following dates selected by the participant: the participant’s termination date; the date the participant retires from any active employment; or a designated specific date. Payments can be made either in a lump sum or in annual installments over a period not to exceed ten years.

The following table summarizes the NEO benefits under the plan:

	Fiscal 2020

Name (a)	Executive Contributions ($) (b)	Aggregate Earnings/ (Losses), Net ($) (c)	Aggregate Withdrawals/ Distributions ($) (d)	Aggregate Balance as of May 31, 2020 ($) (e)
Martin Mucci	$228,319	$138,914	$—	$3,165,274
Efrain Rivera	$585,845	$351,637	$—	$4,331,822
Mark A. Bottini	$ 57,366	$ 12,203	$—	$ 278,644
John B. Gibson	$295,042	$ (501)	$—	$ 819,752

Mr. Gioja is currently not participating in this plan.

Executive Contributions (Column (b))

The amounts in this column reflect the aggregate of the salary and bonus amounts deferred by the NEO during fiscal 2020. These are included in amounts reported in the Fiscal 2020 Summary Compensation Table.

Aggregate Earnings/(Losses), Net (Column (c))

The amounts in this column reflect net realized gains/(losses) and net unrealized gains/(losses). They are not included in the Fiscal 2020 Summary Compensation Table as the earnings on these investments are not considered to be “above-market” earnings.

Aggregate Withdrawals/Distributions (Column (d))

The amounts in this column would represent amounts withdrawn from the plan and would have been included in the “Salary” and “Non-Equity Incentive Plan Compensation” amounts reported in the Summary Compensation Tables for current and previous years.

Aggregate Balance as of May 31, 2020 (Column (e))

The amounts in this column reflect the accumulated balances in the plan and include the “Salary” and “Non-Equity Incentive Plan Compensation” deferred amounts reported in current and previous years in the Fiscal 2020 Summary Compensation Table.

Paychex, Inc. 2020 Proxy Statement • 58

NEO Compensation

The investment funds available to NEOs, and the respective one-year rates of return as of May 31, 2020, are as follows:

Name of Fund	Rate of Return	Name of Fund	Rate of Return
American Funds Europacific Growth Fund	4.19%	Invesco Oppenheimer Developing Markets Fund	(3.24)%
BlackRock Global Allocation Fund Class A	8.69%	MFS Mid Cap Value Fund	(4.02)%
Delaware Small Cap Core Fund	(1.07)%	T. Rowe Price Equity Income Fund	(5.91)%
Fidelity Extended Market Index Fund	3.82%	T. Rowe Price Growth Stock Fund	21.36%
Fidelity Government Money Market Fund	1.34%	T. Rowe Price New Income Fund	4.87%
Fidelity 500 Index Fund	12.87%	Vanguard Total International Stock Index Fund	(2.68)%

Paychex, Inc. 2020 Proxy Statement • 59

2002 Stock Incentive Plan

PROPOSAL 3: TO APPROVE AND AMEND THE PAYCHEX, INC. 2002 STOCK INCENTIVE PLAN

What am I voting on?	Voting Recommendation

Stockholders are being asked to approve and amend the 2002 Plan, effective as of October 15, 2020 (as amended, the “Amended Plan”).	The Board recommends a vote FOR the approval of the amended and restated Plan.

Background

The Amended Plan authorizes the granting of common stock-based Awards in the form of incentive stock options, non-qualified stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units, and performance awards.

The proposed plan amendments are intended to reflect changes to applicable laws and best practices, and include the following:

•

the removal of certain terms related to the performance-based compensation exception to the Section 162(m) deduction limitation, which exception was eliminated by the Tax Cut and Jobs Act of 2017, while preserving the annual limits on awards under the Amended Plan;

•	the extension to all awards under the Amended Plan of a minimum one-year vesting period, subject to limited exceptions;

•	the extension to all awards under the Amended Plan of a condition on the payment of dividends and dividend equivalents that the underlying Award must vest;

•

the addition of certain limitations on the treatment of awards under the Amended Plan in connection with a Change in Control of the Company and other changes to conform the Amended Plan terms to the Company’s Change in Control Plan and current practices.

No additional shares are being requested.

Our Board believes that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve continued strong performance in the future by providing a direct link between compensation and the creation of long-term stockholder value. The increasing use of full-value stock awards motivates employees while minimizing dilution to stockholders. The Amended Plan encourages ownership in the Company on the part of those employees who are primarily responsible for the overall success and growth of the Company. Through the granting of options to purchase stock and the awarding of a portion of compensation in the form of equity subject to certain restrictions, the Amended Plan provides these individuals with an incentive to remain with the Company and ensures alignment of their interest with those of the Company’s other stockholders.

As of May 31, 2020, 44.1 million shares have been granted subject to awards under the 2002 Plan and 17.3 million shares remain available for grant under the 2002 Plan.

If approved by the stockholders, the Amended Plan will be effective as of the date of the Annual Meeting.

Paychex, Inc. 2020 Proxy Statement • 60

2002 Stock Incentive Plan

Required Vote

Assuming the presence of a quorum, the affirmative vote of at least a majority of the shares of common stock present at the Annual Meeting and entitled to vote thereon is required to approve the Amended Plan. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. Broker non-votes will not have any effect on the outcome of this proposal, but abstentions will have the same effect as a vote against the proposal.

If this proposal is not approved by the Company’s stockholders, the Company’s flexibility may be limited, which will impact the Company’s ability to provide incentives and rewards to its employees and directors, to attract and retain such persons on a competitive basis, and to align the interests of such persons with those of the Company and its stockholders.

The Board recommends a vote FOR the proposal to approve the Amended Plan. Unless otherwise directed, the named proxy holders will vote such proxies FOR this proposal.

Summary of the Plan

A summary of the Amended Plan, as proposed to be amended and restated as of October 15, 2020 appears below. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the form of Amended Plan itself. The complete text of the form of Amended Plan is attached to this proxy statement as Appendix A. Unless otherwise defined in this summary, capitalized terms used in this summary have the meanings given such terms in the Amended Plan.

Effective Date. The Amended Plan was approved by the Board of Directors on July 9, 2020 and shall become effective upon the approval thereof by the stockholders of the Company at the Annual Meeting.

Administration. The Amended Plan will be administered by the G&C Committee or any successor committee of the Board designated by the Board to administer the Amended Plan (the “Committee”). The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Amended Plan to qualify under Exchange Act Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and a non-employee director meeting the independence requirements for compensation committee members under the rules and regulations of The Nasdaq Stock Market.

The Committee will have broad authority in its administration of the Amended Plan including, but not limited to, the authority to interpret the Amended Plan; to establish rules and regulations for the administration of the Amended Plan; to select those eligible individuals to receive Awards; to determine the type, size, terms, conditions, limitations, and restrictions of Awards; and to take all other action it deems necessary or advisable to administer the Amended Plan. Notwithstanding the Committee’s broad authority, the exercise price of any Option and the strike price of any Stock Appreciation Right granted pursuant to the Amended Plan may not be subsequently “repriced” without stockholder approval.

Eligibility. All officers, non-employee directors, employees, consultants, and advisors providing services to the Company or an Affiliate whom the Committee determines to be an Eligible Person are eligible to participate in the Amended Plan. As of May 31, 2020, all eight executive officers, all eight non-employee directors, and approximately 15,800 other officers and employees were eligible for participation in the Amended Plan. The selection of those persons within a particular class who will receive Awards is entirely within the discretion of the Committee.

Shares Available. The number of shares that may be issued under the Amended Plan is 42,500,000. However, of the total number of Shares available for Awards under the Amended Plan no more than 12,000,000 Shares shall be available under the Amended Plan for issuance pursuant to grants of Restricted Stock, Restricted Stock Units and Stock Awards.

Paychex, Inc. 2020 Proxy Statement • 61

2002 Stock Incentive Plan

Types of Awards. Awards under the Amended Plan may be in the form of Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Stock, Restricted Stock Units, and Performance Awards, or any combination thereof.

Award Limits. Eligible individuals may not be granted any Award, the value of which is based solely on an increase in the value of the Shares after the date of grant of such Award, for more than 1,500,000 Shares in the aggregate in any calendar year. In addition, the maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any calendar year shall be $8,000,000 in value, whether payable in cash, Shares, or other property.

Minimum Vesting Period. Awards granted under the Amended Plan must be subject to a minimum vesting period of at least one year from the date of grant, except that:

•

up to a maximum of five percent of the maximum aggregate number of Shares that may be issued under the Amended Plan may be issued pursuant to Awards without regard for the minimum vesting period requirement;

•	Stock Awards made in lieu of salary or cash bonus may be issued without regard for the minimum vesting period requirement;

•

Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, may be issued without regard for the minimum vesting period requirement; and

•

the Committee may permit acceleration of vesting of Awards in the event of the Participant’s death, disability, retirement or termination, or subject to applicable limitations, in the event of a Change of Control of the Company.

Limitation on Change of Control Treatment. The Committee may provide for the treatment of Awards in the event of a Change of Control of the Company, provided that:

•

any acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award in connection with a change of Control may occur only if (i) the Change of Control occurs, and (ii) either the employment or service of the Participant is terminated (i.e., “double-trigger”), or the acquirer does not agree to the assumption or substitution of outstanding Awards; and

•

with respect to any Award granted under the Amended Plan that is earned or vested based upon achievement of performance objectives (including but not limited to Performance Awards), any amount deemed earned or vested in connection with a Change of Control or associated termination of employment shall be based upon the degree of performance attainment and/or the period of time elapsed in the performance period as of the applicable date.

A “Change of Control” is defined by the Amended Plan as the acquisition by any person or entity of voting shares of the Company if upon such acquisition such person is the beneficial owner (as defined under Section 13(d) of the Exchange Act) of at least 50 percent of the voting shares of the Company; consummation of a consolidation or merger involving the Company in which the Company is not the surviving entity (unless the stockholders of the Company immediately prior to such transactions beneficially own voting securities in the surviving parent entity representing at least 50 percent of the voting shares in substantially the same ownership proportions as immediately before such transaction); the sale, lease, or exchange of all or substantially all of the Company’s assets; or stockholder approval of a plan of liquidation or dissolution of the Company followed by a substantial event representing commencement of such liquidation or dissolution.

Stock Options. Options may be Incentive Stock Options or Non-Qualified Stock Options for federal income tax purposes. Options vest and become exercisable at such times and upon such terms and conditions as determined by the Committee; provided, however, (a) an Option may not be exercisable more than ten years after the date it is granted, and (b) the per-Share exercise price for any Option may not be less than 100 percent of the fair market value of a Share on the day that the Option is granted, except for Options granted in assumption or replacement of outstanding stock options in connection with specified corporate transactions.

Paychex, Inc. 2020 Proxy Statement • 62

2002 Stock Incentive Plan

Stock Appreciation Rights. A Stock Appreciation Right entitles the Participant upon exercise to receive a per-Share amount equal to the excess of the fair market value on the exercise date of one Share over the strike price. Stock Appreciation Rights vest and become exercisable at such times and upon such terms and conditions as determined by the Committee; provided, however, the per-Share strike price for any Stock Appreciation Right may not be less than 100 percent of the fair market value of a Share on the day that the Stock Appreciation Right is granted, except for Stock Appreciation Rights granted in assumption or replacement of outstanding stock appreciation rights in connection with specified corporate transactions.

Stock Awards. A Stock Award is an outright grant of Shares to a Participant. Stock Awards may only be made to officers and directors, must be made in lieu of salary or cash bonus, and the number of Shares awarded must be reasonable.

Restricted Stock and Restricted Stock Units. Restricted Stock is a grant to a Participant of Shares that are subject to a vesting schedule. The holder of Restricted Stock is a stockholder of record with respect to the underlying Shares and is entitled to vote such Shares and to receive any dividends paid on the Shares. A Restricted Stock Unit is a right that entitles the holder to receive Shares at some future date; the holder of a Restricted Stock Unit does not have the right to vote, and generally is not entitled to receive dividends on the Shares underlying the Restricted Stock Unit until such Shares are actually issued.

Performance Awards. A Performance Award is conditioned upon the achievement of one or more Performance Criteria, as set forth in the Amended Plan. Performance Goals may reflect the performance of the Company or that of a particular business unit, or a relative comparison to the performance of the Company’s Peer Group. In addition, the Committee may designate Performance Goals to include or exclude the effect of certain items or events.

Dividends and Dividend Equivalents. Dividends or dividend equivalent rights may be extended to and made part of any Award under the Amended Plan, provided that dividends or dividend equivalent rights shall only be paid with respect to any Award if, when and to the extent that the underlying Award vests.

Adjustments Upon Certain Corporate Events. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spinoff, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards; and (iii) the purchase or exercise price with respect to any Award.

Claw back. The Company will, to the extent permitted by governing law, require reimbursement of a portion of any compensation received under any or all Awards to a Participant where: (A) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement, (B) in the Committee’s view the Participant engaged in fraud or misconduct that caused or partially caused the need for the substantial restatement, and (C) a lower payment would have been made to the Participant based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the individual Participant’s compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results, plus a reasonable rate of interest; provided that the Company will not seek to recover compensation paid more than three years prior to the date the applicable restatement is disclosed.

Dodd-Frank Claw back. Additionally, the Committee will implement an enhanced claw back policy to meet the requirements of the Dodd-Frank Act and its implementing regulations by no later than the effective date required by applicable laws.

Paychex, Inc. 2020 Proxy Statement • 63

2002 Stock Incentive Plan

Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the Amended Plan, provided, however, that, notwithstanding any other provision of the Amended Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Amended Plan that: (i) requires stockholder approval under the rules or regulations of the SEC, The Nasdaq Stock Market or other securities exchange that are applicable to the Company; (ii) increases the number of Shares authorized under the Amended Plan; (iii) increases the limitations on Awards contained in the Amended Plan; (iv) permits repricing of Options or Stock Appreciation Rights; or (v) permits the award of Options or Stock Appreciation Rights at a price less than 100 percent of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right.

Equity Compensation Plan Information

The following table summarizes, as of May 31, 2020, the number of shares subject to currently outstanding equity awards, their weighted-average exercise price, and the number of shares available for future grants under the existing 2002 Plan:

In millions, except per share amounts	Number of securities to be issued upon exercise of outstanding options(1)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans(2)
Equity compensation plans approved by security holders	5.7	$55.28	17.3

(1)	Amounts include performance stock options granted, assuming achievement of performance goals at target. Actual amount of shares to be earned may differ from the target amount.

(2)

Includes shares available for future issuance through grants of restricted stock units and restricted stock awards under our 2002 Plan. Refer to Note F of the Notes to Consolidated Financial Statements, contained in Item 8 of the Company’s Annual Report on Form 10-K for fiscal 2020, for more information on the Company’s stock incentive plans.

New Plan Benefits

Because awards under the Amended Plan are discretionary, we are not able to determine the benefits or amounts that will hereafter be received by or allocated to each NEO, all current executive officers as a group, all current directors who are not executive officers as a group, or all employees, including officers who are not executive officers, as a group.

Paychex, Inc. 2020 Proxy Statement • 64

2002 Stock Incentive Plan

Aggregate Awards Granted

The following table sets forth information with respect to the number of shares subject to awards previously granted under the 2002 Plan since its inception through August 17, 2020, our record date, to each NEO, all current executive officers as a group, all current non-executive directors as a group, each nominee for election as a director group, and all current and former employees, excluding current executive officers, as a group. No associate of any such directors, executive officer, or nominees received awards under the 2002 plan, and there is no person who has received or as determined at this time, will receive 5% or more of the available shares under the 2002 Plan. This table includes shares subject to awards that may have been exercised, cancelled or forfeited:

Name and Position	Number of Shares Underlying Options Awards	Number of Shares Underlying Stock Awards
Martin Mucci	3,399,322	777,508
President and CEO
Efrain Rivera	884,047	187,756
Senior Vice President, CFO and Treasurer
Mark A. Bottini	843,236	143,588
Senior Vice President of Sales
John B. Gibson	630,591	115,820
Senior Vice President of Service
Michael E. Gioja	902,943	171,716
Senior Vice President of Information Technology
and Product Development
All Current Executive Officer Group	7,607,789	1,600,511
All Current Non-Executive Director Group	768,479	108,677
Each Nominee for Election as a Director Group	4,167,801	886,185
All Current and Former Employee Group (excluding current executive officers)	23,600,987	10,117,299

Tax Status of Plan Awards

Unless otherwise defined in this tax status, capitalized terms used in this summary have the meanings given such terms in the Amended Plan.

Introduction. The following discussion of the U.S. federal income tax consequences of Awards under the Amended Plan, as proposed, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain foreign, state, and local taxes which are not described below.

Incentive Stock Options. Pursuant to the requirements of section 422 of the Code, only employees are eligible to receive Incentive Stock Options. If an Option is an Incentive Stock Option, no income is realized by the employee upon grant or exercise of the Incentive Stock Option (although the spread on the exercise date is a preference item for alternative minimum tax purposes), and no deduction is available to the Company at such times. If the Shares purchased upon the exercise of an Incentive Stock Option are held by the employee for at least two years from the date of the grant of such Incentive Stock Option and for at least one year after exercise, any resulting gain is taxed at the long-term capital gains rates. If the Shares purchased pursuant to an Incentive Stock Option are disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the Shares at the time of exercise and the exercise price of the Incentive Stock Option, is taxed at ordinary income rates as compensation paid to the employee, and, subject to the limitations of Section 162(m) of the Code, the Company is entitled to a deduction for an equivalent amount. Any amount realized by the employee in excess of the fair market value of the Shares at the time of exercise is taxed at capital gains rates.

Paychex, Inc. 2020 Proxy Statement • 65

2002 Stock Incentive Plan

Non-Qualified Stock Options. If an Option is a Non-Qualified Stock Option, no income is realized by the Participant at the time of grant of the Non-Qualified Stock Option, and no deduction is available to the Company at such time. At the time of exercise, ordinary income is realized by the Participant in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise, and, subject to the limitations of Section 162(m) of the Code, the Company receives an income tax deduction for such amount. Upon disposition, any appreciation or depreciation of the Shares after the date of exercise will be treated as capital gain or loss depending on how long the Shares have been held.

Stock Appreciation Rights. No income is realized by a Participant at the time a Stock Appreciation Right is granted, and no deduction is available to the Company at such time. When a Stock Appreciation Right is exercised, ordinary income is realized by the Participant in an amount equal to the difference between the strike price and the fair market value of the shares on the date of exercise, and, subject to the limitations of Section 162(m) of the Code, the Company receives an income tax deduction for such amount.

Stock Awards. Upon the grant of a Stock Award, a Participant realizes taxable income equal to the fair market value at such time as the Shares are received by the Participant under such Award (less the purchase price therefore, if any), and subject to the limitations of Section 162(m) of the Code, the Company is entitled to a corresponding tax deduction at that time.

Restricted Stock. Upon the grant of Restricted Stock, no income is realized by a Participant (unless the Participant timely makes an election under section 83(b) of the Code), and the Company is not allowed a deduction at that time. When the Restricted Stock vests and is no longer subject to a substantial risk of forfeiture for income tax purposes, the Participant realizes taxable ordinary income in an amount equal to the fair market value at the time of vesting of the Shares of Restricted Stock which have vested (less the purchase price therefore, if any), and subject to the limitations of Section 162(m) of the Code, the Company is entitled to a corresponding tax deduction at that time. If a Participant makes a timely election under section 83(b) of the Code, then the Participant recognizes taxable ordinary income in an amount equal to the fair market value at the time of grant of the Restricted Stock (less the purchase price therefore, if any), and subject to the limitations of Section 162(m) of the Code, the Company is entitled to a corresponding tax deduction at that time.

Restricted Stock Units. Upon the grant of Restricted Stock Units, no income is realized by a Participant, and the Company is not allowed a deduction at that time. When Restricted Stock Units vest and are no longer subject to a substantial risk of forfeiture for income tax purposes, the Participant realizes taxable ordinary income in an amount equal to the fair market value at the time of vesting of the Shares received by the Participant under the Restricted Stock Units (less the purchase price therefore, if any), and subject to the limitations of Section 162(m) of the Code, the Company is entitled to a corresponding tax deduction at that time.

Performance Awards. A Participant receiving a Performance Award will not recognize income and the Company will not be allowed a tax deduction at the time the Award is granted. When the Participant receives payment of the Performance Award, the amount of cash and the fair market value of any Shares received will be ordinary income to the Participant, and subject to the limitations of Section 162(m) of the Code, the Company is entitled to a corresponding deduction at such time.

Stock Price

The closing price of a Share reported on Nasdaq on August 17, 2020, was $74.45 per share.

Paychex, Inc. 2020 Proxy Statement • 66

Independent Accountants

PROPOSAL 4: RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?	Voting Recommendation

Stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm (the “independent accountants”) for fiscal 2021.	The Board of Directors recommends a vote FOR the ratification of PwC as the Company’s independent accountants for fiscal 2021.

The Audit Committee has appointed PwC as the Company’s independent accountants for fiscal 2021. The firm has served as the independent accountants for the Company since the fiscal year ended May 31, 2014. In connection with the decision to appoint PwC, the Audit Committee evaluates: their reputation, qualifications, and experiences; quality of communications and interactions during the past year; and their independence and objectivity. Although action by stockholders in this matter is not required, the Audit Committee believes that it is appropriate to seek stockholder ratification of this appointment and to seriously consider stockholder opinion on this issue. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent accountants but may still retain them.

The Audit Committee is also responsible for the audit fee negotiations associated with the Company’s retention of PwC. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent accountants. Additionally, the Audit Committee and its Chair are directly involved in the selection and mandated rotation of the lead engagement partner from PwC. The members of the Audit Committee believe that the continued retention of PwC to serve as the Company’s independent accountants is in the best interest of the Company and its stockholders.

Representatives from PwC will be present at the Annual Meeting and will be afforded the opportunity to make any statements they wish and will be available to respond to appropriate questions from stockholders.

To ratify the appointment of PwC, a majority of the shares present and entitled to vote on the proposal at the Annual Meeting must be voted for the proposal.

The Board recommends a vote FOR the proposal to ratify the appointment of PwC as the Company’s independent accountants for fiscal 2021.

Paychex, Inc. 2020 Proxy Statement • 67

Independent Accountants

Fees for Professional Services

The following table shows the aggregate fees for professional services rendered for the Company by PwC:

	Year Ended May 31,

	2020	2019
Audit fees	$2,239,000	$1,956,000
Audit-related fees	132,000	127,000
Total fees	$2,371,000	$2,083,000

Audit fees

This category includes fees for fiscal 2020 and fiscal 2019 that were for professional services rendered primarily for the audits of the Company’s annual consolidated financial statements, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, audits of the effectiveness of internal control over financial reporting, and for statutory and regulatory filings.

Audit-related fees

This category includes fees for services in fiscal 2020 and fiscal 2019 for consultation concerning financial accounting and reporting standards.

There were no tax-related fees paid to PwC for fiscal 2020 or fiscal 2019.

There were no other fees paid to PwC for fiscal 2020 or fiscal 2019.

Audit Committee Policy on Pre-Approval of Services of Independent Accountants

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. The Audit Committee pre-approved all such audit and audit-related services provided by the independent accountants during fiscal 2020 and fiscal 2019.

Paychex, Inc. 2020 Proxy Statement • 68

Independent Accountants

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board and is composed entirely of independent directors. The Audit Committee is governed by a written charter and its primary responsibilities are highlighted in the Corporate Governance section of this Proxy Statement.

Paychex management is responsible for the preparation of the consolidated financial statements, the financial reporting process, and for the Company’s internal controls over financial reporting. PricewaterhouseCoopers LLP, the Company’s independent accountants, is responsible for performing independent audits of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The independent accountants are also responsible for expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee monitors and oversees these processes. Also, the Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard 1301 as adopted by the Public Company Accounting Oversight Board relating to communications with audit committees.

As part of the oversight processes, the Audit Committee regularly meets with management, the Company’s internal auditors, and the independent accountants. The Audit Committee meets with the internal auditors and independent accountants, with and without management present, to discuss the overall scope and plans for various audits, results of their examinations, their evaluations of the Company’s internal controls, and the overall quality and effectiveness of the Company’s financial reporting process and legal and ethical compliance programs, including the Company’s Code of Business Ethics and Conduct. The Audit Committee held six meetings during fiscal 2020 and had full access to each of the aforementioned parties.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent accountants the consolidated financial statements for fiscal 2020, including a discussion on the quality and acceptability of the Company’s accounting policies, the critical audit matter addressed in PricewaterhouseCoopers LLP’s audit report, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements. The Audit Committee also monitored the progress and results of testing of internal controls over financial reporting, reviewed reports from management and internal audit regarding design, operation, and effectiveness of internal controls over financial reporting, and reviewed the report from the independent accountants regarding the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has discussed with the independent accountants the matters required to be discussed by Auditing Standard 1301 and SEC Rule 2-07. The independent accountants have provided the Audit Committee with written disclosures and the letter required by the Public Company Accounting Oversight Board regarding independent accountants’ communications with the audit committee concerning independence, and the Audit Committee has discussed with the independent accountants and management the accountants’ independence. The Audit Committee approved non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2020. The Audit Committee considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company and its affiliates and the fees and costs billed for those services, is permissible with PricewaterhouseCoopers LLP’s independence. The Audit Committee has a clear policy on non-audit services that may be provided by the independent accountants, which prohibits certain categories of work and requires pre-authorization for all non-audit related services.

Based upon the reviews and discussions referred to above, the Audit Committee recommended, and the Board approved that the audited consolidated financial statements be included in the Company’s Form 10-K for the fiscal 2020 for filing with the SEC. The Audit Committee has recommended for approval by the Board the selection of the Company’s independent accountants.

The Audit Committee:

David J. S. Flaschen, Chair

Thomas F. Bonadio

Joseph G. Doody

Kara Wilson

Paychex, Inc. 2020 Proxy Statement • 69

FAQ

FREQUENTLY ASKED QUESTIONS

What is a proxy statement and what is a proxy?

We are furnishing this proxy statement to stockholders on behalf of our Board, who is soliciting your proxy to vote at the Annual Meeting. A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. This proxy statement summarizes information concerning the matters to be presented at the Annual Meeting and related information to help stockholders make an informed vote.

A proxy is your legal designation of another person to vote the stock that you own. That other person is called a proxy. The proxy card is your written document that designates someone to be your proxy. We have designated two of our officers as proxies for the Annual Meeting — Martin Mucci, President and CEO, and Efrain Rivera, SVP, CFO, and Treasurer.

When and where is the Annual Meeting?

The Annual Meeting will be held virtually on Thursday, October 15, 2020 at 10:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/PAYX2020. There will not be an option for stockholders to attend in person. The following information about the Annual Meeting can be found at www.virtualshareholdermeeting.com/PAYX2020 :

•	How any stockholder can attend the Annual Meeting;

•	How stockholders as of the record date can use their 16-digit control number to vote during the Annual Meeting;

•	How stockholders as of the record date may submit questions electronically before and while attending the Annual Meeting; and

•	How to view a replay of the Annual Meeting for approximately one month after the date of the Annual Meeting.

How can I view and participate in the Annual Meeting?

To participate, go to www.virtualshareholdermeeting.com/PAYX2020 and log in with the 16-digit control number provided in your proxy materials.

When should I join the Annual Meeting?

You may begin to log in to the meeting platform at 9:45 a.m. Eastern Time on Thursday, October 15, 2020. The meeting will begin promptly at 10:00 a.m. Eastern Time.

What if I lost my 16-digit control number?

You will be able to log in as a guest. To view the Annual Meeting webcast, visit www.virtualshareholdermeeting.com/PAYX2020 and log in as a guest. Please note that if you log in as a guest you will not be able to submit questions or vote during the meeting.

How can I ask questions and vote at the Annual Meeting?

We encourage you to submit your questions and vote in advance of the Annual Meeting by visiting www.proxyvote.com. Stockholders may also vote or ask questions virtually during the Annual Meeting when accessing www.virtualshareholdermeeting.com/PAYX2020.

Paychex, Inc. 2020 Proxy Statement • 70

FAQ

What is the “Notice and Access” model and why did the Company elect to use it?

We are making this proxy statement and our annual report available to stockholders on the Internet under the Securities and Exchange Commission’s (“SEC”) Notice and Access model. On or about September 4, 2020, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) in lieu of mailing a full printed set of the proxy materials. Accordingly, our proxy materials are first being made available to our stockholders on www.proxyvote.com and our website at www.paychex.com/investors, on or about September 4, 2020. The Notice of Internet Availability includes instructions for accessing the proxy materials on the Internet and for how to vote. You will also find instructions for requesting a full printed set of the proxy materials in the Notice of Internet Availability.

We believe the electronic method of delivery under the Notice of Internet availability model will decrease postage and printing expenses, expedite delivery of proxy materials to you and reduce our environmental impact, and we encourage you to take advantage of the availability of the proxy materials on the Internet. If you received the Notice of Internet Availability but would like to receive a full printed set of the proxy materials in the mail, you may follow the instructions in the Notice of Internet Availability for requesting such materials.

Can I access proxy materials on the Internet?

The Notice of Internet Availability will provide you with instructions for viewing our proxy materials for the 2020 Annual Meeting at www.proxyvote.com as well as our website at www.paychex.com/investors. You may elect to receive an e-mail message, which will provide a link to these documents on the Internet instead of waiting to receive the Notice of Internet Availability for viewing the materials.

What am I voting on? How do you recommend I vote?

The table below shows the proposals subject to vote at the Annual Meeting, along with information on what vote is required to approve each of the proposals, assuming the presence of a quorum at the Annual Meeting, and the Board’s recommendations for each proposal. With respect to Proposals 1, 2, 3, and 4, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

Proposal	Vote Required	Board Recommendation
Proposal 1: Election of nine nominees to the Board of Directors for a one-year term	Majority of the votes duly cast	FOR all director nominees
Proposal 2: Advisory vote to approve the Company’s named executive officer compensation	Majority of the shares present and entitled to vote on the proposal	FOR
Proposal 3: To approve and amend the Paychex, Inc. 2002 Stock Incentive Plan	Majority of the shares present and entitled to vote on the proposal	FOR
Proposal 4: Ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm	Majority of the shares present and entitled to vote on the proposal	FOR

Who is entitled to vote at the Annual Meeting?

Stockholders of record of our common stock as of the close of business on August 17, 2020 (the “Record Date”) will be eligible to vote at the Annual Meeting. Each share outstanding as of the Record Date will be entitled to one vote.

Paychex, Inc. 2020 Proxy Statement • 71

FAQ

How many shares must be present to hold the Annual Meeting?

In order for us to conduct our Annual Meeting, the holders of a majority of the shares entitled to vote must be present at the Annual Meeting. This is called a quorum. A quorum is necessary to hold a valid meeting. As of August 17, 2020, 359,976,626 shares of common stock were issued and outstanding. A total of 179,988,314 shares will constitute a quorum.

What is the difference between a registered stockholder and a beneficial stockholder?

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a stockholder of record, or a “registered stockholder”, with respect to those shares. If your shares are held in a brokerage account in the name of your bank, broker, or other nominee (this is called “street name”), you are not a registered stockholder, but rather are considered a “beneficial owner” of those shares. Your bank, broker, or other nominee will send you instructions on how to vote your shares.

What shares are included on Notice of Internet Availability or the proxy card?

You may receive more than one Notice of Internet Availability if you have multiple accounts with our transfer agent, or with banks, brokers, or other nominees, or proxy card if you have requested a full printed set of proxy materials.

If you are a registered stockholder, you will receive a Notice of Internet Availability, or proxy card if you have requested a full printed set of proxy materials, for shares of common stock you hold in certificate form or in book-entry form.

If you are a participant in the Paychex Employee Stock Ownership Plan Stock Fund (“ESOP”) of the Company’s 401(k) Plan, you will receive electronic communication or a proxy card that reflects those shares. You can vote those shares using the methods described below. This will serve as a voting instruction for Fidelity Management Trust Company (the “Trustee”), who is the holder of record for the shares in the ESOP. As a participant in the ESOP, you have the right to direct the Trustee on how to vote the shares of common stock credited to your account at the Annual Meeting. The participants’ voting instructions will be tabulated confidentially. Only the Trustee and/or the tabulator will have access to each participant’s individual voting direction. If you do not submit voting instructions for your shares of common stock in the ESOP, those shares will be voted by the Trustee in the same proportions as the shares for which voting instructions were received from other participants. To allow sufficient time for voting by the Trustee, voting instructions by ESOP participants must be received by 11:59 p.m. Eastern Time on Monday, October 12, 2020. The Trustee will then vote all shares of common stock held in the ESOP by the established deadline.

If you are a beneficial owner, you will receive voting instruction information from the bank, broker, or other nominee through which you own your shares of common stock.

How do I vote in advance of the Annual Meeting?

If you are a registered stockholder, or a participant in the ESOP, you can vote in one of the following ways:

•

Via the Internet—Go to the website noted on your Notice of Internet Availability in order to vote via the Internet. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote.

•	By telephone—Call 1-800-690-6903 and follow the voice prompt instructions to vote by telephone. Telephone voting is available 24 hours a day.

•	By mail—If you requested a full printed set of proxy materials, mark your proxy card, sign and date it, and return it in the enclosed postage-paid envelope.

Proxies submitted by Internet or telephone must be received by 11:59 p.m. Eastern Time on Wednesday, October 14, 2020.

Paychex, Inc. 2020 Proxy Statement • 72

FAQ

If you are a beneficial owner, you can vote in the manner prescribed by the bank, broker, or other nominee through which you own your shares of common stock. You will receive voting instruction information for you to use in directing the bank, broker or other nominee how to vote your shares. Check the voting instruction information used by the bank, broker or other nominee to see if it offers Internet or telephone voting.

May I vote during the Annual Meeting?

If you are a registered stockholder, you may vote your shares during the Annual Meeting if you attend virtually by visiting the website at www.virtualshareholdermeeting.com/PAYX2020 and logging in with your 16-digit control number, even if you previously voted by Internet or telephone. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting. Whether or not you plan to attend the meeting, however, we strongly encourage you to vote your shares by proxy before the meeting.

If you are a beneficial owner and want to vote your shares during the Annual Meeting, you can vote online using your 16-digit control number.

May I change my mind after I vote?

Registered stockholders may change a properly executed proxy at any time prior to it being voted at the Annual Meeting by:

•	providing written notice of revocation to the Corporate Secretary;

•	submitting a later-dated proxy via the Internet, telephone, or mail (if you requested a printed copy of the proxy materials); or

•	voting during the Annual Meeting.

Beneficial owners should contact their broker, bank, or other nominee for instructions on how to change their vote.

If you are a participant in the ESOP, you may change a properly executed proxy at any time prior to 11:59 p.m. Eastern Time on Monday, October 12, 2020, by submitting a proxy that has a more recent date than the original proxy by Internet, telephone, or mail. You may not, however, change your voting instructions during the Annual Meeting because the Trustee will not be present.

In what manner are proxies voted? What if I did not specify a vote?

All votes properly cast and not revoked will be voted at the Annual Meeting in accordance with the stockholder’s directions. You should specify your choice for each matter when you vote. However, if you do not specify your choices then your shares will be voted in accordance with the Board’s recommendations. Should any matter not described above be properly presented at the Annual Meeting, the proxies will vote in accordance with their judgment as permitted.

If you are a beneficial owner, in order to ensure your shares are voted the way you would like, you must provide voting instructions to your bank, broker, or other nominee. If you do not provide your voting instructions to that party, whether your shares can be voted depends on the type of item being considered for vote. New York Stock Exchange (“NYSE”) rules, which also apply to companies with shares listed on the Nasdaq Global Select Market, allow your bank, broker, or other nominee to use its own discretion and vote your shares on routine matters. A bank, broker, or other nominee does not have discretion to vote your shares on non-routine matters (known as “broker non-votes”). Proposals 1, 2, and 3 are not considered to be routine matters under the current NYSE rules, and so your bank, broker, or other nominee will not have the discretionary authority to vote your shares on those items. Proposal 4 is considered a routine matter under NYSE rules, so your bank, broker, or other nominee will have discretionary authority to vote your shares on that item.

Paychex, Inc. 2020 Proxy Statement • 73

FAQ

How are broker non-votes and abstentions counted?

Broker non-votes are not considered votes for or against a proposal and therefore will have no direct impact on any proposal since they are not deemed to be duly cast nor entitled to vote, but they will be counted for the purpose of determining the presence or absence of a quorum. Therefore, we urge you to give voting instructions to your bank or broker on all voting items.

Abstentions are also counted for the purposes of establishing a quorum but will have the same effect as a vote against a proposal, except in regard to the election of directors. For this item, abstentions will have no direct impact.

How can I find the results of the voting?

We will announce the preliminary voting results at the Annual Meeting. The Company will report the final results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Are there any other actions to be presented at the Annual Meeting?

As of the date of this proxy statement, management does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those described in this proxy statement. If any other matters properly come before the Annual Meeting, the named proxy holders will vote on such matters in accordance with their judgment.

Who pays for the cost of solicitation of proxies?

Solicitation of proxies is made on behalf of the Company and the Company will pay the cost of solicitation of proxies. The Company will reimburse any banks, brokers and other custodians, nominees, and fiduciaries for their expenses in forwarding proxies and proxy solicitation material to the beneficial owners of the shares held by them. In addition to solicitation by use of the mail or via the Internet, directors, officers, and regular employees of the Company, without extra compensation, may solicit proxies personally or by telephone or other communication means.

How is the Company’s Annual Report being delivered?

We are pleased to be using the SEC’s rule that allows companies to furnish proxy materials to their stockholders over the Internet. In accordance with this rule, on or about September 4, 2020, we will send stockholders of the record date a Notice of Internet Availability of Proxy Materials. The Notice contains instructions on how to access our Proxy Statement and Annual Report for fiscal 2020 on the Internet. You may also access it on our website at www.paychex.com/investors.

In addition, on www.proxyvote.com there are instructions on how to request to receive paper copies of the document. You may also obtain a copy of our Annual Report on Form 10-K filed with the SEC, without charge, upon written request submitted to Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625-2396, Attention: Investor Relations.

What is householding?

In accordance with the Exchange Act, the Company delivers materials to stockholders under a program known as “householding.” Under the householding program, the Company is delivering one copy of its Notice of Internet Availability addressed to all stockholders who share a single address, unless such stockholders previously notified the Company that they wish to revoke their consent to the householding. Householding is intended to reduce the Company’s printing and postage costs.

You may revoke your consent at any time by calling toll-free (866) 540-7095 or by writing to Broadridge Investor Communications Services, Attention: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation, and each stockholder at your address will receive individual copies of the Notice of Internet Availability.

Paychex, Inc. 2020 Proxy Statement • 74

FAQ

Stockholders of record residing at the same address and currently receiving multiple copies of the Notice of Internet Availability who wish to receive a single copy may also contact Broadridge Investor Communications Services at the phone number and address noted above. Beneficial owners will need to contact their broker, bank, or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

The Company hereby undertakes to deliver upon oral or written request a separate copy of its Notice of Internet Availability, proxy statement or annual report to a stockholder at a shared address to which a single copy was delivered. If such stockholder wishes to receive a separate copy of such documents, please contact Terri Allen, Investor Relations, either by calling toll-free (800) 828-4411 or by writing to Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625-2396, Attention: Investor Relations.

If you own Paychex stock beneficially through a bank, broker, or other nominee, you may already be subject to householding if you meet the criteria. If you wish to receive a separate Notice of Internet Availability, proxy statement and annual report in future mailings, you should contact your bank, broker, or other nominee.

How do I submit a proposal for next year’s Annual Meeting?

Stockholder proposals, which are intended to be presented at the 2021 Annual Meeting of Stockholders, for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8, must be received by the Company at its executive offices on or before May 7, 2021 to be considered timely. Any such proposals, including stockholder proposals for candidates for nomination for election to the Board, must be submitted in accordance with applicable SEC rules and regulations, and follow the Company’s procedures under “Communications with the Board of Directors.”

Stockholder proposals, which are intended to be presented at the 2021 Annual Meeting of Stockholders outside of the SEC Rule 14a-8 process, must be received by the Company’s Corporate Secretary at its executive offices no sooner than June 17, 2021 and no later than July 17, 2021 to be considered timely.

If the date of our 2021 Annual Meeting of Stockholders has been changed by more than 30 days before or more than 60 days after the first anniversary of this Annual Meeting, stockholders must submit proposals (1) not earlier than the 120th day prior to the 2021 Annual Meeting and not later than the close of business on the 90th day prior to the 2021 Annual Meeting or (2) if public announcement of the 2021 Annual Meeting is less than 100 days prior to the date of the meeting, not later than the 10th day following the day on which public disclosure of the 2021 Annual Meeting is first made.

Stockholders may nominate candidates for the Board by the same deadlines as proposals for business to come before the 2021 Annual Meeting of Stockholders. Each notice of business or nomination must set forth the information required by our By-laws. Any such proposals, including stockholder proposals for candidates for nomination for election to the Board, must be submitted in accordance with applicable SEC rules and regulations, and follow the Company’s procedures in its By-Laws. Submitting a notice does not ensure that the proposal will be raised at the 2021 Annual Meeting. We will not permit stockholder proposals that do not comply with the foregoing notice requirement to be brought before the 2021 Annual Meeting of Stockholders.

Paychex, Inc. 2020 Proxy Statement • 75

Appendix A

APPENDIX A PAYCHEX, INC. 2002 STOCK INCENTIVE PLAN (as amended and restated effective October 15, 2020)

1. Purpose.

The purpose of the Plan is to encourage ownership in the Company on the part of those employees who are primarily responsible for the overall success and growth of the Company. Through the granting of options to purchase stock and the awarding of a portion of compensation in the form of equity subject to certain restrictions, the Plan provides these individuals with an incentive to remain with the Company ensuring association of their interest with those of the Company’s other stockholders.

2. Amendment and Restatement; Effective Date & Duration.

The Plan was adopted by the Board of Directors on July 11, 2002, became effective on August 1, 2002 and was approved by the stockholders of the Company at the annual meeting of the stockholders held on October 17, 2002. The Plan was further amended and restated by the Board of Directors on July 7, 2005 and became effective upon the approval thereof by the stockholders of the Company at the annual meeting of the stockholders held on October 12, 2005; and by amendment and restatement of the Plan which was adopted by the Board of Directors on July 6, 2010 and became effective upon the approval thereof by the stockholders of the Company at the annual meeting of the stockholders held on October 13, 2010; and by amendment and restatement of the Plan which was adopted by the Board of Directors on July 9, 2015 and became effective upon the approval thereof by the stockholders of the Company at the annual meeting of the stockholders held on October 14, 2015. This amendment and restatement of the Plan was approved by the Board of Directors on July 9, 2020 and shall become effective upon the approval thereof by the stockholders of the Company at their annual meeting of stockholders to be held on October 15, 2020. The Plan is unlimited in duration and, in the event of the termination of the Plan, shall remain in effect as long as any Awards under it are outstanding; provided, however, that to the extent required by the Code, no Incentive Stock Option may be granted on a date that is more than ten years from the date that this amendment and restatement of the Plan is approved by stockholders.

3. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Stock Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” shall mean (i) dereliction of duty, (ii) conviction for a felony, or (iii) willful misconduct.

(f) “Change of Control” means the acquisition by any person or entity of voting shares of the Company if upon such acquisition such person is the beneficial owner (as defined under Section 13(d) of the Exchange Act) of

Paychex, Inc. 2020 Proxy Statement • A-1

Appendix A

at least 50 percent of the voting shares of the Company; consummation of a consolidation or merger involving the Company in which the Company is not the surviving entity (unless the stockholders of the Company immediately prior to such transaction beneficially own voting securities in the surviving parent entity representing at least 50% of the voting shares in substantially the same ownership proportions as immediately before such transaction); the sale, lease or exchange of all or substantially all of the Company’s assets; or the shareholder approval of a plan of liquidation or dissolution of the Company followed by a substantial event representing commencement of such liquidation or dissolution.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h) “Committee” means the Compensation and Governance Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and a non-employee director meeting the independence requirements for compensation committee members under the rules and regulations of the The Nasdaq Stock Market.

(i) “Company” means Paychex, Inc.

(j) “Director” means a member of the Board.

(k) “Disability” means any medically determinable physical or mental impairment, certified by a physician selected by or satisfactory to the Company, resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(l) “Eligible Person” means any officer, non-employee Director, employee, consultant or advisor providing services to the Company or an Affiliate whom the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the applicable rules and regulations promulgated thereunder.

(n) “Fair Market Value” means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on The Nasdaq Stock Market, as reported in the consolidated transaction reporting system on such date or, if The Nasdaq Stock Market is not open for trading on such date, on the most recent preceding date when The Nasdaq Stock Market is open for trading.

(o) “Incentive Stock Option” means an option to purchase Shares granted under Section 7(a) that is intended to meet the requirements of Section 422 of the Code.

(p) “Non-Qualified Stock Option” means an option to purchase Shares granted under Section 7(a) that is not intended to be an Incentive Stock Option.

(q) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(r) “Participant” means an Eligible Person who has been granted an Award.

(s) “Performance Award” means any right granted under Section 7(e).

(t) “Performance Criteria” means one or more of the following performance criteria, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis, measured at specific levels, a change in levels or as a ratio against another criteria, in each case, as determined by the Committee: revenue or any subset, expenses or expense targets, earnings per share, net income, operating income, operating income net of certain items, stockholder return, return on investment, return on assets, return on equity or return on capital. Any type of financial ratio such as working capital, current ratio, quick ratio, debt to equity, or any criteria as set forth in debt or financing arrangements, or any criteria based on

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cash flow, including, but not limited to, operating cash flow, free cash flow or cash flow return on capital. Any metric by which the Company runs its business such as client base, check volume, revenue per check, client base increases or losses, new hire reporting, new insurance applications, employee retention, employee satisfaction, and client satisfaction. Such criteria may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other internal or external measure of the selected performance criteria.

(u) “Performance Formula” means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine, with regards to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

(v) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Pursuant to rules and conditions adopted by the Committee, the Committee may appropriately adjust any evaluation of performance under such goals to include or exclude the effect of certain events, including any of the following events: interest on funds held for clients and/or investment income; asset write-downs or impairments; litigation or claim judgments or settlements; changes in tax law, or other such laws or provisions affecting reported results; cumulative effect of accounting changes as defined by generally accepted accounting principles, and as identified in the Company’s audited financial statements; restructuring charges; severance, contract termination and other costs related to entering or exiting certain business activities; and gains or losses from the acquisition or disposition of businesses or assets or from the early extinguishment of debt and related discontinued operations of such disposition of businesses or part-year results of operations from the acquisition of businesses, or other extraordinary, unusual or non-recurring items, as determined by the Committee.

(w) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

(x) “Plan” means this Paychex, Inc. 2002 Stock Incentive Plan, as amended and restated.

(y) “Restricted Stock” means an Award of restricted Shares granted under Section 7(d). Restricted Stock shall cease to be Restricted Stock at the time that the restrictions and risks of forfeiture lapse in accordance with the terms of this Plan or the applicable Award Agreement.

(z) “Restricted Stock Unit” means a unit granted under Section 7(d) evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(1a) “Retirement” means a voluntary termination of employment by a Participant age 55 or higher with 10 or more years of service credit to the Company.

(1b) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(1c) “Section 409A” means Section 409A of the Code and related treasury regulations and pronouncements.

(1d) “Shares” means shares of $.01 par value common stock of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 5(c).

(1e) “Stock Appreciation Right” means any right granted under Section 7(b).

(1f) “Stock Award” means an Award of Shares granted under Section 7(c).

4. Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the

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Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 5(c), the Committee shall not reprice, adjust or amend the exercise price of Options or the strike price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award, including, but not limited to, in the event of the Participant’s death, Disability or Retirement or, subject to the limitation in Section 5(d)(vii), in the event of a Change of Control of the Company; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant and any holder or beneficiary of any Award or Award Agreement.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act. In addition, the Committee may authorize one or more officers of the Company to grant Awards under the Plan, subject to the limitations of Section 157 of the Delaware General Corporation Law; provided, however, that such officers shall not be authorized to grant Awards to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act.

(c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

5. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 5(c), the aggregate number of Shares that may be issued under all Awards under the Plan shall be the sum of (i) 42,500,000, plus (ii) any Shares available under the Company’s 1998 Stock Incentive Plan as of August 1, 2002, plus (iii) any Shares that become available under the Company’s 1998 Stock Incentive Plan after August 1, 2002 upon the expiration, termination, forfeiture or cancellation of options issued thereunder. Shares to be issued under the Plan may be either authorized but unissued Shares, or Shares that may be reacquired by the Company and designated as treasury shares. If all or any portion of an Award terminates or is forfeited, cancelled, lapsed, or exercised and settled without the issuance of all Shares subject to the Award, such unissued Shares shall again be available for granting Awards under the Plan, provided that the following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares subject to an Award that were not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Option, (ii) Shares subject to an Award that were used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the proceeds of the Option exercise price.

(b) Accounting for Awards. For purposes of this Section 5, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

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(c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spinoff, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards; and (iii) the purchase or exercise price with respect to any Award.

(d) Award Limitations.

(i) Limitation for Certain Types of Awards. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards the value of which is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 1,500,000 Shares (subject to adjustment as provided in Section 5(c)) in the aggregate in any calendar year.

(ii) Limitation for Performance Awards. The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any calendar year shall be $8,000,000 in value, whether payable in cash, Shares or other property. This limitation does not apply to any Award subject to the limitation contained in Section 5(d)(i).

(iii) Limitation on Restricted Stock and Restricted Stock Units. No more than 12,000,000 Shares, subject to adjustment as provided in Section 5(c), shall be available under the Plan for issuance pursuant to grants of Restricted Stock, Restricted Stock Units and Stock Awards; provided, however, that if any Awards of Restricted Stock Units terminate or are forfeited or cancelled without the issuance of any Shares or if the Shares underlying an Award of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the Shares subject to such termination, forfeiture, cancellation or reacquisition by the Company shall again be available for grants of Restricted Stock, Restricted Stock Units and Stock Awards for purposes of this limitation on grants of such Awards.

(iv) Limitation on Stock Awards. Grants of Stock Awards other than Awards of Restricted Stock shall only be made to officers and directors of the Company and its Affiliates, shall only be made in lieu of salary or cash bonus, and the number of Shares awarded shall be reasonable.

(v) Limitation on Incentive Stock Options. The maximum number of Shares that may be delivered under Incentive Stock Option grants shall be 42,500,000, subject to adjustment as provided in Section 5(c). In addition, the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under the Plan and all other incentive stock plans of the Company) shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under the Plan and all other incentive stock plans of the Company) exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Stock Options; this provision shall be applied by taking Options into account in the order in which they were granted.

(vi) Limitation on Vesting Periods. Awards granted under the Plan shall be subject to a minimum vesting period of at least one year from the date of grant, except that:

(1) up to a maximum of five percent of the maximum aggregate number of Shares that may be issued under the Plan pursuant to Section 5(a) may be issued pursuant to Awards without regard for the minimum vesting period requirement set forth in this Section 5(d)(vi);

(2) Stock Awards made in lieu of salary or cash bonus (as required by Section 5(d)(iv)) may be issued without regard for the minimum vesting period requirement set forth in this Section 5(d)(vi);

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(3) Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, may be issued without regard for the minimum vesting period requirement set forth in this Section 5(d)(vi); and

(4) the Committee may permit acceleration of vesting of Awards in the event of the Participant’s death, Disability, Retirement or termination, or subject to the limitation in Section 5(d)(vii), in the event of a Change of Control of the Company.

(vii) Limitation on Change of Control Treatment. The Committee may provide for the treatment of Awards in the event of a Change of Control of the Company, including without limitation, the acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award; provided that:

(1) any acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an Award in connection with a Change of Control may occur only if (i) the Change of Control occurs, and (ii) either (A) the employment or service of the Participant is terminated (i.e., “double-trigger”), or (B) the acquirer does not agree to the assumption or substitution of outstanding Awards; and

(2) with respect to any Award granted under the Plan that is earned or vested based upon achievement of performance objectives (including but not limited to Performance Awards), any amount deemed earned or vested in connection with a Change of Control or associated termination of employment shall be based upon the degree of performance attainment and/or the period of time elapsed in the performance period as of the applicable date.

6. Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

7. Awards.

(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate so long as the substituted Option preserves the aggregate intrinsic value and the ratio of the exercise price to the Fair Market Value of the stock option that it replaces.

(ii) Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than ten years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

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(iv) Incentive Stock Option Requirements. Each Option intended to qualify as Incentive Stock Option shall comply with the requirements applicable to “incentive stock options” under Section 422 of the Code.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the strike price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100 percent of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share strike price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate so long as the substituted Stock Appreciation Right preserves the aggregate intrinsic value and the ratio of the strike price to the Fair Market Value of the stock appreciation right that it replaces. Subject to the terms of the Plan and any applicable Award Agreement, the strike price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. . Subject to the terms of the Plan (including, but not limited to, Section 5(d)(iv)) and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(d) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote the Shares underlying an Award of Restricted Stock or the right to receive any dividend or other right or property with respect to such Shares), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(ii) Issuance and Delivery of Shares. The Shares underlying any Award of Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. A stock certificate or certificates, without restrictive legend, representing the Shares underlying an Award of Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, a stock certificate or certificates, without restrictive legend, representing the underlying Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee (but subject to the limitations set forth in the Plan), upon a Participant’s termination of employment or resignation, or removal or other expiration of the Participant’s term of service as a Director, all Restricted Stock and all Restricted Stock Units held by the Participant at such time and still subject to restrictions shall be forfeited and reacquired by the Company.

(e) Performance Awards. The Committee is hereby authorized to grant to Eligible Persons Performance Awards. A Performance Award granted under the Plan may be payable in cash or in Shares (including, without

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limitation, Restricted Stock), as determined by the Committee. Performance Awards shall be conditioned on the achievement of one or more objective Performance Goals established by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(f) General.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments to be made to the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, in cash, by authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of an Award and to remit to the Company a sufficient portion of the proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise, or by a combination thereof.

(iv) Term of Awards. The term of each Option and Stock Appreciation Right, and the period during which the restrictions applicable to each Award of Restricted Stock and Restricted Stock Units, shall be for a period not longer than ten years from the date of grant.

(v) Committee Rules. Subject to the terms of the Plan, the Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant’s Awards under the Plan in the event of such Participant’s death, Disability, Retirement, termination or breach of Section 9(f), and subject to the limitation in Section 5(d)(vii), in the event of a Change of Control of the Company. In addition, notwithstanding the rules and regulations promulgated by the Committee and in effect from time to time and the terms of any Award Agreement, the Committee shall have the right to extend the period for exercise of any Option or Stock Appreciation Right, provided such extension does not exceed the term of such Option or Stock Appreciation Right.

(vi) Deferral. The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise.

(vii) Dividends, Dividend Equivalents and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Shares or units of Shares, subject to such terms, conditions and restrictions as the Committee may establish, provided that, dividends or dividend equivalent rights shall only be paid with respect to any Award if, when and to the extent that the underlying Award vests. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Shares or units of Shares.

(viii). Limits on Transfer of Awards. Except as otherwise provided by the Committee, the terms of this Plan or the terms of an Award Agreement, (A) no Award and no right under any such Award shall be transferable by a Participant other than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order, and (B) no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, but subject to Section 7(f)(ix), the Shares underlying any Award may be transferred at any time after such Shares are issued and no longer restricted.

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(ix) Limits on Transfer of Shares. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(x) Income Tax Withholding. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

(xi) Company Redemption Right. Unless the applicable Award Agreement provides otherwise, every vested Option and Stock Appreciation Right may be redeemed by the Company in connection with the merger, consolidation, separation (including a spin off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Section 368(a) of the Code) or partial or complete liquidation of the Company. The redemption price for any vested Option redeemed by the Company shall be the Fair Market Value of the Shares underlying such Option, less the exercise price of such Option, and the redemption price for any vested Stock Appreciation Right redeemed by the Company shall be the Fair Market Value of the Shares underlying such Stock Appreciation Right, less the strike price of such Stock Appreciation Right. The redemption price, less any amount of federal or state taxes attributable to the redemption that the Company deems it necessary or advisable to pay or withhold, shall be paid in cash. Notwithstanding the foregoing, if any Option or Stock Appreciation Right constitutes “nonqualified deferred compensation” for purposes of Section 409A, and if the Company’s redemption right under this Section 7(f)(xi) would cause such Option or Stock Appreciation Right to be subject to tax under Section 409A, then the Company’s redemption right under this Section 7(f)(xi) with respect to such Option or Stock Appreciation Right shall be limited to those triggering events that constitute a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company for purposes of Section 409A.

(xii) Clawback. The Company will, to the extent permitted by governing law, require reimbursement of a portion of any compensation received under any or all Awards to a Participant where: (A) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement, (B) in the Committee’s view the Participant engaged in fraud or misconduct that caused or partially caused the need for the substantial restatement, and (C) a lower payment would have been made to the Participant based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the individual Participant’s compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results, plus a reasonable rate of interest; provided that the Company will not seek to recover compensation paid more than three years prior to the date the applicable restatement is disclosed.

(xiii) Dodd-Frank Clawback. Notwithstanding any other provision of the Plan or any Agreement to the contrary, in order to comply with Section 10D of the Securities Exchange Act of 1934, as amended, and any regulations promulgated, or national securities exchange listing conditions adopted, with respect thereto (collectively, the “Clawback Requirements”), the Committee shall adopt a policy implementing the Clawback Requirements not later than the effective date thereof, which policy shall control clawback of Awards hereunder as required by applicable law.

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8. Amendment and Termination; Corrections.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan, provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that: (i) requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, The Nasdaq Stock Market or other securities exchange that are applicable to the Company; (ii) increases the number of Shares authorized under the Plan, as specified in Section 5(a); (iii) increases the limitations contained in Section 5(d); (iv) permits repricing of Options or Stock Appreciation Rights, which is prohibited by Section 4(a); or (v) permits the award of Options or Stock Appreciation Rights at a price less than 100 percent of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 7(a)(i) and 7(b).

(b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. Notwithstanding the foregoing, if any Award constitutes “nonqualified deferred compensation” for purposes of Section 409A, and if the Company’s rights under this Section 8(b) would cause such Award to be subject to tax under Section 409A, then the Company’s rights under this Section 8(b) with respect to such Awards shall be limited to the taking of only those actions that do not cause such Award to be subject to tax under Section 409A.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

9. General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been issued by the Company and, if requested by the Company, accepted by the Participant.

(c) No Rights of Stockholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment or service as a Director at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment or service as a Director, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Non-competition; Confidentiality. Unless non-competition and confidentiality provisions are included in an Award Agreement, this Section 9(f) shall apply to an Award granted under the Plan. A Participant will not, without

Paychex, Inc. 2020 Proxy Statement • A-10

Appendix A

the written consent of the Company, either during his or her employment by the Company or thereafter, disclose to anyone or make use of any confidential information which he or she has acquired during his or her employment relating to any of the business of the Company, except as such disclosure or use may be required in connection with his or her work as an employee of Company. During a Participant’s employment by Company, and for a period of two years after the termination of such employment, he or she will not, either as principal, agent, consultant, employee, stockholder or otherwise, engage in any work or other activity in direct competition with the Company in the field or fields in which he or she has worked for the Company. The non-competition agreement in this Section 9(f) applies only to the extent that its application shall be permitted by applicable law and reasonably necessary for the protection of the Company. For purposes of this Section 9(f), a Participant shall not be deemed a stockholder if the Participant’s record and beneficial ownership amount to not more than one percent of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.

(g) No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its Affiliates and their directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

(h) Indemnification. The Company shall indemnify and hold harmless each member of the Board or the Committee and other persons connected with the Plan in any capacity, including, but not limited to, the employees and directors of the Company and its Affiliates performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under the laws of any state or of the United States with respect to any action or failure to act of such individuals taken in connection with this Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of such Board member, Committee member or individual.

(i) Governing Law. The validity and construction of the Plan and all determinations made and actions taken pursuant hereto, as well as any Agreement made under it, to the extent that federal laws do not control, will be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws.

(j) Severability. If any provision of the Plan or any Award is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(k) Unfunded Plan. Insofar as it provides for Awards of cash, Shares or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Shares or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Shares or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Shares or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Shares or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

(l) Code Section 409A Compliance. The Company intends that any Awards under the Plan comply with or qualify for an exemption from the requirements of Section 409A to avoid the imposition of taxes thereunder. If any provision of the Plan or an Award Agreement would result in the imposition of an tax under Section 409A, that provision will be reformed to avoid imposition of the tax and no action taken to comply with Section 409A shall be deemed to impair a benefit under the Plan or an Award Agreement.

Paychex, Inc. 2020 Proxy Statement • A-11

Appendix A

(m) References. Unless otherwise indicated, all references to “Sections” contained herein are references to Sections of this Plan.

(n) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Paychex, Inc. 2020 Proxy Statement • A-12

Appendix B

APPENDIX B PAYCHEX, INC. NON-GAAP FINANCIAL MEASURES

The following table reconciles the GAAP measures to the related non-GAAP measures that were utilized within this proxy statement.

$ in millions, except per share amounts	2020	Change(4)	2019	Change(4)	2018

Operating income (GAAP)	$1,461	7%	$1,371	6%	$1,292

Non-GAAP adjustments:

Add: Termination of license agreements(1)	—		—		33

Less: Interest on funds held for clients	(87)		(81)		(64)

Total non-GAAP adjustments	(87)		(81)		(31)

Operating income, net of certain items (non-GAAP)	$1,374	7%	$1,290	2%	$1,261

Net income (GAAP)	$1,098	6%	$1,034	4%	$ 994

Non-GAAP adjustments:

Excess tax benefit related to employee stock-based compensation payments(2)	(15)		(8)		(13)

Revaluation of net deferred tax liabilities(3)	—		2		(84)

Termination of license agreements(1)	—		—		25

Total non-GAAP adjustments	(15)		(6)		(72)

Adjusted net income (non-GAAP)	$1,083	5%	$1,028	11%	$ 922

Diluted earnings per share (GAAP)	$3.04	6%	$ 2.86	4%	$ 2.75

Non-GAAP adjustments:

Excess tax benefit related to employee stock-based compensation payments(2)	(0.04)		(0.02)		(0.04)

Revaluation of net deferred tax liabilities(3)	—		—		(0.23)

Termination of license agreements(1)	—		—		0.07

Total non-GAAP adjustments	(0.04)		(0.02)		(0.20)

Adjusted diluted earnings per share (non-GAAP)	$3.00	6%	$ 2.84	11%	$ 2.55

Net income	$1,098	6%	$1,034	4%	$ 994

Non-GAAP adjustments:

Interest expense/(income), net	26		4		(8)

Income taxes	339		334		306

Depreciation and amortization expense	210		182		138

Total non-GAAP adjustments	575		520		436

EBITDA (non-GAAP)	$1,673	8%	$1,554	9%	$1,430

(1)	Additional expense and corresponding tax benefit recognized as a result of the termination of certain license agreements. This event is not expected to recur.

(2)

Net tax windfall benefits related to employee stock-based compensation payments recognized in income taxes. This item is subject to volatility and will vary based on employee decisions on exercising employee stock options and fluctuations in our stock price, neither of which is within the control of management.

Paychex, Inc. 2020 Proxy Statement • B-1

Appendix B

(3)

For fiscal 2019, this line item represents a one-time tax charge that was recognized during the three months ended August 31, 2018 as a result of updated guidance on Internal Revenue Code Section 162(m). This event is not expected to recur. For fiscal 2018, this line item represents non-recurring tax benefits recognized as a result of the Tax Act related to the revaluation of net deferred tax liabilities.

(4)	Percentage changes are calculated based on unrounded numbers.

In addition to reporting operating income, net income, and diluted earnings per share, which are U.S. GAAP measures, we present operating income, net of certain items, adjusted net income, adjusted diluted earnings per share, and EBITDA which are non-GAAP measures. We believe these additional measures are indicators of our core business operations’ performance period over period. Operating income, net of certain items, excludes interest on funds held for clients. Interest on funds held for clients is an adjustment to operating income due to the volatility of interest rates, which are not within the control of management. Operating income, net of certain items, adjusted net income, adjusted diluted earnings per share, and EBITDA are not calculated through the application of U.S. GAAP and are not required forms of disclosure by the SEC. As such, they should not be considered as a substitute for the U.S. GAAP measures of operating income, net income, and diluted earnings per share, and therefore should not be used in isolation, but in conjunction with the U.S. GAAP measures. The use of any non-GAAP measure may produce results that vary from the U.S. GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Paychex, Inc. 2020 Proxy Statement • B-2

Appendix C

APPENDIX C PAYCHEX, INC. RECONCILIATION OF PERFORMANCE MEASURES TO THOSE REPORTED IN THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS

Under the Company’s incentive compensation programs, performance targets are often based on measures of service revenue and operating income, net of certain items (see Note 1 below regarding this non-GAAP measure). In evaluating achievement, the programs allow for certain adjustments to be made to the results reported in the consolidated financial statements.

The following table reconciles the results reported in our consolidated financial statements to those representing achievement under the award agreement for the July 2018 performance shares.

	Year ended May 31,		2-Year Performance Period
In millions	2020	2019
Service revenue	$3,954	$3,692	$7,646
Less: Service revenue associated with acquired businesses	(341)	—	(341)
Service revenue, as calculated under the award	$3,613	$3,692	$7,305
Operating income	$1,461	$1,371	$2,832
Less: Interest on funds held for clients	(87)	(81)	(168)
Operating income, net of certain items(1)	1,374	1,290	2,664
Adjustments allowed under the award:
Less: Operating income and other costs related to acquired businesses	(11)	(6)	(17)
Less: Impact of change in accounting principle affecting reported results(2)	(11)	(10)	(21)
Operating income, net of certain items(1), as calculated under the award	$1,352	$1,274	$2,626

(1)

Operating income, net of certain items, is a non-GAAP measure that is provided in addition to the U.S. GAAP measure of operating income for purposes of compensation program performance targets. Refer to discussion of non-GAAP measures and reconciliation to the most comparable U.S. GAAP measures in Appendix B.

(2)	Adjustment related to ASC Topic 606 Revenue Recognition.

Paychex, Inc. 2020 Proxy Statement • C-1

HELPFUL RESOURCES

Visit the website, or scan the QR codes to access these sites with your mobile device.

Paychex website www.paychex.com	Investor Relations www.paychex.com/investors

Proxy Voting www.proxyvote.com

ABOUT PAYCHEX

Paychex, Inc. (Nasdaq:PAYX) is a leading provider of integrated human capital management solutions for human resources, payroll, benefits, and insurance services. By combining its innovative software-as-a-service technology and mobility platform with dedicated, personal service, Paychex empowers small- and medium-sized business owners to focus on the growth and management of their business. Backed by more than 45 years of industry expertise, Paychex served more than 680,000 payroll clients as of May 31, 2020, across more than 100 locations in the U.S. and Europe, and pays one out of every 12 American private sector employees. Learn more about Paychex by visiting www.paychex.com and stay connected on www.twitter.com/paychex and www.linkedIn.com/company/paychex.

Always Looking Ahead

Business was forever changed by the events of 2020. Through it all, Paychex has been prepared to support our clients and maintain our financial strength. Our efforts helped thousands of clients stay in business, which had a significant, positive effect on the economy.

While we're proud of what we accomplished, we remain committed to looking ahead. We're ready for what's next — from our proactive business planning to innovative products and services. The future of work is here, and you are part of it.

Thank you for your investment in Paychex.

PAYCHEX

PAYCHEX®
HR | Payroll | Benefits | Insurance

paychex.com/AnnualReport

facebook.com/paychex
twitter.com/paychex
linkedin.com/company/paychex

© 2020, Paychex, Inc. All rights reserved.

PAYCHEX, INC. 911 PANORAMA TRAIL SOUTH ROCHESTER, NY 14625 -2396

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 14, 2020 for shares held directly and by 11:59 p.m. Eastern Time on October 12, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PAYX2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 14, 2020 for shares held directly and by 11:59 p.m. Eastern Time on October 12, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

If you requested a full printed set of proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D22549-P43601-Z78123                    KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

PAYCHEX, INC.
The Board of Directors recommends you vote FOR the
following:
1. Election of Directors
Nominees:		For	Against	Abstain
1a. B. Thomas Golisano		☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain
1b. Thomas F. Bonadio		☐	☐	☐	2. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.		☐	☐	☐
1c. Joseph G. Doody		☐	☐	☐
1d. David J.S. Flaschen		☐	☐	☐	3. TO APPROVE AND AMEND THE PAYCHEX, INC. 2002 STOCK INCENTIVE PLAN.		☐	☐	☐
1e. Pamela A. Joseph		☐	☐	☐	4. RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.		☐	☐	☐
1f. Martin Mucci		☐	☐	☐
1g. Joseph M. Tucci		☐	☐	☐

NOTE: SHARES ISSUED TO OR HELD FOR THE ACCOUNT OF THE UNDERSIGNED UNDER THE ESOP WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IF THE CARD IS NOT SIGNED OR IF THE CARD IS NOT RECEIVED BY MONDAY, OCTOBER 12, 2020, THE SHARES ISSUED TO OR HELD FOR THE ACCOUNT OF THE PARTICIPANT WILL BE VOTED BY THE ESOP TRUSTEE IN THE SAME PROPORTION AS ESOP SHARES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED.

1h. Joseph M. Velli		☐	☐	☐
1i. Kara Wilson		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

September 4, 2020

Dear Paychex Stockholder:

The Board of Directors cordially invites you to attend our virtual Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, October 15, 2020 at 10:00 a.m. Eastern Time online at www.virtualshareholdermeeting.com/PAYX2020.

The accompanying booklet includes the formal Notice of Annual Meeting of Stockholders and the Proxy Statement. The Proxy Statement tells you about the agenda items and the procedures for the Annual Meeting. It also provides certain information about Paychex, Inc., its Board of Directors, and its Named Executive Officers.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote. You may vote by Internet, telephone, or if you requested a full printed set of proxy materials, by mail. We encourage you to use the Internet as it is the most cost-effective way to vote.

We hope you will be able to attend the Annual Meeting and would like to take this opportunity to remind you that your vote is important. If you have any questions about the Annual Meeting, please contact the Corporate Secretary at (800) 828-4411, or write to Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625-2396, Attention: Corporate Secretary.

Sincerely,

Martin Mucci

President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D22550-P43601-Z78123

PAYCHEX, INC.

Proxy Solicited on Behalf of the Board of Directors

of Paychex, Inc. for the Annual Meeting, October 15, 2020

PROXY

The undersigned hereby appoints MARTIN MUCCI and EFRAIN RIVERA, or either of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders to be held on October 15, 2020 (“Annual Meeting”), and at any adjournment thereof, with all the powers which the undersigned would possess if personally present to vote all shares of stock which the undersigned may be entitled to vote at said Annual Meeting. The shares represented by this proxy will be voted as instructed by you and in the discretion of the proxy on all other matters. If not otherwise specified in this proxy card, shares will be voted in accordance with the recommendations of the Board of Directors.

If shares of Paychex, Inc. Common Stock are issued to or held for the account of the undersigned under the Paychex Employee Stock Ownership Plan Stock Fund (“ESOP”) of the Paychex, Inc. 401(k) Incentive Retirement Plan, then the undersigned hereby directs the trustee of the ESOP to vote all shares of Paychex, Inc. Common Stock in the undersigned’s name and/or account under such plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournment thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN IT IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED “FOR” EACH OF THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” PROPOSAL 4.

Continued and to be signed on reverse side